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                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     Among


                           LUMEN TECHNOLOGIES, INC.,
                     (formerly known as "BEC Group, Inc.")
                                  as Borrower,

                                      and

                       NATIONSBANK, NATIONAL ASSOCIATION,
                                BANKBOSTON, N.A.
                           CREDIT AGRICOLE INDOSUEZ,
                            EUROPEAN AMERICAN BANK,
                                 IMPERIAL BANK
                        NATIONAL CITY BANK OF KENTUCKY,

                                      and

                        THE OTHER FINANCIAL INSTITUTIONS
                       FROM TIME TO TIME PARTIES HERETO,
                                  as Lenders,

                                      and

                       NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent



                           Dated as of March 12, 1998


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          -----

                            ARTICLE I - DEFINITIONS

SECTION 1.1     Amendment and Restatement.................................   2
SECTION 1.2     Definitions...............................................   3
SECTION 1.3     Rules of Interpretation...................................  30

                           ARTICLE II - The Term Loan

SECTION 2.1     Term Loan.................................................  31
SECTION 2.2     Payment of Principal......................................  31
SECTION 2.3     Payment of Interest.......................................  32
SECTION 2.4     Manner of Payment.........................................  33
SECTION 2.5     Optional Prepayments......................................  33
SECTION 2.6     Mandatory Prepayments and Commitment Reductions.  ........  34
SECTION 2.7     Borrower's Account........................................  35
SECTION 2.8     Term Notes................................................  35
SECTION 2.9     Interest Periods..........................................  35
SECTION 2.10    Conversions and Elections of Subsequent Interest Periods..  35
SECTION 2.11    Pro Rata Payments.........................................  36
SECTION 2.12    Use of Proceeds...........................................  36

                         ARTICLE III - REVOLVING LOANS

SECTION 3.1     Revolving Loans...........................................  36
SECTION 3.2     Advances and Rate Selection...............................  37
SECTION 3.3     Payment of Interest.......................................  39
SECTION 3.4     Payment of Principal......................................  39
SECTION 3.5     Manner of Payment.........................................  40
SECTION 3.6     Optional Prepayments and Commitment Reductions............  40
SECTION 3.7     Increase and Decrease in Amounts..........................  41
SECTION 3.8     Borrower's Account........................................  41
SECTION 3.9     Revolving Notes...........................................  41
SECTION 3.10    Pro Rata Payments.........................................  41
SECTION 3.11    Conversions and Elections of Subsequent Interest Periods..  42
SECTION 3.12    Unused Fee................................................  42
SECTION 3.13    Additional Fees...........................................  43
SECTION 3.14    Deficiency Advances.......................................  43
SECTION 3.15    Use of Proceeds...........................................  43

                                                                          Page
                                                                          ----

                         ARTICLE IV - LETTERS OF CREDIT

SECTION 4.1     Letters of Credit.........................................  43
SECTION 4.2     Reimbursement.............................................  44
SECTION 4.3     Letter of Credit Fee......................................  47
SECTION 4.4     Administrative Fees.......................................  47

                      ARTICLE V - CHANGE IN CIRCUMSTANCES

SECTION 5.1     Increased Cost and Reduced Return.........................  47
SECTION 5.2     Limitation on Types of Loans..............................  49
SECTION 5.3     Illegality................................................  49
SECTION 5.4     Treatment of Affected Loans...............................  49
SECTION 5.5     Compensation..............................................  50
SECTION 5.6     Taxes.....................................................  50

                             ARTICLE VI - SECURITY

SECTION 6.1     Security Interest.........................................  52
SECTION 6.2     Stock Pledge.  ...........................................  52
SECTION 6.3     Guaranty..................................................  53
SECTION 6.4     Deed of Trust.............................................  53
SECTION 6.5     Intellectual Property.....................................  54
SECTION 6.7     Further Assurances........................................  54

                       ARTICLE VII - CONDITIONS PRECEDENT

SECTION 7.1     Effectiveness; Conditions to Advances and
                Issuance of Letters of Credit.............................  55
SECTION 7.2     Conditions of All Advances and Issuances of Letters
                of Credit after the Closing Date..........................  60

                 ARTICLE VIII - REPRESENTATIONS AND WARRANTIES

SECTION 8.1     Organization and Authority................................  62
SECTION 8.2     Loan Documents............................................  63
SECTION 8.3     Solvency..................................................  63
SECTION 8.4     Subsidiaries and Stockholders.............................  64
SECTION 8.5     Ownership Interests.......................................  64
SECTION 8.6     Financial Condition.......................................  64
SECTION 8.7     Title to Properties.......................................  65
SECTION 8.8     Taxes.....................................................  65
SECTION 8.9     Other Agreements..........................................  65
SECTION 8.10    Litigation................................................  65
SECTION 8.11    Margin Stock..............................................  65

                                                                          Page
                                                                          ----

SECTION 8.12    Investment Company........................................  66
SECTION 8.13    Intellectual Property.....................................  66
SECTION 8.14    No Untrue Statement.......................................  66
SECTION 8.15    No Consents, Etc..........................................  66
SECTION 8.16    Employee Benefit Plans....................................  67
SECTION 8.17    No Default................................................  68
SECTION 8.18    Environmental Matters.....................................  68
SECTION 8.19    Employment Matters........................................  68
SECTION 8.20    Merger Documents..........................................  68

                       ARTICLE IX - AFFIRMATIVE COVENANTS

SECTION 9.1     Financial Reports, Etc....................................  68
SECTION 9.2     Maintain Properties.......................................  70
SECTION 9.3     Existence, Qualification, Etc.............................  70
SECTION 9.4     Regulations and Taxes.....................................  70
SECTION 9.5     Insurance.................................................  71
SECTION 9.6     True Books................................................  71
SECTION 9.7     Right of Inspection.......................................  71
SECTION 9.8     Observe all Laws..........................................  71
SECTION 9.9     Covenants Extending to Subsidiaries.......................  71
SECTION 9.10    Officer's Knowledge of Default............................  72
SECTION 9.11    Suits or Other Proceedings................................  72
SECTION 9.12    Notice of Discharge of Hazardous Material or
                Environmental Complaint...................................  72
SECTION 9.13    Environmental Compliance..................................  72
SECTION 9.14    Indemnification...........................................  72
SECTION 9.15    Further Assurances........................................  73
SECTION 9.16    Employee Benefit Plans....................................  73
SECTION 9.17    Termination Events........................................  73
SECTION 9.18    ERISA Notices.............................................  73
SECTION 9.19    Continued Operations......................................  74
SECTION 9.20    Use of Proceeds...........................................  74
SECTION 9.21    New Subsidiaries..........................................  74
SECTION 9.22    Hedging Obligations.......................................  75
SECTION 9.23    Reciprocal Easement Agreement.............................  75

                         ARTICLE X - NEGATIVE COVENANTS

SECTION 10.1    Indebtedness..............................................  76

                                                                          Page
                                                                          ----

SECTION 10.2    Liens.....................................................  77
SECTION 10.3    Investments; Acquisitions.................................  78
SECTION 10.4    Merger or Transfer of Assets..............................  79
SECTION 10.5    Transactions with Affiliates..............................  79
SECTION 10.6    Compliance with ERISA.....................................  80
SECTION 10.7    Fiscal Year...............................................  80
SECTION 10.8    Dissolution, etc..........................................  80
SECTION 10.9    Hedging Obligations.......................................  81
SECTION 10.10   Dividends, Redemptions and Other Payments.................  81
SECTION 10.11   Defaults Under Other Agreements...........................  81
SECTION 10.12   Compensation; Reimbursement of Expenses...................  81
SECTION 10.13   Change in Accountants.....................................  81
SECTION 10.14   Limitations on Sales and Leasebacks.......................  82
SECTION 10.15   Negative Pledge Clauses...................................  82
SECTION 10.16   Change of Control.........................................  82
SECTION 10.17   Intellectual Property.....................................  82
SECTION 10.18   Licenses..................................................  82

                        ARTICLE XI - FINANCIAL COVENANTS

SECTION 11.1    Minimum Consolidated Fixed Charge Ratio...................  83
SECTION 11.2    Consolidated Leverage Ratio...............................  83
SECTION 11.3    Consolidated Net Worth....................................  83

                        ARTICLE XII - EVENTS OF DEFAULT

SECTION 12.1    Events of Default.........................................  83
SECTION 12.2    Agent to Act..............................................  86
SECTION 12.3    Cumulative Rights.........................................  87
SECTION 12.4    No Waiver.................................................  87
SECTION 12.5    Allocation of Proceeds....................................  87

                            ARTICLE XIII - THE AGENT

SECTION 13.1    Appointment, Powers, and Immunities.......................  88
SECTION 13.2    Reliance by Agent.........................................  88
SECTION 13.3    Defaults..................................................  89
SECTION 13.4    Rights as Lender..........................................  89
SECTION 13.5    Indemnification...........................................  89
SECTION 13.6    Non-Reliance on Agent and Other Lenders...................  90
SECTION 13.7    Resignation of Agent......................................  90
SECTION 13.8    Sharing of Payments, etc..................................  90
SECTION 13.9    Fees......................................................  91

                                                                          Page
                                                                          ----

                ARTICLE XIV - ASSIGNMENTS AND PARTICIPATIONS

SECTION 14.1     Assignments and Participations...........................  91

                      ARTICLE XV - GENERAL PROVISIONS

SECTION 15.1    Notices...................................................  93
SECTION 15.2    Setoff....................................................  94
SECTION 15.3    Survival..................................................  94
SECTION 15.4    Expenses..................................................  94
SECTION 15.5    Amendments................................................  95
SECTION 15.6    Counterparts..............................................  95
SECTION 15.7    Termination...............................................  96
SECTION 15.8    Indemnification...........................................  96
SECTION 15.9    Headings and References...................................  97
SECTION 15.10   Severability..............................................  97
SECTION 15.11   Entire Agreement..........................................  97
SECTION 15.12   Agreement Controls........................................  97
SECTION 15.13   Usury Savings Clause......................................  97
SECTION 15.14   Governing Law; Waivers....................................  98


EXHIBIT A       Applicable Commitment Percentages.........................  A-1
EXHIBIT B       Form of Assignment and Acceptance.........................  B-1
EXHIBIT C       Form of Notice of Appointment (or Revocation)of
                Authorized Representative.................................  C-1
EXHIBIT D       Form of Borrowing Notice..................................  D-1
EXHIBIT E       Form of Guaranty Agreement................................  E-1
EXHIBIT F       Form of Interest Rate Selection Notice....................  F-1
EXHIBIT G       Form of Stock Pledge Agreement............................  G-1
EXHIBIT H       Form of Mortgage..........................................  H-1
EXHIBIT I       Form of Term Note.........................................I-1-1
EXHIBIT J       Form of Revolving Note....................................  J-1
EXHIBIT K-1     Form of LC Account Agreement..............................K-1-1
EXHIBIT K-2     Form of Cash Collateral Account...........................K-2-1
EXHIBIT L       Form of Security Agreement................................  L-1
EXHIBIT M       Form of Intellectual Property Security Agreement..........  M-1
EXHIBIT N       Forms of Opinions of Counsel to the Borrower and the
                Guarantors..........................N-1
EXHIBIT O       Form of Compliance Certificate............................  O-1
EXHIBIT P       Form of Landlord Waiver...................................  P-1
EXHIBIT Q       Form of Collateral Assignment of License Agreement........  R-1
EXHIBIT R       Form of Intercompany Note.................................  T-1
EXHIBIT S       Form of Subordination Agreement...........................  U-1

                                                                          Page
                                                                          ----

Schedule 1      Material Leased Facilities................................
Schedule 2      Existing Letters of Credit................................
Schedule 7.1(c) Material Adverse Affect...................................
Schedule 8.4    Subsidiaries and Investments..............................
Schedule 8.5    Ownership Interests.......................................
Schedule 8.6    Contingent Liabilities....................................
Schedule 8.7    Liens.....................................................
Schedule 8.10   Litigation................................................
Schedule 8.13   Intellectual Property.....................................
Schedule 8.16   Employee Benefit Plans....................................
Schedule 8.18   Environmental Matters.....................................
Schedule 8.19   Employment Matters........................................
Schedule 9.5    Insurance.................................................
Schedule 10.1   Existing Indebtedness.....................................
Schedule 10.5   Transactions with Affiliates..............................
Schedule 10.18  Licenses..................................................

                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") made as of this 12th day of March, 1998 by and among LUMEN TECHNOLOGIES, INC., a Delaware corporation formerly known as BEC Group, Inc. and having its chief executive office in Rye, New York (the "Borrower"), EACH LENDER EXECUTING AND DELIVERING A SIGNATURE PAGE HERETO and each other lender which may hereafter execute and deliver an instrument of assignment and assumption with respect to this Agreement pursuant to Section 14.1 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as agent for the Lenders (in such capacity, and any successor appointed in accordance with the terms of Section 13.7 hereof, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 10, 1997, as amended pursuant to that certain Assignment Agreement and First Amendment to Amended and Restated Credit Agreement (the "Assignment and Amendment") dated of even date herewith and effective immediately prior hereto (as so amended, the "Existing Credit Agreement"), and the other Loan Documents (as defined in the Existing Credit Agreement); and

         WHEREAS, in connection with the Existing Credit Agreement, Bolle Inc. ("Bolle"), certain other subsidiaries of the Borrower and the Agent entered into that certain Amended and Restated Guaranty Agreement dated as of July 10, 1997 pursuant to which Bolle guaranteed the payment and performance of the Borrower's obligations under the Existing Credit Agreement; and

         WHEREAS, pursuant to the Assignment and Amendment the Borrower assigned to Bolle, and Bolle assumed from the Borrower, among other liabilities, certain indebtedness owing by, and obligations of, the Borrower under the Existing Credit Agreement such that Bolle became a co-borrower together with the Borrower under the Existing Credit Agreement; and

         WHEREAS, pursuant to the Assignment and Amendment, certain lenders (the "Bolle Lenders") have purchased from certain other lenders party to the Existing Credit Agreement (the "BEC Lenders") a portion of the rights and interests of the BEC Lenders under the Existing Credit Agreement with respect to the obligations and indebtedness thereunder of Bolle as a result of, and after giving effect to, the Assignment and Amendment (the "Bolle Obligations"); and

         WHEREAS, Bolle, the Bolle Lenders and the Agent are simultaneously herewith entering into a Second Amended and Restated Credit Agreement (the "Bolle Credit Agreement") in order to amend and restate that portion of the Existing Credit Agreement which in any manner governs or evidences the Bolle Obligations, the rights and interests of the Bolle Lenders and any terms, conditions or matters related to any thereof as a separate and independent agreement among the Agent, the Bolle Lenders and Bolle without regard to the Borrower hereunder; and

         WHEREAS, BILC Acquisition Corp., a wholly-owned Subsidiary of the Borrower, has merged with ILC Technology, Inc., a California corporation, on the date hereof immediately prior to the effectiveness of this Agreement pursuant to that certain Agreement and Plan of Merger dated as of October 30, 1997, in connection with which BILC Acquisition Corp. was the surviving corporation and changed its name to ILC Technology, Inc.;

         WHEREAS, the Borrower, the Lenders and the Agent desire to enter into this Agreement in order to amend and restate the remaining portion of the Existing Credit Agreement not governing or evidencing the Bolle Obligations and continue to make available to the Borrower hereunder credit facilities in the maximum aggregate principal amount at any time outstanding of $70,000,000, which shall include a Term Loan Facility in the principal amount of $30,000,000, and a Revolving Credit Facility in the maximum aggregate principal amount at any time outstanding of $40,000,000, including a letter of credit subfacility of up to $5,000,000 (the "Facilities");

         WHEREAS, the Lenders are willing to make all such facilities available to the Borrower and amend and restate the remaining portion of the Existing Credit Agreement not governing or evidencing the Bolle Obligations upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the terms, covenants, provisions and conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 AMENDMENT AND RESTATEMENT. The Borrower, the Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement, other than those relating to the Bolle Obligations or otherwise amended and restated pursuant to the Bolle Credit Agreement, shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and such terms and provisions of the Existing Credit Agreement shall be superseded by this Agreement, except as expressly provided herein.

         Notwithstanding the amendment and restatement of the Existing Credit Agreement as described above by this Agreement, the Borrower shall continue to be liable to the Agent and each Lender with respect to its agreements under the Existing Credit Agreement to indemnify and hold harmless the Agent and each Lender from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Agent or any Lender may be subject arising in connection with the Existing Credit Agreement in accordance with the terms thereof. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Credit Agreement after giving effect to the Assignment and Amendment (hereinafter in this Agreement all references to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended by the

Assignment and Amendment) shall continue to be secured as referred to in
Section 4(a) of the Assignment and Amendment and Borrower acknowledges and agrees that its assets (other than the shares of Bolle) not transferred in connection with the assignment to Bolle pursuant to the Bill of Sale which constitute "Collateral" as defined in the Existing Credit Agreement remain subject to a security interest in favor of the Agent for the ratable benefit of the Lenders and to secure the liabilities of Borrower re-evidenced by this Agreement and the other Loan Documents. This Agreement is given as a substitution of, and not as a payment of, the obligations of Borrower under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement. Upon the effectiveness of this Agreement, all amounts owing by the Borrower and outstanding under the Existing Credit Agreement after giving effect to the Assignment and Amendment shall constitute Advances under the Revolving Credit Facility hereunder, in each case accruing interest (a) with respect to Eurodollar Rate Loans under the Existing Credit Agreement, at the Eurodollar Rate hereunder and (b) with respect to Base Rate Loans under the Existing Credit Agreement, at the Base Rate hereunder. The parties hereto agree that all Eurodollar Rate Loans outstanding under the Existing Credit Agreement on the Closing Date after giving effect to the Assignment and Amendment shall continue as Eurodollar Rate Loans hereunder without the requirement that any compensation be paid to the Lenders pursuant to Section 5.5 hereof. The parties hereto further agree that all Letters of Credit issued under the Existing Credit Agreement, as described on Schedule 2 hereto, and outstanding on the Closing Date for which the Borrower has incurred a reimbursement obligation under the Existing Credit Agreement which has not been assumed by Bolle pursuant to the Assignment and Amendment shall continue as Letters of Credit hereunder and shall constitute Letter of Credit Outstandings hereunder.

         Notwithstanding any other amendment and restatement of the Security Instruments under the Existing Credit Agreement, the parties hereto agree that each of the Security Instruments delivered in connection with the Existing Credit Agreement are hereby amended so that each reference to the "Credit Agreement" or the Loan Documents (as defined in the Existing Credit Agreement) shall mean this Credit Agreement and the Loan Documents as defined hereunder.

         SECTION 1.2 DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "AAi Preferred Stock" means 100 shares of Series A Redeemable Non-Voting Preferred Stock, par value $1.00 per share, of Foster Grant Holdings, Inc. owned by Bolle and any shares of capital stock into which such stock may be converted;

                  "AAi Payment" means the cash payment or payments by Bolle of up to $2,500,000 to the Borrower in connection with the Bill of Sale and the AAi Preferred Stock;

                   "Acquisition" means the acquisition (i) of a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) in a single or series of related transactions, of assets of another Person for which the Cost of Acquisition equals or exceeds five percent (5%) of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Borrower immediately preceding the date of the agreement related to such Acquisition;

                  "Advance" means (a) the advance of the Term Loan and (b) any borrowing under the Revolving Credit Facility consisting of a Base Rate Revolving Loan or a Eurodollar Rate Revolving Loan, as the case may be;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock of the Borrower; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Commitment Percentage" means, at any time for each Lender with respect to the Total Credit Commitment (including its Participations and its obligations hereunder to Issuing Bank to acquire Participations), a fraction (expressed as a percentage), (A) the numerator of which shall be the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment at such date of determination (which as of the Closing Date are set forth on Exhibit A attached hereto and incorporated herein by reference), and (B) the denominator of which shall be the Total Credit Commitment at such date of determination; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section
         14.1 hereof;

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained;

                  "Applicable Margin," and "Applicable Unused Fee" means that percent per annum set forth in the table below, which shall be (A) determined as of each Determination Date based upon the computations set forth in the compliance certificates delivered to the Agent pursuant to Section 9.1(a)(ii) hereof, subject to review and approval of such computations by the Agent, and delivered to the Agent not later than the time set forth in Sections 9.1(a) and 9.1(b) hereof (the "Compliance Date") and (B) applicable to all Loans made, renewed or converted, Letters of Credit outstanding and any Unused Fee due and payable, on or after the most recent Compliance Date to occur based upon the Consolidated Leverage Ratio for the Four-Quarter-Period then ended, as specified below:

                                 Applicable Margin for
                                    Eurodollar Rate
                                  Loans and for Letter   Applicable Margin    Applicable
       Consolidated                     of Credit            for Base           Unused
      Leverage Ratio                      Fees              Rate Loans            Fee
      --------------             ---------------------   -----------------    ----------
Greater than 3.00 to 1.00              1.75%                  .250%              .375%

Less than or equal to 3.00 to
1.00 but greater than 2.50 to
1.00                                  1.375%                     0%              .300%

Less than or equal to 2.50 to
1.00 but greater than 2.00 to
1.00                                  1.125%                     0%               .25%

Less than or equal to 2.00 to
1.00                                   .875%                     0%              .225%

         ; provided, however, the Consolidated Leverage Ratio shall be deemed to be 2.75 to 1.00 for the purposes of calculating the Applicable Margin and Applicable Unused Fee hereunder from the Closing Date to the Compliance Date immediately following March 31, 1998.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrower from time to time and delivered to Issuing Bank to support the issuance of Letters of Credit;

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 10.4 hereof, of (a) any or all of the assets, excluding cash and cash equivalents, of the Borrower or its Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to a Guarantor);

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B attached hereto and incorporated herein by reference (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 14.1;

                  "Assignment and Amendment" has the meaning given to such term in the recitals hereto;

                  "Authorized Representative" means any of the Chairman, President, Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents or Vice Presidents of the

         Borrower and, with respect to financial matters, the Chief Financial Officer, Vice President-Finance or Controller of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C and incorporated herein by reference;

                  "Azusa Property" means that certain real property of ORC and all improvements thereon located in Azusa, California;

                  "Base Rate" means the per annum rate of interest equal to the sum of (a) the greater of (i) the Prime Rate or (ii) the Federal Funds Rate plus one-half of one percent (0.5%) plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate;

                  "Base Rate Loan" means any Base Rate Revolving Loan and any Base Rate Segment;

                  "Base Rate Revolving Loan" means any Revolving Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Base Rate Segment" means any Segment of the Term Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Bill of Sale" means that certain Bill of Sale and Assignment Agreement between the Borrower and BEC dated as of March 11, 1998 and substantially in the Form attached to the Merger Agreement;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Bolle" means Bolle Inc., a Delaware corporation;

                  "Bolle Credit Agreement" has the meaning given to such term in Section 1.1 hereof;

                  "Bolle Obligations" has the meaning given to such term in
         Section 1.1 hereof;

                  "Borrower's Account" means demand deposit account number 1295027966 with the Agent, or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent;

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with the Advance of the Term Loan or an Advance under the Revolving Credit Facility, in the form attached hereto as Exhibit D and incorporated herein by reference;

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of New York or State of North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described in clause (i) above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina;

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication)
         (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as permitted under the Loan Documents as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to
         Section 9.1(a) or (b) hereof, and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a) hereof), all the foregoing in accordance with GAAP applied on a Consistent Basis;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof, applied on a Consistent Basis;

                  "Cash Collateral Account Agreement" means a Cash Collateral Account Agreement in the form of Exhibit K-2 between the Borrower and the Agent;

                  "Change in Consolidated Working Capital" means, with respect to any determination thereof as at the end of any Fiscal Year of the Borrower, the result obtained, expressed as a positive or negative number as appropriate, by subtracting from Consolidated Working Capital as at such date the amount of Consolidated Working Capital as at the end of the immediately preceding Fiscal Year of the Borrower;

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 7.1 hereof have been satisfied or waived;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Collateral" means the collateral described in the Security Instruments;

                  "Collateral Assignment of Stock Purchase Agreement" means that certain Collateral Assignment of Stock Purchase and Option Agreement dated as of the Closing Date by the Borrower in favor of the Agent and acknowledged and consented to by Voltarc and its shareholders, pursuant to which the Borrower has collaterally assigned all of its rights and interests under that certain Stock Purchase and Option Agreement dated as of October 1, 1997 by and among BEC Group, Inc., ORC Technologies, Inc., Voltarc Technologies, Inc., V.K. Mehta, Eugene A. Cafiero and Donald B. Lifton;

                  "Commercial Letter of Credit" means an irrevocable documentary letter of credit issued hereunder for the account of the Borrower; provided that the expiry date of a Commercial Letter of Credit shall not be later than six (6) months subsequent to the date of issuance thereof;

                  "Common Stock" means the common stock, par value $.01 per share, of the Borrower;

                  "Compliance Date" has the meaning assigned to such term in the definition of "Applicable Margin" in this Section 1.2;

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 8.6(a) hereof;

                  "Consolidated Current Assets" means cash and all other assets of the Borrower and its Subsidiaries which would be classified as a current asset as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Current Liabilities" means all liabilities of the Borrower and its Subsidiaries which would be classified as a current liability as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization and (v) depreciation, less the sum of (a) the amount of any downward adjustment in the value of the Borrower's investment in the Sterling Note during the immediately preceding Fiscal Year resulting from the evaluation as required by GAAP, (b) up to $4,500,000 in charges related to the write-down of ILC's investment in PLI and Yumex, and
         (c) up to $2,000,000 in charges related to movement of operations to the Sunnyvale Property and consolidation of inventory in connection with the Merger, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the period of computation thereof, the ratio of (i) Consolidated EBITDA for such period less Capital Expenditures for such period to (ii) Consolidated Fixed Charges for such period; provided, however that for each of the first five fiscal quarters ending after the Closing Date, the Consolidated Fixed Charge Ratio shall be calculated through the end of and including such fiscal quarter on a pro forma basis giving effect to the Merger for the entire Four-Quarter Period being computed.

                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, during such period, (ii) the principal amount of Consolidated Funded Indebtedness (other than the Subordinated Indebtedness) due and payable during such period, (iii) all cash dividends and other cash distributions (other than distributions in the form of any stock (including without limitation capital stock of the Borrower), security, note or other instrument) paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, including without limitation its Common Stock and (iv) all payments under Capital Leases made during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries, at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries at such time and (ii) the face amount of all outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness (as determined as at such date) minus Subordinated Indebtedness (as determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently prior to) such date); provided, however that for each of the first five fiscal quarters ending after the Closing Date, the Consolidated Leverage Ratio shall be calculated through the end of and including such fiscal quarter on a pro forma basis giving effect to the Merger for the entire Four-Quarter Period being computed.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event) less all operating and non-operating expenses (not related to extraordinary events) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than (x) compliance with Section 11.3 hereof and (y) the computation of Consolidated EBITDA utilized to determine Excess Cash Flow) in such calculation (1) the amount of any material net gains on the sale, conversion or other disposition of capital assets, (2) the amount of any material net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (3) the amount of any material net gains on the collection of proceeds of life insurance policies, (4) any write-up of any asset, and (5) any other net gain of an extraordinary nature, all as determined in accordance with GAAP applied on a Consistent Basis and, for purposes of determining Consolidated EBITDA with respect to
         Section 11.2 hereof, including all Consolidated Net Income of any Control Subsidiary that may be included in such determination pursuant to Section 1.3(a) hereof;

                  "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Pretax Income" means, for any period of computation thereof, Consolidated Net Income plus all taxes on income of the Borrower and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Total Assets" means, as at any time of calculation thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

                  "Consolidated Working Capital" means, as of any date on which the amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities;

                  "Contingent Obligation" of any Person means all contingent liabilities (other than obligations of the Borrower and its Subsidiaries with respect to the fulfillment of purchase orders issued in the ordinary course of business) required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and except with respect to the calculation of Contingent Obligations as required under the definition of "Solvent," any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (i) to purchase such Indebtedness or other
                  obligation or any property or assets constituting security therefor;

                           (ii) to advance or supply funds in any manner (A)
                  for the purchase or payment of such Indebtedness or other obligation, or (B) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (iii) to grant or convey any Lien, security
                  interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (iv) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (v) otherwise to assure the owner of the
                  Indebtedness or such obligation of the primary obligor against loss in respect thereof.

         ; provided, however, "Contingent Obligation" shall not include any obligation which might be required to be disclosed as a liability in the financial statements (or footnotes thereto) of the Borrower pursuant to Statement No. 123 or 107 of the Financial Accounting Standards Board. With respect to Contingent Obligations, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability;

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Sections 2.11 or 3.11 hereof of a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

                  "Control Subsidiary" means any entity not constituting a Subsidiary hereunder but which would otherwise be included as a subsidiary of the Borrower for consolidated financial reporting purposes in accordance with GAAP;

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.11 or 3.11 or Article V of one Type of Loan into another Type of Loan.

                  "Core Business" means, with respect to the Borrower and its Subsidiaries, the business of (i) manufacturing and distributing lighting and related products for industrial, medical and cinematic uses and specialized photo exposure systems and related products used in the production of circuit boards, microcircuits, flexible circuits, flat panel displays and other applications where microchips are used and (ii) the manufacturing and distribution of electro-formed products, glass optics and spectral coatings, whether within or outside of the United States of America;

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of consummation of any such Acquisition, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration,
         (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred (all such costs being included as a "Cost of Acquisition" for such transaction). For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

                  "Deed of Trust" means, collectively (or individually as the context may indicate), (i) the Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rents and Financing Statement dated as of July 10, 1997 executed by ORC in favor of the Agent relating to the Azusa Property, (ii) the Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rents and Financing Statement dated as of the Closing Date executed by ILC in favor of the Agent relating to the Sunnyvale Property, (iii) the Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rents and Financing Statement dated as of the Closing Date executed by ILC in favor of the Agent relating to the Santa Clara Property and (iv) each Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rents and Financing Statement or mortgage or similar agreement executed by the Borrower or any Subsidiary (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or Section 9.21 hereof) in favor of the Agent in the form of Exhibit H attached hereto and incorporated herein by reference, each as from time to time amended, supplemented or replaced;

                  "Deed of Trust Modification" means that certain First Modification to the Deed of Trust dated as of the Closing Date executed and delivered by ORC for the benefit of the Agent and the Lenders relating to the Azusa Property, as from time to time amended, supplemented or replaced;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in any case, the maximum rate permitted by law, if lower;

                  "Determination Date" means the last day of each fiscal quarter of the Borrower;

                  "Direct Foreign Control Subsidiary" means any Foreign Control Subsidiary whose outstanding Voting Stock is owned by the Borrower or a Domestic Subsidiary;

                  "Direct Foreign Subsidiary" means any Foreign Subsidiary a majority of a portion of whose outstanding Voting Stock is owned by the Borrower or a Domestic Subsidiary;

                  "Dollars" and the symbol "$" mean dollars constituting legal tender for the payment of public and private debts in the United States;

                  "Domestic Control Subsidiary" means any Control Subsidiary which is organized under the laws of one of the states comprising the United States of America, any territory thereof or the District of Columbia;

                  "Domestic Subsidiary" means any Subsidiary which is organized under the laws of one of the states comprising the United States of America, any territory thereof or the District of Columbia;

                  "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1 hereof, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower within five Business Days after written notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that (a) if such Person is a foreign entity, it must have a zero rate of withholding and (b) neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee;

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (i) Government Securities;

                           (ii) obligations of any corporation organized under
                  the laws of any state of the United States or under the laws of any other nation, payable in the United States, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (iii) interest bearing demand or time deposits
                  issued by any Lender or certificates of deposit, bankers acceptances and other "money market instruments" maturing within one hundred eighty (180) days from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $1,000,000;

                           (iv) prime commercial paper of the Agent, each
                  Lender or their respective affiliates, and prime commercial paper rated P-1 by Moody's, or A-1 by S&P;

                           (v) Repurchase Agreements;

                           (vi) Municipal Obligations;

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or is assumed by the Borrower in connection with any Acquisition or any of its ERISA Affiliates or (b) has at any time since October 16, 1992 been maintained for the employees of the Borrower or any current or former ERISA Affiliate;

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law;

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary (other than securities issued to the Borrower or another Subsidiary); provided, however, the term "Equity Offering" shall not include

         (i) any Equity Offering that does not result in any Net Proceeds to the Borrower or any Subsidiary and (ii) any issuance of equity securities in connection with the exercise of stock options granted to, or purchase of restricted stock by, eligible participants under the Stock Option Plans;

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder;

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of
         Section 414(b) and (c) of the Code;

                  "Eurodollar Rate" means the interest rate per annum determined pursuant to the following formula:



                                     Interbank Offered Rate     Applicable
                  Eurodollar Rate  = ------------------------- +    Margin
                                     1 - Reserve Requirement



                  "Eurodollar Rate Loan" means any Eurodollar Rate Revolving Loan and any Eurodollar Rate Segment;

                  "Eurodollar Rate Revolving Loan" means any Revolving Loan that bears interest at the Eurodollar Rate;

                  "Eurodollar Rate Segment" means a Segment of the Term Loan bearing interest or to bear interest at the Eurodollar Rate.

                  "Event of Default" means any of the occurrences set forth as such in Section 12.1 hereof;

                  "Existing Credit Agreement" has the meaning given to such term in the recitals hereto;

                  "Facilities" means the Term Loan Facility, the Revolving Credit Facility and the Letter of Credit Facility;

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for such issued and undrawn Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 12.1(l)(B), (b) the Borrower shall have paid all Term Loan Outstandings in full, together with all accrued and unpaid interest thereon, (c) all Swap Agreements shall have been terminated, expired or cash collateralized, (d) all Term Loan Commitments, Revolving

         Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (e) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in a commercially reasonable manner;

                  "Fiscal Year" means the twelve (12) month fiscal period of the Borrower ended December 31 of each calendar year;

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan;

                  "Foreign Control Subsidiary" means any Control Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia;

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia;

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower taken together as one accounting period;

                  "GAAP" means those generally accepted principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the Accounting Principles Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section 1.2 hereof;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality;

                  "Guarantor" means ORC, ILC and any other now or hereafter created or acquired Material Subsidiary;

                  "Guaranty" means, collectively (or individually as the context may indicate), (i) the Second Amended and Restated Guaranty Agreement executed and delivered by the Domestic Subsidiaries dated as of the Closing Date and (ii) each other Guaranty Agreement executed by any Guarantor (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries) in favor of the Agent guaranteeing in whole or in part the payment of the Obligations, substantially in the form of Exhibit E attached hereto and incorporated herein by reference, as from time to time amended, supplemented or replaced;

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law;

                  "Hedging Obligations" means any and all obligations of the Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, currency exchange rates or forward rates applicable to such party's commodities, assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "ILC" means (a) with respect to any time prior to the consummation of the Merger, ILC Technology, Inc., a California corporation, and (b) with respect to any time following the consummation of the Merger, ILC Technology, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower;

                  "ILC Credit Facilities" means the credit facilities made available to ILC by the Union Bank of California, N.A. pursuant to that certain Amended and Restated Loan Agreement dated September 4, 1997;

                  "Indebtedness" of a Person shall mean, without duplication,
         (i) all Indebtedness for Money Borrowed, (ii) obligations of such Person arising under acceptance facilities, (iii) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such Person, (iv) all obligations of such Person upon which interest charges are customarily paid, other than trade payables incurred in the ordinary course of business, operating leases and taxes, (v) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all executory obligations of such Person in respect of Hedging Obligations and (vii) all Contingent Obligations in respect of Indebtedness of other Persons;

                  "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business (including, but not limited to all conditional sales or similar title retention agreements);

                  "Intellectual Property" has the meaning given to such term in
         Section 8.13 hereof;

                  "Intellectual Property Assignments" means those certain Second Amended and Restated Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or replaced;

                  "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) the Second Amended and Restated Intellectual Property Security Agreement dated as of the Closing Date and executed by the Borrower and certain of its Material Subsidiaries in favor of the Agent and (ii) each other Intellectual Property Security Agreement executed by the Borrower or a Material Subsidiary of the Borrower (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or Section
         9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries) in favor of the Agent to collaterally secure payment and performance of its respective obligations hereunder and under the Guaranty, as applicable, substantially in the form of Exhibit M attached hereto and incorporated herein by reference, as from time to time amended, supplemented or replaced;

                  "Interbank Offered Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%);

                  "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                                    (A) if the Authorized Representative fails
                           to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Interest Period for such Loan shall be deemed to be one month;

                                    (B) if an Interest Period for a Eurodollar
                           Rate Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                                    (C) any Interest Period which begins on the
                           last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                                    (D) no Interest Period shall extend past
                           the Revolving Credit Termination Date or the Term Loan Termination Date;

                                    (E) on any day, with respect to all Loans,
                           there shall be not more than eight (8) Interest Periods in effect;

                  "Interest Rate Selection Notice" means the notice delivered by an Authorized Representative in connection with the election of a subsequent interest period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit F attached hereto and incorporated herein by reference;

                  "Issuing Bank" means NationsBank, or any successor or replacement bank, as issuer of Letters of Credit in accordance with
         Article 4 hereof;

                  "Landlord Waivers" means, collectively, each of the Landlord Waivers delivered by the landlord of each material facility leased by the Borrower and any Guarantor listed on Schedule 1 hereto or arising after the Closing Date and delivered by the Borrower and the Guarantors, as applicable, pursuant to Article VI or Section 9.21 hereof, substantially in the form of Exhibit P hereto and incorporated herein by reference;

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent in the form of Exhibit K-1 hereto, as amended, supplemented or replaced from time to time;

                  "Letter of Credit" means any Standby Letter of Credit or Commercial Letter of Credit issued by Issuing Bank for the account of the Borrower as described in Article IV hereof;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit Facility" means the facilities described in
         Article IV hereof providing for the issuance by Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

                  "Letter of Credit Outstandings" means all undrawn amounts of Letters of Credit plus Reimbursement Obligations;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Revolving Loans or the Term Loan;

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, the Security Instruments, and all other instruments and documents now or hereafter executed or delivered to and in favor of any Lender or the Agent in connection with the Loans or the Letters of

         Credit made, issued or created under this Agreement, all as from time to time amended, supplemented or replaced;

                  "Material Adverse Effect" means a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis;

                  "Material Subsidiary" means any Domestic Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 8.6 hereof) (the "Required Financial Information")) or (ii) has pretax income equal to or greater than 5% of Consolidated Pretax Income (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Domestic Subsidiaries of the Borrower that together with the Borrower have assets equal to not less than 95% of Consolidated Total Assets (calculated as described above) and net income of not less than 95% of Consolidated Pretax Income (calculated as described above); provided further that if more than one combination of Domestic Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower;

                  "Merger" means the merger of ILC with and into BILC Acquisition Corp. pursuant to the Merger Agreement;

                  "Merger Agreement" means that certain Agreement and Plan of Merger dated as of October 30, 1997 by and among BEC Group, Inc., BILC Acquisition Corp. and ILC Technology, Inc., as amended and in effect on the Closing Date;

                  "Moody's" means Moody's Investors Service, Inc.;

                  "Mortgaged Property" means the Azusa Property, the Santa Clara Property, the Sunnyvale Property and any other property in which a lien, mortgage or security interest is conveyed to the Agent pursuant to a Deed of Trust;

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years;

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, in their capacity as issuer of general obligations, in the highest investment rating category by both S&P and Moody's;

                  "Net Proceeds" (a) from any Equity Offering means cash payments received by the Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of
         (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale and (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed;

                  "NMS" means NationsBanc Montgomery Securities LLC and its successors;

                  "Notes" means, collectively, the Term Notes and the Revolving Notes;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or otherwise with respect to the Loans;

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement or limited partnership agreement of such entity;

                  "ORC" means ORC Technologies, Inc., a Delaware corporation;

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization or certificate of limited partnership of such entity;

                  "Outstandings" means, at any time of determination, the sum of the Term Loan Outstandings, the Revolving Credit Outstandings and the Letter of Credit Outstandings;

                  "Participation" means, with respect to any Lender (other than Issuing Bank), the extension of credit represented by the participation of such Lender hereunder in the liability of Issuing Bank in respect of a Letter of Credit issued by Issuing Bank in accordance with the terms hereof;

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto;

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is, or was since October 16, 1992, maintained for employees of the Borrower or any ERISA Affiliate;

                  "Permitted Acquisition" means (a) the acquisition of all or a portion of the capital stock of Voltarc not owned by the Borrower on the Closing Date on or prior to June 30, 1999 pursuant to the terms of that certain Stock Purchase and Option Agreement dated as of October 1, 1997, as in effect on the date hereof, and (b) each other Acquisition beyond the normal course of business effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of the Core Business or complimentary to the Core Business as then conducted by the Borrower and its Subsidiaries, (iii) pro forma historical financial statements as of the end of the most recent month for the trailing twelve month period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Article XI hereof after giving effect to such Acquisition, (iv) the aggregate Cost of Acquisition (excluding the value of any capital stock of the Borrower given as part of the Cost of Acquisition) with respect to any Acquisitions consummated (A) during any Fiscal Year shall not exceed $5,000,000, and (B) during the term of this Agreement shall not exceed $10,000,000, (v) the aggregate Cost of Acquisition which consists in whole or in part of the value of any capital stock of the Borrower (including without limitation when combined with cash, debt or the assumption of indebtedness for any specific Acquisition) with respect to any Acquisition consummated after the Closing Date shall not exceed $25,000,000, (vi) in the event the Person so acquired is not a Subsidiary, the Borrower's strategic plan includes additional permitted investment in such Person sufficient for it to become a Subsidiary and (vii) any Advance to finance an Acquisition otherwise qualifying as a Permitted Acquisition hereunder shall be in compliance with Section 3.15 hereof;

                  "Permitted Indebtedness" has the meaning assigned to such term in Section 10.1 hereof;

                  "Permitted Liens" has the meaning assigned to such term in
         Section 10.2 hereof;

                  "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pledged Stock" means (i) all of the capital stock and related rights and interests owned by the Borrower of each direct and indirect Domestic Subsidiary and Domestic Control Subsidiary, (ii) all of the capital stock and related rights and interests of Voltarc owned by the Borrower, (iii) 65% of the Voting Stock and 100% of the nonvoting capital stock and related interests and rights directly or indirectly owned by the Borrower of Q-Arc and each other Direct Foreign Subsidiary or Direct Foreign Control Subsidiary and (iv) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Foreign Subsidiary or Foreign Control Subsidiary to the extent such action would not result in any material adverse tax impact on the Borrower, in each case now or hereafter pledged by the Borrower and certain Subsidiaries pursuant to the Stock Pledge Agreement;

                  "PLI" means Precision Lamp, Inc., a California corporation;

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers;

                  "Principal Office" means the office of the Agent at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate in writing;

                  "Q-Arc" means Q-Arc Ltd., a limited liability company organized under the laws of England and Wales;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change in, or the adoption or making of new, United States Federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States Federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, whether or not failure to comply therewith would be unlawful;

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by Issuing Bank of proceeds of Loans pursuant to Section 4.2 hereof) for amounts theretofore paid by Issuing Bank pursuant to a drawing under such Letter of Credit;

                  "Repurchase Agreement" means a repurchase agreement entered into with (i) any financial institution whose debt obligations are rated "A" by either of S&P or Moody's or whose commercial paper is rated "A-1" by S&P or "P-1" by Moody's, or (ii) any Lender;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating in excess of 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment and Term Loan Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus
         (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, for the purpose of this definition only, (x) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Term Loan Commitment or Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, and if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by Issuing Bank;

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation
         D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which any Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the Agent. Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to purchase Participations up to an aggregate principal amount at any time outstanding equal to the amount set forth opposite each Lender's name on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Facility" means the facility described in
         Article III hereof providing for Revolving Loans to the Borrower by the Lenders in an aggregate principal amount equal to (i) the Revolving Credit Commitment, less (ii) the aggregate principal amount of Letter of Credit Outstandings;

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding;

                  "Revolving Credit Termination Date" means the earliest to occur of (i) March 12, 2003 or (ii) such earlier date of termination of the Lenders' obligations pursuant to Section 12.1 hereof upon the occurrence of an Event of Default, or (iii) such date as the Borrower may permanently terminate the Revolving Credit Facility by payment in full of all Obligations thereunder (including the discharge of all obligations of the Issuing Bank and the Lenders with respect to Letters of Credit and Participations) pursuant to Section 3.6 hereof;

                  "Revolving Loan" means a Loan made under the Revolving Credit Facility pursuant to Section 3.1 hereof;

                  "Revolving Notes" means the amended and restated promissory notes of the Borrower evidencing the Revolving Loans executed and delivered to the Lenders as provided in Section 3.9 hereof substantially in the form of Exhibit J hereto, as amended, supplemented, or replaced from time to time;

                  "Santa Clara Property" means those certain two parcels of real property of ILC and all improvements thereon located in Santa Clara, California;

                  "S&P" means Standard & Poor's Rating Group, a division of the McGraw Hill Company, Inc.;

                  "Scheduled Maturity Date" means March 12, 2003

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Second Amended and Restated Security Agreement dated as of the date hereof by the Borrower and each Guarantor to the Agent, and (ii) any additional Security Agreement (whether of even date herewith or delivered after the Closing Date pursuant to Article VI or Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries) delivered to the Agent, in each case, substantially in the form attached hereto as Exhibit L, as such Security Agreement may be amended, supplemented or replaced from time to time.

                  "Security Instruments" means the Security Agreement, the Intellectual Property Security Agreement, the Stock Pledge Agreement, the Deed of Trust, the Deed of Trust Modification, the Landlord Waivers, the Intellectual Property Assignments, the Subordination Agreement, the Collateral Assignment of Stock Purchase Agreement and all other documents and agreements executed and delivered in connection herewith granting to the Lenders Liens on any assets of the Borrower or any Guarantor collaterally to secure payment and performance of the Obligations and obligations under the Guaranty;

                  "Segment" means a portion of the Term Loan with respect to which a particular interest rate is (or is proposed to be) applicable;

                  "Share Mortgage" means that certain Mortgage Over Shares delivered by ILC and dated as of the Closing Date with respect to certain shares of capital stock of Q-Arc, as such Share Mortgage may be amended, supplemented or replaced from time to time;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted;

                  "Spin-Off" means the spin-off of Bolle and distribution of its shares by the Borrower pursuant to the transactions described on the Form S-1 of Bolle, and all amendments thereto, effective as of February 13, 1998, Registration No. 333-40279 and that certain Bill of Sale substantially in the form attached to the Merger Agreement and certain other documents and agreements related thereto, including the exchange of the Series A Preferred Stock of the Borrower for the Series B Preferred Stock of Bolle;

                  "Standby Letter of Credit" means an irrevocable standby letter of credit issued hereunder for the account of the Borrower or any of its Subsidiaries, provided that the expiry date of a Standby Letter of Credit shall not be later than twelve (12) months subsequent to the date of issuance thereof;

                  "Sterling Note" means the Convertible Callable Subordinated Debenture due September 15, 2015 issued by Sterling Vision, Inc. ("Sterling") having a book value of approximately $1,800,000 which is convertible into shares of common stock of Sterling;

                  "Stock Option Plans" means, collectively, the BEC Group, Inc. 1996 Stock Incentive Plan and the BEC Group, Inc. 1996 Employee Stock Purchase Plan;

                  "Stock Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Second Amended and Restated Stock Pledge Agreement dated as of the date hereof between the Borrower, certain Guarantors and the Agent for the benefit of the Agent and the Lenders, (ii) the Share Mortgage and (iii) any additional Stock Pledge Agreement delivered to the Agent (whether of even date herewith or delivered after the Closing Date pursuant to
         Article VI or Section 9.21 hereof and whether executed individually or jointly and severally with other Subsidiaries), substantially in the form attached hereto as Exhibit G, as each such Stock Pledge Agreement may be amended, supplemented or replaced from time to time;

                  "Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof between the Agent, the Borrower and certain Subsidiaries now or hereafter a party thereto, substantially in the form attached hereto as Exhibit Q, as such Subordination Agreement may be amended, supplemented or replaced from time to time;

                  "Subordinated Indebtedness" means all Indebtedness evidenced by the 8% Convertible Subordinated Notes due 2002 issued by the Borrower;

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding stock having ordinary voting power or more than 50% of all equity interests is owned or controlled directly or indirectly by the Borrower or by one or more of the Borrower's Subsidiaries, in each case, at or after the Closing Date; provided, however, that, subject to Section 1.3(a) hereof, the term "Subsidiary" shall not include any Control Subsidiary;

                  "Sunnyvale Property" means those certain two parcels of real property of ILC and all improvements thereon located in Sunnyvale, California;

                  "Swap Agreement" means one or more agreements between the Borrower and a Lender, on terms mutually acceptable to such Borrower and such Lender with respect to Indebtedness evidenced by the Notes, which agreements create Hedging Obligations;

                  "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Article II hereof;

                  "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender as set forth in Section 2.1 hereof to make the Term Loan to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A hereto;

                  "Term Loan Facility" means the facility described in Article II providing for a Term Loan to the Borrower by the Lenders in the aggregate principal amount of the Total Term Loan Commitment;

                  "Term Loan Outstandings" means, as of any date of determination, the principal amount of the Term Loan then outstanding;

                  "Term Loan Termination Date" means (i) March 12, 2003 or (ii) such earlier date of termination of Lenders' obligations pursuant to
         Section 12.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily or by mandatory prepayment permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan pursuant to Sections 2.5 or 2.6 hereof;

                  "Term Notes" means, collectively, the amended and restated promissory notes of the Borrower evidencing the Term Loan executed and delivered to the Lenders as provided in Section 2.8 hereof substantially in the form of Exhibit I hereto, as amended, supplemented or, replaced from time to time;

                  "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
         Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA;

                  "Total Credit Commitment" means the sum of the Total Term Loan Commitment, and the Total Revolving Credit Commitment;

                  "Total Letter of Credit Commitment" means $5,000,000;

                  "Total Revolving Credit Commitment" means $40,000,000, as reduced from time to time in accordance with Sections 3.6 and 3.7 hereof;

                  "Total Term Loan Commitment" means, with respect to the Lenders as a whole, a principal amount equal to $30,000,000 available in Dollars;

                  "Type" shall mean any type of Loan or Segment bearing interest at a specified rate (i.e., Base Rate Loan or Eurodollar Rate
         Loan);

                  "UCC" means the Uniform Commercial Code of the State of New York, as amended or supplemented from time to time.

                  "Unused Fee" has the meaning assigned to such term in Section 3.13(a) hereof;

                  "Voltarc" means Voltarc Technologies, Inc., a Delaware corporation;

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency;

                  "Yumex" means Yumex Co. Ltd., a corporation existing under the laws of Japan, which is a party to a joint venture in which ILC is a partner.

         SECTION 1.3 Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis; provided, however, that to the extent any term defined in this Article I refers to "Subsidiaries" and contains a calculation to be made in accordance with GAAP, the term "Subsidiaries" shall be deemed to include Control Subsidiaries for the purpose of the calculation contained within such definition;

                  (b) Each term defined in Article 1 or 9 of the UCC shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction;

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof;

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement;

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require;

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof;

                  (g) References to "including" means including without limiting the generality of any description preceding such term;

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                                   ARTICLE II

                                 THE TERM LOAN

         SECTION 2.1 TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan as early as practicable on the Closing Date on a pro rata basis determined by the Term Loan Commitment of each Lender by wire transfer to the Agent. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available Dollars . The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent. The Term Loan shall be available in a single draw in Dollars at Closing. The principal amount of each Segment outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate; provided, however, that (i) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Termination Date,
(ii) each Eurodollar Rate Segment shall be in the minimum amount of $500,000 and, if greater, an integral multiple of $50,000 and (iii) the principal amount of each Eurodollar Rate Segment may, subject to the provisions of Sections 2.2,
2.5 and 2.6 hereof, be repaid only on the last day of the Interest Period with respect thereto. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no Advance of the Term Loan shall be made by any Lender after the Closing Date.

         SECTION 2.2 Payment of Principal. Subject to mandatory and optional prepayments provided for in Sections 2.5 and 2.6 hereof, the principal amount of the Term Loan shall be repaid quarterly, commencing with the quarter ending December 31, 1998, in the Dollar amounts and on the dates set forth below, and the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date:

                                                              Quarterly
                                                               Schedule
Date                                                           Payment
----                                                           -------
December 31, 1998                                             $1,500,000
March 31, 1999                                                $1,500,000
June 30, 1999                                                 $1,500,000
September 30, 1999                                            $1,500,000
December 31, 1999                                             $1,500,000
March 31, 2000                                                $1,500,000
June 30, 2000                                                 $1,500,000
September 30, 2000                                            $1,500,000


December 31, 2000                                             $1,500,000
March 31, 2001                                                $1,500,000
June 30, 2001                                                 $1,500,000
September 30, 2001                                            $1,500,000
December 31, 2001                                             $1,500,000
March 31, 2002                                                $2,625,000
June 30, 2002                                                 $2,625,000
September 30, 2002                                            $2,625,000
December 31, 2002                                             $2,625,000
March 12, 2003                                                All principal
                                                              remaining
                                                              outstanding

         SECTION 2.3 PAYMENT OF INTEREST.

                  (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of the Term Loan made by such Lender for the period commencing on the date of the advance of the Term Loan or the commencement of any Interest Period with respect to any Segment until (but not including) the end of the applicable Interest Period or the date any Segment shall be Continued or be otherwise due at the then applicable Base Rate for Base Rate Segments or applicable Eurodollar Rate for Eurodollar Rate Segments, as elected by the Borrower in the applicable Borrowing Notice or Interest Rate Selection Notice or as deemed elected by the Borrower or otherwise applicable to such Loan as provided herein; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise) or if any other Event of Default shall have occurred and be continuing hereunder, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate from the date such Event of Default occurred until the date such Event of Default is cured or waived.

                  (b) Interest on the outstanding principal balance of the Term Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on the Term Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December commencing March 1998, with respect to each Base Rate Segment, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Segment and, for any Eurodollar Rate Segment having an Interest Period extending beyond three (3) months, also on the date occurring every three (3) months after the commencement of such Interest Period, and (iii) on the Term Loan Termination Date.

         SECTION 2.4 Manner of Payment.

                  (a) Each payment of principal (including any mandatory or optional prepayment), interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds without setoff, deduction or counterclaim on or before 2:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time from any one or more ordinary deposit accounts of the Borrower with the Agent.

                  (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made (i) in Dollars, (ii) in immediately available funds and (iii) prior to 2:30 P.M. on the date such payment is due to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the time such funds are paid in Dollars and become available funds. Any non-conforming payment which conforms to clauses (i) and (ii) above shall be deemed received by the Agent on the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. The Agent shall give prompt written notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment (other than a prepayment) is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate (other than with respect to non-conforming prepayments, with respect to which interest shall continue to accrue on any principal as to which such non-conforming payment is made until such funds become available funds at the Base Rate or the Eurodollar Rate, as applicable) from the date such amount was due and payable until the date such amount is paid in full.

                  (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (B) of the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

         SECTION 2.5 OPTIONAL PREPAYMENTS. The Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any prepayment, whether of a Base Rate Segment or a Eurodollar Rate

Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this
Section 2.5 shall be made in the minimum principal amount of $500,000 or any integral multiple of $50,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in order of their maturity. No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under Section 5.5 hereof.

         SECTION 2.6 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. In addition to the required payments of principal of the Term Loan set forth in
Section 2.2 hereof and any optional payments of principal of the Term Loan effected under Section 2.5 hereof, the Borrower shall make the following required prepayments, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

                  (a) Asset Dispositions. The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Asset Disposition resulting in Net Proceeds which (i) exceed $200,000 for any single or series of related transactions or
         (ii) when aggregated with all other Net Proceeds from Asset Dispositions received during any Fiscal Year exceed $400,000, in each case, in an amount equal to one hundred percent (100%) of such Net Proceeds in excess of such threshold amounts. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds;

                  (b) Equity Offerings. In the event that the Consolidated Leverage Ratio exceeds 2.50 to 1.00 for the most recently ended Four-Quarter Period preceding any Equity Offering, the Borrower shall make a prepayment from the Net Proceeds of such Equity Offering in an amount equal to the lesser of (i) 100% of such Net Proceeds or (ii) the amount of such Net Proceeds which would result in a Consolidated Leverage Ratio equal to 2.50 to 1.00 after giving pro forma effect to such prepayment for such Four-Quarter Period. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds;

                  (c) AAi Payment. In the event that the Borrower shall receive any AAi Payment, the Borrower shall make a prepayment in an amount equal to 100% of such AAi Payment.

All mandatory prepayments made on or prior to March 31, 1999 pursuant to
Section 2.6 (a), (b) or (c) hereof shall be applied first to the next two scheduled quarterly installments of principal and then pro rata to the scheduled installments of principal remaining outstanding under the Term Loan pursuant to Section 2.2 hereof (as adjusted to give effect to any prior payments or prepayments of principal). All mandatory prepayments made after March 31, 1999 pursuant to

Section 2.6 (a), (b) or (c) hereof shall be applied pro rata to the scheduled installments of principal remaining outstanding under the Term Loan pursuant to
Section 2.2 hereof (as adjusted to give effect to any prior payments or prepayments of principal). If as a result of the making of any payment required to be made pursuant to this Section 2.6 the Borrower would incur costs pursuant to Section 5.5 hereof in excess of $5,000, it may deposit the amount of such payment with the Agent, for the benefit of the Lenders, in a cash collateral account with and in the name of the Agent established for such purpose pursuant to the terms of a Cash Collateral Account Agreement, as to which the Agent shall have exclusive control, until the end of the applicable Interest Period at which time such payment shall automatically be made. Any prepayment of a Eurodollar Rate Loan pursuant to this Section 2.6 other than on the last day of an Interest Period which is not subject to escrow pursuant to the immediately preceding sentence shall be accompanied by the additional payment, if any, required by Section 5.5 hereof.

         SECTION 2.7 BORROWER'S ACCOUNT. The Borrower shall, until the Term Loan Termination Date, continuously maintain the Borrower's Account for the purposes herein contemplated.

         SECTION 2.8 TERM NOTES. The Term Loan shall be evidenced by the Term Notes payable to the order of each Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         SECTION 2.9 INTEREST PERIODS. The Term Loan shall be, at the option of the Borrower specified in the applicable Borrowing Notice or an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Revolving Loans and Eurodollar Rate Segments having more than eight (8) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Segment to or Continuation of a Segment as a Eurodollar Rate Segment by the time prescribed by Section 2.10 hereof, the Borrower shall be deemed to have elected with respect to any Segment, to convert such Segment to (or Continue such Segment as) a Base Rate Segment until the Borrower notifies the Agent in accordance with Section 2.10 hereof.

         SECTION 2.10 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS.

                  (a) Upon irrevocable telephonic request, confirmed by same-day delivery of a properly completed Interest Rate Selection Notice by telefacsimile transmission to the Agent (or by execution and return of a confirmatory writing prepared by the Agent), on or before 10:30 A.M. on any Business Day, the Borrower may convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

                  (b) Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below, the Borrower may upon irrevocable telephonic request, confirmed by same-day delivery of a properly completed Interest Rate Selection Notice by telefacsimile transmission to the Agent (or by execution and return of a confirmatory writing prepared by the Agent), on or before 10:30 A.M. on the date that is three (3) Business Days prior to the date of such conversion:

                            (i) elect a subsequent Interest Period for any
                  Eurodollar Rate Segment to begin on the last day of the then current Interest Period for such Eurodollar Rate Segment; and

                           (ii) convert any Base Rate Segment of the Term Loan
                  to a Eurodollar Rate Segment on any Business Day.

         Each election and conversion pursuant to this Section 2.10 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1 and 2.9 and Article V hereof. All such Continuations or Conversions of Segments shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders. The failure of the Borrower to provide written confirmation of any telephonic notice of election or conversion hereunder shall not affect the validity of such telephonic notice.

         SECTION 2.11 PRO RATA PAYMENTS. Except as otherwise provided herein,
(a) each payment on account of the principal of and interest on the Term Loan shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages of the Total Term Loan Commitment, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, set-off, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         SECTION 2.12 USE OF PROCEEDS. The proceeds of the Term Loan hereunder shall be used by the Borrower (i) to refinance certain existing indebtedness outstanding and owing by the Borrower, (ii) for working capital, (iii) to finance capital expenditures and Permitted Acquisitions, (iv) for other lawful corporate purposes, and (v) to finance the acquisition of the shares of capital stock of Voltarc not currently owned by the Borrower.

                                  ARTICLE III

                                REVOLVING LOANS

         SECTION 3.1 REVOLVING LOANS.

                  (a) Commitment. Subject to availability and the terms and conditions of this Agreement, each Lender severally agrees to make Advances of Revolving Loans in Dollars to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any Advance under the Revolving Credit Facility (i) so long as any condition set forth in Section 7.2 hereof is not satisfied or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided, further, however, that immediately after giving effect to each such Advance, (A) the amount of all Revolving Credit Outstandings plus all Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment, and (B) the amount of all Outstandings shall not exceed the Total Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Eurodollar Rate Revolving Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and
         (z) each Eurodollar Rate Revolving Loan may, subject to the provisions of Section 5.5, be repaid only on the last day of the Interest Period with respect thereto.

                  (b) Amounts. Each Revolving Loan made, Converted or Continued, unless made in accordance with Section 3.2(e) hereof, shall be in a principal amount of at least $500,000, and, if greater than $500,000, an integral multiple of $50,000.

         SECTION 3.2 ADVANCES AND RATE SELECTION.

                  (a) An Authorized Representative shall give the Agent (a) irrevocable telephonic notice of each Eurodollar Rate Revolving Loan, whether representing an additional Advance hereunder or the conversion of borrowings hereunder from Base Rate Revolving Loans to Eurodollar Rate Revolving Loans or the election of a subsequent Interest Period for any Eurodollar Rate Revolving Loan, prior to 10:30 A.M. at least three (3) Business Days prior to the day such Advance is to be made or such Loan is to be Converted or Continued; and (b) irrevocable telephonic notice of each Base Rate Revolving Loan representing an additional Advance hereunder or the conversion of borrowings hereunder from Eurodollar Rate Revolving Loans to Base Rate Loans prior to 10:30 A.M. on the day such Advance is to be made or such Loan is to be converted. Each such notice, which shall be effective upon receipt by the Agent, shall specify the amount of the Advance, the type of Loan (Base Rate or Eurodollar Rate), the date of the Advance and, if a Eurodollar Rate Revolving Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice no later than 12:00 noon on the same day received by telefacsimile transmission in the form of a Borrowing Notice for additional Advances, or in the form of an Interest Rate Selection Notice (or execution and return of a confirmatory writing prepared by the Agent) for the selection or conversion of interest rates for outstanding Revolving Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice.

                  (b) Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 12:00 noon on the same day as the Agent's receipt of such notice.

                  (c) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 3.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of each Revolving Loan to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                  (d) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Revolving Loans in accordance with Section 3.11 hereof. Eurodollar Rate Revolving Loans and Base Rate Revolving Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Revolving Loans and Eurodollar Rate Segments having more than eight (8) Interest Periods. If the Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed hereby and by Section 3.11 hereof, the Borrower shall be deemed to have elected (i) with respect to any Revolving Loan, to Convert to or Continue such Revolving Loan as a Base Rate Loan until the Borrower otherwise notifies the Agent in accordance herewith and with Section 3.11 hereof.

                  (e) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date, notice of such drawing and resulting Reimbursement Obligation shall be provided promptly by Issuing Bank to the Agent and the Agent shall provide notice to each Lender and the Borrower by telephone. If such notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 1:00 p.m. on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, make an Advance in Dollars as a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders is given by the Agent after 1:00 P.M. on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make an Advance in Dollars as a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such Reimbursement Obligation and shall pay such amount to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Such Base Rate Loan shall continue unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 3.11 hereof.

         SECTION 3.3 PAYMENT OF INTEREST.

                  (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until (but not including) the end of the applicable Interest Period or the date such Revolving Loan shall be due at the Eurodollar Rate or the Base Rate, as elected by the Borrower in the applicable Borrowing Notice of Interest Rate Selection notice or as deemed elected by the Borrower or otherwise applicable to such Revolving Loan as provided herein; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise) or if any other Event of Default shall have occurred and be continuing hereunder, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate from the date such Event of Default occurred until the date such Event of Default is cured or waived.

                  (b) Interest on the outstanding principal balance of each Revolving Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) with respect to Base Rate Revolving Loans, quarterly in arrears on the last Business Day of each March, June, September and December commencing March 1998, (ii) with respect to Eurodollar Rate Revolving Loans, on the last day of the applicable Interest Period for each Eurodollar Rate Revolving Loan and for any Eurodollar Rate Revolving Loan having an Interest Period extending beyond three (3) months, also on the date occurring every three (3) months after the commencement of such Interest Period, and (iii) upon payment in full of the principal amount of such Revolving Loan.

         SECTION 3.4 PAYMENT OF PRINCIPAL.

                  (a) The principal amount of all Revolving Loans shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or as otherwise expressly provided herein. The principal amount of Base Rate Revolving Loans may be prepaid in whole or in part at any time without premium or penalty. The principal amount of Eurodollar Rate Revolving Loans may only be prepaid at the end of the applicable Interest Period, unless the Borrower shall pay to the Agent for the account of the Lenders the amount, if any, required under Section 5.5 hereof.

                  (b) In the event any payment of principal is made prior to the Revolving Credit Termination Date, an Authorized Representative shall give the Agent irrevocable telephonic notice of any payment of a Eurodollar Rate Revolving Loan prior to 10:30 A.M. at least three (3) Business Days prior to the date such payment is to be made and of any payment of a Base Rate Revolving Loan prior to 10:30 A.M. on the day such payment is to be made. Written confirmation of each notice shall be provided to the Agent in accordance with the terms therefor set forth in Section 3.2(a) hereof with respect to Advances and the selection of interest rates. Such notice shall specify (a) the date the payment will be made, (B) the amount of such repayment and (C) the Loan to which such payment relates. All prepayments made by the Borrower shall be in the minimum amount of $500,000 or an integral multiple of $50,000 in excess thereof, or such other amount as necessary to comply with this Section 3.4 or with the covenants set forth in Article XI hereof or the remaining principal amount outstanding, if less than such amounts.

         SECTION 3.5 MANNER OF PAYMENT.

                  (a) Each payment of principal (including any mandatory or optional prepayment), interest and fees, and other amounts required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender's applicable Lending Office, in Dollars, in immediately available funds without setoff, deduction or counterclaim before 2:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time from any one or more ordinary deposit accounts, if any, of the Borrower with the Agent.

                  (b) The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made (i) in Dollars, (ii) in immediately available funds and (iii) prior to 2:30 P.M. on the date payment is due to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the time such funds are paid in Dollars and become available funds. Any non-conforming payment which conforms to clauses (i) and (ii) above shall be deemed received by the Agent on the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. The Agent shall give prompt notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment (other than a prepayment) is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the Default Rate after the occurrence and during the continuance of an Event of Default (other than with respect to non-conforming prepayments, with respect to which interest shall continue to accrue on any principal as to which such non-conforming payment is made until such funds become available funds at the Base Rate or the Eurodollar Rate, as applicable) from the date such amount was due and payable until the date such amount is paid in full.

                  (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (B) of the definition of "Interest Period;" provided that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         SECTION 3.6 OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS. The Borrower shall have the right from time to time (but not more frequently than once during any fiscal quarter of the Borrower), upon not less than five (5) Business Days written notice from an Authorized Representative to the Agent, to reduce the Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of any such reduction. Each such reduction shall be in the amount of $2,000,000 or an integral multiple of $500,000 in excess thereof and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata. No such reduction shall be permitted that results in the payment of any Eurodollar Rate Revolving Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5 hereof. Each reduction of the Revolving Credit Commitment shall be accompanied by payment of the principal amount of the Revolving Credit Outstandings to be so reduced pursuant to the notice delivered in accordance with this Section 3.6 to the extent that the sum of all Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. A reduction of the Total Revolving Credit Commitment to zero and payment by the Borrower of all Obligations (including the payment of all Term Loan Outstandings and the discharge of all obligations of Issuing Bank and the Lenders with respect to Letters of Credit and Participations) shall, subject to the terms and conditions of Section 15.7 hereof, be deemed a cancellation and termination of this Agreement (other than with respect to Sections 4.2(g), 9.14, 13.7, 15.4 and 15.8 hereof, which shall survive any such termination).

         SECTION 3.7 INCREASE AND DECREASE IN AMOUNTS. The amount of the Revolving Credit Commitment which shall be available to the Borrower shall be reduced by the aggregate amount of all Revolving Credit Outstandings and Letter of Credit Outstandings and shall be reinstated (subject to Sections 3.4 and 3.6 hereof) as such Revolving Credit Outstandings and Letter of Credit Outstandings are reduced.

         SECTION 3.8 BORROWER'S ACCOUNT. The Borrower shall continuously maintain the Borrower's Account until the Revolving Credit Termination Date.

         SECTION 3.9 REVOLVING NOTES. Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         SECTION 3.10 PRO RATA PAYMENTS. Except as otherwise provided herein, each payment and prepayment on account of the principal of and interest on the Revolving Loans and the fees described in Section 3.12 hereof shall be made to the Agent for the account of the Lenders in the aggregate amount payable to the Lenders pro rata based on their Applicable Commitment Percentages. All payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees shall be made without set-off or counterclaim. The Agent will promptly distribute such payments received to the Lenders as provided for herein.

         SECTION 3.11 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS.

                  (a) Upon irrevocable telephonic request, confirmed by same-day delivery of a properly completed Interest Rate Selection Notice by telefacsimile transmission to the Agent (or by execution and return of a confirmatory writing prepared by the Agent), on or before 10:30 A.M. on any Business Day, the Borrower may convert all or a part of Eurodollar Rate Revolving Loans to Base Rate Revolving Loans on the last day of the Interest Period for such Eurodollar Rate Revolving Loans; and

                  (b) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower may upon irrevocable telephonic request, confirmed by same-day delivery of a properly completed Interest Rate Selection Notice by telefacsimile transmission to the Agent (or by execution and return of a confirmatory writing prepared by the Agent), on or before 10:30 A.M. on the date that is three (3) Business Days prior to the date of a conversion:

                           (i) elect a subsequent Interest Period for all or a
                  portion of Eurodollar Rate Revolving Loans to begin on the last day of the current Interest Period for such Eurodollar Rate Revolving Loans; or

                           (ii) convert Base Rate Revolving Loans to Eurodollar
                  Rate Revolving Loans on any Business Day.

         Each election and conversion pursuant to this Section 3.11 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 3.1, 3.2 and Article V hereof. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders. The failure of the Borrower to provide written confirmation of any telephonic notice of election or conversion hereunder shall not affect the validity of such telephonic notice.

         SECTION 3.12 UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a quarterly unused fee (the "Unused Fee") equal in amount to the product of the Applicable Unused Fee multiplied by the average daily amount by which Total Revolving Credit Commitment exceeds the sum of all Revolving Credit Outstandings and all Letter of Credit Outstandings for such period. Payments of the Unused Fee shall be due in arrears on the last Business Day of each March, June, September and December for the three month period then ended beginning March 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of the Unused Fee until such Lender shall make available such portion. The Unused Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         SECTION 3.13 ADDITIONAL FEES. In addition to any fees described above, the Borrower agrees to pay to the Agent and Issuing Bank such other fees as may be agreed to in a separate writing or writings.

         SECTION 3.14 DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender (a "defaulting Lender") in respect of such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, any other Lender (an "advancing Lender") may in its discretion, but shall not be obligated to, advance under its Revolving Credit Commitment all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such defaulting Lender would have been entitled had it made such advance under its applicable Revolving Credit Commitment; provided that, upon payment to the advancing Lender from the defaulting Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the advancing Lender by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the advancing Lender from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Credit Commitment of the advancing Lender in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from the defaulting Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         SECTION 3.15 USE OF PROCEEDS. The Revolving Credit Facility shall be used by the Borrower (i) to refinance certain existing indebtedness outstanding and owing by the Borrower, (ii) for working capital, (iii) to finance capital expenditures and acquisitions permitted hereunder, (iv) for other lawful corporate purposes, and (v) to finance the acquisition of the shares of capital stock of Voltarc not currently owned by the Borrower.

                                   ARTICLE IV

                               LETTERS OF CREDIT

         SECTION 4.1 LETTERS OF CREDIT. Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request and for the account of Borrower, to issue from time to time Letters of Credit upon delivery to Issuing Bank of an Application and Agreement for Letter of Credit in form and content reasonably acceptable to Issuing Bank; provided, that the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by Issuing Bank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. Issuing Bank shall not be required to issue any Letter of Credit if, immediately after giving effect thereto, the sum of all Revolving Credit Outstandings and Letter of Credit Outstandings would exceed the Total Revolving Credit Commitment; provided that the Letters of Credit previously issued may remain outstanding until their respective expiry dates.

         SECTION 4.2 REIMBURSEMENT.

                  (a) The Borrower hereby unconditionally agrees immediately to pay to Issuing Bank on demand at the Principal Office all amounts required to pay all drafts drawn and honored under Letters of Credit and all reasonable expenses incurred by Issuing Bank in connection with Letters of Credit and in any event and without demand to place in possession of Issuing Bank sufficient funds to pay all debts and liabilities arising under any Letter of Credit; provided that to the extent permitted by Section 3.2(e) hereof, such amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower's obligation to pay Issuing Bank under this Section 4.2, and Issuing Bank's right to receive such payment, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the unavailability of any Advance under the Revolving Credit Facility. Issuing Bank shall give the Borrower prompt written notice of any request for a draw under a Letter of Credit. In the event an Advance under the Revolving Credit Facility is not available, Issuing Bank may charge any account the Borrower may have with it for any and all amounts Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by Issuing Bank and the Borrower. The Borrower agrees to pay Issuing Bank interest on any amounts paid by the Issuing Bank in connection with drafts drawn and honored under Letters of Credit when due hereunder, and which is not paid pursuant to Advances under the Revolving Credit Facility, or otherwise paid, as herein contemplated, at the Default Rate from the date of such drawing to the date such amount is paid in full.

                  (b) In accordance with the provisions of Section 3.2 hereof, Issuing Bank shall notify the Agent and the Borrower of any drawing under any Letter of Credit as promptly as practicable following the receipt by Issuing Bank of such drawing.

                  (c) Each Lender (other than Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay Issuing Bank under Section 4.2(a) hereof, each Lender (other than Issuing Bank) thereby shall, as hereinafter described, absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to Issuing Bank, its Applicable Commitment Percentage of the liability of Issuing Bank under such Letter of Credit.

                            (i) Prior to the Revolving Credit Termination Date,
                  each Lender (other than Issuing Bank) shall, subject to the terms and conditions of Article III, make a Revolving Loan bearing interest at the Base Rate to the Borrower by paying to the Agent for the account of Issuing Bank at the Principal Office in Dollars and in immediately available funds an amount equal to its Applicable Commitment Percentage of any Reimbursement Obligation, all as described in and pursuant to
                  Section 3.2(e).

                           (ii) With respect to drawings under any Letter of
                  Credit for which a Revolving Loan is not made as set forth in clause (i) above, each Lender (other than Issuing Bank) upon receipt from the Agent of notice of a drawing in the manner described in Section 3.2(e), shall promptly pay to the Agent for the account of Issuing Bank, prior to the applicable time set forth in Section 3.2(e) for the making of an Advance by such Lender, its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Agent for the account of Issuing Bank, such Lender shall, automatically and without any further action on the part of Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower.

                           (iii) Each Lender's obligation to make payment to
                  the Agent for the account of Issuing Bank pursuant to this
                  Section 4.2(c), and the right of Issuing Bank to receive the same, shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 4.2(c), such Lender shall, on demand, pay to the Agent for the account of Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 4.2(c) hereof until such Lender pays such amount to the Agent for the account of Issuing Bank in full at the interest rate per annum for overnight borrowings by Issuing Bank from the Federal Reserve Bank.

                           (iv) In the event the Lenders have purchased
                  Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (d) Promptly following the end of each calendar month, Issuing Bank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such month. Upon the request of any Lender from time to time, Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to Letter of Credit Outstandings.

                  (e) The issuance by Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section
         7.2 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to Issuing Bank consistent with the then current practices and procedures of Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (g) Without duplication of Section 15.8 hereof, the Borrower hereby agrees to defend, indemnify and hold harmless Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the party to be indemnified. The provisions of this Section 4.2(g) shall survive the Facility Termination Date.

                  (h) Without limiting Borrower's rights as set forth in
         Section 4.2(g) above, the obligation of the Borrower to immediately reimburse the Agent for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for Letters of Credit, notwithstanding the following circumstances:

                            (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related Documents;

                           (iii) the existence of any claim, setoff, defense or
                  other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

                            (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement.

         SECTION 4.3 LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent, (a) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, quarterly in arrears on the last Business Day of each March, June, September and December, beginning March 1998 a fee (i) for each Standby Letter of Credit, equal to the product of the average daily amount available to be drawn on such Letter of Credit during such three month period multiplied by the Applicable Margin and (ii) for each Commercial Letter of Credit, equal to the product of the stated amount of such Commercial Letter of Credit outstanding during any portion of such three month period multiplied by the Applicable Margin, and (b) for the Issuing Bank, .125% per annum based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be calculated on the basis of a year of 360 days for the actual number of days during which Letters of Credit are outstanding.

         SECTION 4.4 ADMINISTRATIVE FEES. The Borrower shall pay to Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE V

                            CHANGE IN CIRCUMSTANCES

         SECTION 5.1 INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, any Lender shall have determined in good faith that the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                           (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Loan, its Note, or its obligation to make Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Loan (other than franchise taxes and taxes imposed on the overall income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment and Term Loan Commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loan or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Loan, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this
Section 5.1(a) the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent in writing of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section
5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         SECTION 5.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Interbank Offered Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt written notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day of the then current Interest Period for each outstanding Loan of the affected Type, either prepay such Loan or Convert such Loan into another Type of Loan in accordance with the terms of this Agreement.

         SECTION 5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund any Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be terminated until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

         SECTION 5.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Eurodollar Rate Loans shall be suspended pursuant to
Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify in writing to the Borrower with a copy to the Agent) and, unless and until such Lender gives written notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         SECTION 5.5 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by a Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         SECTION 5.6 TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof, other than to the extent such income or franchise tax is imposed solely as a result of the activities of the Agent or a Lender pursuant to or in respect of this Agreement or any of the other Loan Documents (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 15.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which eliminates withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender


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




is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to
Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the Facility Termination Date.

                                   ARTICLE VI

                                    SECURITY

         SECTION 6.1 Security Interest. As security for the full and timely payment and performance of all Obligations, and as a continuation of the security interests and rights granted by the Borrower and its Material Subsidiaries under the Existing Credit Agreement and the Security Instruments (as defined therein), the Borrower shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Security Agreement, the Intellectual Property Security Agreement, the Deed of Trust, the Deed of Trust Modification, the Landlord Waivers, the Intellectual Property Assignments and such duly executed and filed Uniform Commercial Code financing statements sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens, and do all things necessary in the opinion of the Agent and its counsel to grant to and continue with the Agent for the benefit of the Lenders a first priority security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws and Permitted Liens).



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





         The foregoing security shall continue to ratably secure the Facilities and all Swap Agreements, subject to certain restrictions contained herein.

         SECTION 6.2 STOCK PLEDGE. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, and certain Guarantors' obligations under the Guaranty and as a continuation of the security interests and rights granted under the Existing Credit Agreement and the Stock Pledge Agreement (as defined therein), the Borrower and each Domestic Subsidiary owning any Pledged Stock shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Stock Pledge Agreement together with certificates representing such Pledged Stock and such stock powers duly executed in blank as may be required by the Agent in accordance with the terms hereof and thereof. In addition to any Stock Pledge Agreement required to be delivered pursuant to Section 9.21 hereof, the Borrower and each Subsidiary hereby agree to pledge to the Agent for the benefit of the Lenders (i) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Domestic Subsidiary or Domestic Control Subsidiary hereafter acquired or created, (ii) 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights directly or indirectly owned by the Borrower of any Direct Foreign Subsidiary or Direct Foreign Control Subsidiary hereafter acquired or created and (iii) 100% of the capital stock and related interests and rights directly or indirectly owned by the Borrower of any Foreign Subsidiary or Foreign Control Subsidiary of the Borrower to the extent such action would not result in any material adverse tax impact on the Borrower and, in each case, to deliver to the Agent a Stock Pledge Agreement substantially in the form of Exhibit G hereto within thirty (30) days of the acquisition or creation of such Subsidiary.

         The foregoing security shall continue to ratably secure the Facilities and all Swap Agreements, subject to certain restrictions contained herein.

         SECTION 6.3 GUARANTY. To guarantee the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower shall cause the Guaranty to be delivered by each Material Subsidiary, in form and substance reasonably acceptable to the Agent, on or before the Closing Date. The Borrower hereby agrees to cause a Guaranty to be delivered by any hereafter acquired, created or arising (i) Material Subsidiary and (ii) Foreign Subsidiary to the extent such Foreign Subsidiary would be a Material Subsidiary but for the fact that it is a Foreign Subsidiary and such action would not result in any material adverse tax impact on the Borrower.

         SECTION 6.4 DEED OF TRUST. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower shall cause the Deed of Trust and the Deed of Trust Modification to be delivered to the Agent on the Closing Date and thereafter the Borrower shall cause to be delivered to the Agent Deeds of Trust with respect to any material real property that is acquired by the Borrower or any Material Subsidiary, in form and substance reasonably acceptable to the Agent. With respect to any Deed of Trust (other than the Deed of Trust for the Azusa Property), the Agent and the Lenders hereby acknowledge and agree that such Deeds of Trust will not be filed with any Governmental Authority for the purpose of establishing the priority of the Liens evidenced thereby unless the Consolidated Leverage Ratio as set


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




forth in the compliance certificate most recently delivered pursuant to Section 9.1(a) or (b) hereof shall be .25 to 1.00 less than the ratio required under
Section 11.3 hereof and the Agent elects to file such Deed of Trust (a "Filing Election"). Upon the occurrence of a Filing Election, the Borrower shall deliver to the Agent all environmental reports, title insurance, appraisals, surveys, legal opinions and other certificates and documents reasonably requested by the Agent, including any amendments to the Deed of Trust required to conform such document to the agreement intended by the parties and shall pay all fees and expenses associated with the recording of the Deed of Trust with the appropriate governmental authority.

         SECTION 6.5 INTELLECTUAL PROPERTY. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, the Borrower and each Domestic Subsidiary owning any material patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefore or any other material intellectual property, shall deliver to the Agent for the benefit of the Lenders the Intellectual Property Security Agreements and the Intellectual Property Assignments and opinions of counsel to the Borrower and such Domestic Subsidiary in any appropriate jurisdiction designated by the Agent as to the validity and enforceability of such agreements and such other legal matters as the Agent reasonably requests, in form and substance reasonably acceptable to the Agent and the Lenders. In addition to any Intellectual Property Security Agreement required to be delivered pursuant to Section 9.21 hereof, the Borrower hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by the Borrower or any Domestic Subsidiary within thirty (30) days of the acquisition or creation of such intellectual property or license.

         SECTION 6.6 INFORMATION REGARDING COLLATERAL. THE BORROWER REPRESENTS, WARRANTS AND COVENANTS THAT (A) THE CHIEF EXECUTIVE OFFICE OF THE BORROWER AND EACH GUARANTOR AT THE CLOSING DATE IS LOCATED AT THE ADDRESS OR ADDRESSES SPECIFIED ON SCHEDULE 6.6, AND (B) SCHEDULE 6.6 CONTAINS A TRUE AND COMPLETE LIST OF (I) THE LEGAL NAME AND ADDRESS OF THE BORROWER AND EACH GUARANTOR AND OF EACH OTHER PERSON THAT HAS EFFECTED ANY MERGER OR CONSOLIDATION WITH THE BORROWER OR A GUARANTOR OR CONTRIBUTED OR TRANSFERRED TO THE BORROWER OR A GUARANTOR ANY SIGNIFICANT PORTION OF ITS ASSETS CONSTITUTING COLLATERAL AT ANY TIME SINCE JANUARY 1, 1993 (EXCLUDING PERSONS MAKING SALES IN THE ORDINARY COURSE OF THEIR BUSINESSES TO THE BORROWER OR A GUARANTOR OF PROPERTY CONSTITUTING INVENTORY IN THE HANDS OF SUCH SELLER), (II) EACH LOCATION AT WHICH GOODS CONSTITUTING COLLATERAL ARE NOW LOCATED (TOGETHER WITH THE NAME OF EACH OWNER OF THE PROPERTY LOCATED AT SUCH ADDRESS IF NOT THE BORROWER OR THE APPLICABLE GUARANTOR, AND A SUMMARY DESCRIPTION OF THE RELATIONSHIP BETWEEN THE APPLICABLE GUARANTOR AND SUCH PERSON), AND (III) EACH CURRENTLY USED TRADE STYLE AND EACH TRADE NAME USED BY THE BORROWER OR ANY GUARANTOR SINCE JANUARY 1, 1993 AND THE PURPOSES FOR WHICH IT WAS USED. BORROWER SHALL NOT CHANGE, AND SHALL NOT PERMIT ANY OTHER GUARANTOR TO CHANGE, THE LOCATION OF ITS CHIEF EXECUTIVE OFFICE OR ANY LOCATION SPECIFIED IN CLAUSE (II) OF THE IMMEDIATELY PRECEDING SENTENCE, OR USE OR PERMIT ANY GUARANTOR TO USE, ANY ADDITIONAL TRADE STYLE, EXCEPT UPON GIVING NOT LESS THAN THIRTY (30) DAYS' PRIOR WRITTEN NOTICE TO THE AGENT AND TAKING OR CAUSING TO BE TAKEN ALL SUCH ACTION AT BORROWER'S OR SUCH OTHER GUARANTOR'S EXPENSE AS MAY BE REASONABLY REQUESTED BY THE AGENT TO PERFECT OR MAINTAIN THE PERFECTION OF THE LIEN OF THE AGENT IN COLLATERAL.



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





         SECTION 6.7 FURTHER ASSURANCES. At the request of the Agent, the Borrower will, and will cause each Subsidiary to, execute by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document (and pay all connected costs) which the Agent reasonably deems necessary to create or preserve the Liens (and the perfection and priority thereof) of the Agent for the benefit of the Lenders contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or any Guarantor after the Closing Date.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1 EFFECTIVENESS; CONDITIONS TO ADVANCES AND ISSUANCE OF LETTERS OF CREDIT. The effectiveness of this Agreement and the obligation of the Lenders to make the Term Loan and to make further Advances of the Revolving Loans and of Issuing Bank to continue to issue Letters of Credit is subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received on or before the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i) executed originals of this Agreement and each of
                  the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) favorable written opinions of counsel to the
                  Borrower and each Material Domestic Subsidiary granting any security interest or Lien to the Agent for the benefit of the Lenders in any Collateral (including opinions of local U.S. counsel and local counsel in the United Kingdom (with respect to the Share Mortgage)) dated the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the forms set forth in Exhibit N attached hereto and incorporated herein by reference;

                           (iii) resolutions of the board of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of the Borrower, certified by its vice president, secretary or assistant secretary or other appropriate officer as of the Closing Date, appointing the initial Authorized Representative and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution, delivery and performance thereof;

                           (iv) resolutions of the board of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Guarantor, certified by its secretary, assistant secretary, vice president or other appropriate officer as of the Closing Date approving and adopting the Loan Documents to be executed on behalf of such Guarantor and authorizing the execution, delivery and performance thereof;

                            (v) specimen signatures of officers of the Borrower
                  executing the Loan Documents on behalf of the Borrower, certified by the secretary, assistant secretary, vice president or other appropriate officer of the Borrower;

                           (vi) specimen signatures of officers of each
                  Guarantor executing the Loan Documents on behalf of such Guarantor, certified by the secretary, assistant secretary, vice president or other appropriate officer of such Guarantor;

                           (vii) certificate of the Borrower and each Guarantor
                  as to the effectiveness of the Organizational Documents and Operating Documents of the Borrower and each Guarantor;

                           (viii) with respect to the Borrower and each
                  Guarantor, certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to its due existence and good standing therein;

                           (ix) with respect to the Borrower and each
                  Guarantor, appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business would reasonably be expected to result in a Material Adverse Effect;

                           (x) stock certificates representing all of the
                  shares of Pledged Stock with undated stock powers executed in blank for each certificate;

                           (xi) notice of appointment of the initial Authorized
                  Representative of the Borrower in the form of Exhibit C hereto;

                           (xii) certificate of an Authorized Representative
                  dated the Closing Date demonstrating compliance with the financial covenants contained in Article XI hereof, all as of the immediately preceding Determination Date, substantially in the form of Exhibit O attached hereto;

                           (xiii) evidence of insurance required by the Loan
                  Documents other than policies for director and officer indemnification insurance and immaterial policies issued to Subsidiaries;

                           (xiv) Owner's Affidavits from ILC with respect to
                  the Sunnyvale Property and the Santa Clara Property;

                           (xv) environmental and title information with
                  respect to the Sunnyvale Property and the Santa Clara Property, as reasonably requested by the Agent;

                           (xvi) Landlord Waivers for each of the Borrower's or
                  any Subsidiary's leased facilities;

                           (xvii) financial statements of the Borrower and its
                  Subsidiaries required to be delivered pursuant to Section 8.6 hereof, historical pro forma financial statements as at and for the fiscal year ended December 31, 1997 of the Borrower and its Subsidiaries on a consolidated basis giving effect to the Merger and the transactions contemplated thereby and pro forma financial statements and projections of the Borrower and its Subsidiaries on a consolidated basis for the first Four-Quarter Period of the Borrower following the Closing Date and completion of the Merger;

                           (xviii) financial statements of ILC for the fiscal
                  year 1997 and the three month period ended December 31, 1997, including balance sheets, income and cash flow statements prepared in conformity with GAAP and, with respect to the financial statements for fiscal year 1997, certified by independent public accountants of recognized national standing with an unqualified opinion;

                           (xix) the latest two federal income tax returns of
                  ILC;

                           (xx) a Borrowing Notice or Interest Rate Selection
                  Notice;

                           (xxi) all fees payable by the Borrower on the
                  Closing Date to the Agent, Issuing Bank and the Lenders;

                           (xxii) UCC-1 Financing Statements, duly executed by
                  the Borrower and each of the Guarantors and in proper form for filing, for all locations required by applicable law to perfect the lien of the Agent and the Lenders under the Security Agreement as a first priority lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements;

                           (xxiii) a certificate of an Authorized
                  Representative of the Borrower reasonably satisfactory to the Agent and the Lenders as to the matters set forth in Section 7.1(b)(ii) through (iv), 7.1(c)(i) and (vi) and 7.1(d)(i)
                  through (iv) below;

                           (xxiv) pay off letter or other evidence satisfactory
                  to the Agent of the payment of all amounts outstanding under, release of any Liens or security interests granted in connection with the termination of the existing ILC Credit Facilities.

                           (xxv) such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

                  (b) Each of the following shall have occurred or be true:

                            (i) The Agent and NMS shall have completed all due
                  diligence with respect to the Borrower and its Subsidiaries, ILC and its subsidiaries and the Merger in scope and determination satisfactory to the Agent and NMS in their sole discretion;

                           (ii) There shall not be any action, suit,
                  investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (a) purports to affect the transactions contemplated hereby (including the Merger or the Spin-Off),
                  (b) would reasonably be expected to have a material adverse effect on the financings or any other transactions contemplated hereby (including the Merger or the Spin-Off), on the Borrower or its Subsidiaries, or on ILC or its subsidiaries or (c) would reasonably be expected to have a material adverse effect on the ability of the parties hereto and thereto to perform their obligations hereunder or under the Merger Agreement ;

                           (iii) The Borrower shall be in compliance with all
                  existing financial and material contractual obligations before and immediately after giving effect to the financings and other transactions contemplated hereby;

                           (iv) The Borrower, its Domestic Subsidiaries and
                  each Direct Foreign Subsidiary shall have received all government, shareholder and third-party approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any court or other Governmental Authority or arbitral authority,
                  (B) any Organizational Document or Operating Agreements of the Borrower or any Subsidiary or (C) any agreement, document or instrument to which any of the Borrower or any Domestic Subsidiary or any Direct Foreign Subsidiary is a party or by which any of them or their properties is bound, if such default, conflict or violation would reasonably be expected to result in a Material Adverse Effect; and all applicable waiting periods shall have expired without any action being taken or threatened in writing by any authority that could restrain, prevent or impose any material adverse conditions on the making of the Term Loan or the Revolving Loans, or other transactions contemplated hereby, and no law or regulation shall be applicable which would reasonably be expected to have a Material Adverse Effect;

                  (c) In the good faith judgment of the Agent and the Lenders:

                           (i) There shall not have occurred a material adverse
                  change in the business, assets, revenues, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole since December 31, 1996 or in the assumptions, facts or information contained in the financial statements, budgets, projections or pro forma balance sheets most recently delivered to the Agent by the Borrower;

                           (ii) There shall not have occurred and be continuing
                  a material adverse change in the market for syndicated credit facilities similar in nature to the Facilities or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent in its reasonable discretion;

                           (iii) All financial reports received by the Agent
                  with respect to the Borrower and the reasonableness and accuracy of all financial projections shall be reasonably satisfactory;

                           (iv) The terms and conditions of all shares of
                  Series A Preferred Stock not exchanged by the holders thereof, the 8% Convertible Subordinated Notes due 2002 of the Borrower (the "Convertible Notes") not converted by the holders thereof, and all other preferred stock and senior or subordinated debt constituting the capital structure of the Borrower, including without limitation any issued with respect to the Merger, shall be in form and substance satisfactory to NMS, the Agent and Lenders;

                            (v) There not having occurred and being continuing
                  since the date hereof a material adverse change in governmental regulation or policy affecting NationsBank, NMS, the Borrower, ILC or the Merger, and no litigation or other action is pending or threatened seeking an injunction, damages or relief relating to the Facilities or the related transactions contemplated in conjunction with the Merger; and

                           (vi) The Spin-Off shall have been consummated upon
                  terms satisfactory to the Agent and the Lenders.

                  (d) With respect to the Merger:

                            (i) the total consideration paid to the
                  shareholders of ILC in connection with the Merger shall only be shares of common stock of the Borrower (other than cash paid in lieu of issuance of fractional shares);

                           (ii) there shall not have occurred since September
                  30, 1997 any change in the business, assets, condition (financial or otherwise) or income or cash flow of ILC or in the facts and information relating to ILC that would reasonably be expected to have a material adverse effect on the business, properties, operations or condition, financial or otherwise, of ILC;

                           (iii) the Merger shall not have a Material Adverse
                  Effect on the Borrower and its Subsidiaries;

                           (iv) all conditions precedent of BEC Group, Inc. to
                  the consummation of the Merger as set forth in the Merger Agreement have been satisfied or waived with the reasonable approval of the Agent and the certificates of merger for California and

                  Delaware have been filed on or before the Closing Date, after which the Merger will be effective;

                            (v) the Agent shall have received favorable written
                  opinions of counsel to the Borrower or ILC as to the due organization and valid existence of ILC, that all corporate actions have been taken and all approvals obtained by ILC authorizing the execution and performance of the Merger Agreement, that the Merger Agreement has been duly executed and is binding upon and enforceable against ILC, and such other matters relating to the Merger as may be reasonably requested by the Agent dated the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent.;

                           (vi) the Agent shall have received a copy of the
                  fully executed Merger Agreement and all other related documents, instruments and agreements requested by the Agent certified as true and complete by an Authorized Representative and the Merger Agreement and all related documents, instruments and agreements shall not have been amended in form or substance not acceptable to the Agent and the Lenders;

                           (vii) the Agent and NMS shall have completed all due
                  diligence deemed necessary with respect to the business, operations, financial conditions and prospects of ILC.

         SECTION 7.2 CONDITIONS OF ALL ADVANCES AND ISSUANCES OF LETTERS OF CREDIT AFTER THE CLOSING DATE. The obligations of the Lenders to make any Advance or to Convert or Continue the interest rates thereof pursuant to Sections 2.9 or 3.11 (other than any Conversion required by Sections 5.1, 5.2 or 5.3 hereof), and of Issuing Bank to issue Letters of Credit hereunder, on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent shall have received a notice of such borrowing or request as required by Section 3.1 hereof;

                  (b) the representations and warranties of the Borrower set forth in Article VIII hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Conversion, Continuation or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except (i) to the extent that such representations and warranties expressly relate to an earlier date, (ii) that the representations and warranties set forth in Section 8.4 and 8.5 shall be deemed to include and take into account any merger or consolidation permitted under Section 10.4 hereof or otherwise permitted in accordance with the terms hereof, and (iii) that the financial statements referred to in Section 8.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 hereof;

                  (c) in the case of the issuance of a Letter of Credit, Borrower shall have executed and delivered to Issuing Bank an Application and Agreement for Letter of Credit in form and


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




         content reasonably acceptable to Issuing Bank together with such other instruments and documents as it shall reasonably request;

                  (d) at the time of each such Advance, Conversion, Continuation or issuance of each Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing or result therefrom;

                  (e) immediately after issuing any Letter of Credit, the aggregate Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment; and

                  (f) immediately after giving effect to any Revolving Loan or Letter of Credit, the sum of all Revolving Credit Outstandings and all Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment.

                  (g) in addition to the requirements of Section 10.3 hereof, in the event the proceeds of such Advance under the Revolving Credit Facility are to be used to finance any part of the Cost of Acquisition of an Acquisition, the Agent and each Lender shall have received not less than fifteen (15) Business Days prior to the date such Advance is to be made:

                            (i) historical audited financial statements of the
                  Person to be acquired (or, if audited statements of such Person have not been prepared prior to such Acquisition in its normal course of business, the financial statements of such Person that have been prepared) for its two (2) most recently completed fiscal years, including consolidated balance sheets as of the end of each such year and related consolidated statements of operations, and, if available, cash flows and shareholders' equity for each such year; provided, however, that in the case of certain asset acquisitions for which there are no corresponding financial statements, this clause (i) will not apply;

                           (ii) a consolidated pro forma balance sheet of the
                  Borrower and its Subsidiaries and related pro forma consolidated statement of operations, in each case giving effect to such Acquisition, as of the end of the most recently completed Fiscal Year and in form and substance reasonably acceptable to the Agent;

                           (iii) consolidated financial projections on a pro
                  forma basis for the Borrower and its Subsidiaries giving effect to such Acquisition for the three-year period immediately following the consummation of such Acquisition, in form and substance reasonably acceptable to the Agent; provided, however, that in no event shall delivery of such projections constitute a representation or warranty of the Borrower that its consolidated financial results for, and consolidated financial condition at the end of, the period for which such projections were prepared shall meet or exceed such projections; and

                           (iv) a certificate of an Authorized Representative
                  as to the absence of any Default or Event of Default and demonstrating compliance with Article IX of this

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




                  Agreement, in each case for the most recently ended fiscal quarter after giving effect to such Acquisition on a pro forma basis;

         and in the event the Required Lenders shall fail to give written notice to the Borrower of any objection to the form or substance of such financial statements and certificate within ten (10) Business Days following receipt thereof, the same shall be deemed acceptable to the Agent and the Lenders. In addition, the Agent and the Lenders shall receive copies of the principal documents relating to such Acquisition, to the extent the same are available, together with the financial information described in clauses (i) through (iv) above or as soon thereafter as practicable.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         All Subsidiaries acquired in connection with the Merger and as to which the representations and warranties referenced in Section 8.20 hereof are applicable shall be deemed excluded from the meaning of the terms "Subsidiary" and "Subsidiaries" for the purposes of making the representations and warranties contained in this Article VIII (other than Section 8.20 hereof) on the Closing Date only. Such Subsidiaries shall be included in the meanings of such terms at all times after the Closing Date that the representations and warranties contained in this Article VIII are given.

         The Borrower represents and warrants (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit) with respect to itself and to its Subsidiaries as follows:

         SECTION 8.1 ORGANIZATION AND AUTHORITY.

                  (a) The Borrower and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                  (b) the Borrower and each Subsidiary (i) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (ii) is qualified to do business in every jurisdiction in which it conducts business except where the failure so to qualify would not have a Material Adverse Effect;

                  (c) the Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the Security Agreement and to execute, deliver and perform each of the other Loan Documents to which it is a party; and



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





                  (e) when executed and delivered, and, with respect to the Intellectual Property Assignments, upon filing and satisfaction of the express conditions to effectiveness therein, each of the Loan Documents to which the Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower and such Guarantor, as applicable, enforceable against it in accordance with its respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity);

         SECTION 8.2 LOAN DOCUMENTS. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite corporate action (including any required shareholder action) of the Borrower or such Guarantor, as applicable, required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any law, rule or regulation applicable to the Borrower or such Guarantor which violation would reasonably be expected to have a Material Adverse Effect, (ii) any order of any court or other agency of government binding on the Borrower or such Guarantor, or their respective properties, or (iii) the charter documents, documents of organization or governance or bylaws of the Borrower or such Guarantor;

                  (c) will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any material indenture, agreement or other instrument to which the Borrower or such Guarantor is a party or by which any of its material properties or assets are bound; and

                  (d) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or such Guarantor except Permitted Liens and any Liens in favor of the Agent and the Lenders created by the Loan Documents;

         SECTION 8.3 SOLVENCY. The Borrower and each Guarantor are Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents;

         SECTION 8.4 SUBSIDIARIES AND STOCKHOLDERS. Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 hereto, as the same may be hereafter amended; Schedule 8.4, as the same may be hereafter amended, states the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares (including options, warrants and other rights to acquire any interest) of each such class of capital stock owned by the Borrower or by any such Subsidiary; the outstanding shares of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and the Borrower and each such Subsidiary owns beneficially and of record all the shares it is listed as owning in Schedule 8.4, free and clear of any Lien other than Permitted Liens;

         SECTION 8.5 OWNERSHIP INTERESTS. The Borrower owns no interest in any other Person (excluding Subsidiaries) other than the Persons listed in Schedule
8.5 hereto, as the same may be hereafter amended;

         SECTION 8.6 FINANCIAL CONDITION.

                  (a) The Borrower has heretofore furnished to the Agent (i) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at December 31, 1996, and the notes thereto and the related audited consolidated and unaudited consolidating statements of operations, cash flows, and shareholders' equity for the Fiscal Year then ended as examined and certified by Price Waterhouse, L.L.P. and (ii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet and related consolidated statement of operations and cash flows, without notes, for and as of the nine month period ended September 30, 1997. Except as set forth therein, such financial statements (including the notes thereto) present fairly the consolidated financial condition of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and nine month period and results of their operations and the changes in shareholders' equity for such Fiscal Year and nine month period, all in conformity with GAAP applied on a Consistent Basis;

                  (b) Since December 31, 1996, there has not occurred any event which has had or would reasonably be expected to have a Material Adverse Effect, and the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole, have not been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (c) Since December 31, 1996, except as set forth in Schedule
         8.6 or Schedule 8.10 attached hereto, or as permitted under Section
         10.1 hereof, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness or material Contingent Obligations that remain outstanding or unsatisfied other than Outstandings hereunder;

         SECTION 8.7 TITLE TO PROPERTIES. The Borrower and its Material Subsidiaries have title to all their respective owned real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (i) the transfer restrictions and Liens described in Schedule 8.7 attached hereto, (ii) Permitted Liens, (iii) with respect to any personal property that constitutes a security, transfer restrictions imposed under Federal and state securities laws and regulations, and (iv) the lack of title (other than for the Azusa Property) that could not reasonably be expected to have a Material Adverse Effect;

         SECTION 8.8 TAXES. The Borrower and its Subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, other than those returns the failure of which to file could not reasonably be expected to have a Material Adverse Effect and, except for those tax matters set forth on Schedule 8.8 hereto and for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due unless the failure to pay the same could not reasonably be expected to have a Material Adverse Effect;

         SECTION 8.9 OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is:

                  (a) a party to any judgment, order or decree or subject to restrictions which would reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period would reasonably be expected to have, a Material Adverse Effect;

         SECTION 8.10 LITIGATION. Except as set forth on Schedule 8.10, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect;

         SECTION 8.11 MARGIN STOCK. Neither the Borrower nor any Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Articles 2 and 3 hereof will be used by the Borrower and its Subsidiaries only for the purposes set forth in Sections 2.13 and 3.15 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         SECTION 8.12 INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         SECTION 8.13 INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights, and all applications for any of the foregoing, necessary to the conduct of their businesses as now conducted (the "Intellectual Property"), all such Intellectual Property being identified on the schedules to the Intellectual Property Security Agreement and, except as set forth on Schedule 8.13 hereto, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person. Each Subsidiary owning any Collateral as defined in the Intellectual Property Security Agreement is a party to the Intellectual Property Security Agreement.

         SECTION 8.14 NO UNTRUE STATEMENT. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Guarantor in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which such representation or statement was made, in order to make any such representation or statement contained herein or therein not misleading in any material respect;

         SECTION 8.15 NO CONSENTS, ETC. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents, including, without limitation, the Bolle Acquisition, or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, or shall have been obtained or effected prior to the Closing Date, as the case may be, or as set forth in Schedule 8.15 hereto;

         SECTION 8.16 EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule
8.16 hereof:

                  (a) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 8.16 attached hereto;

                  (b) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except where failure to comply would not result in a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (c) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
         Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan;

                  (d) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan or
         (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (e) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan; and

                  (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan.

         SECTION 8.17 NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         SECTION 8.18 ENVIRONMENTAL MATTERS. Except as listed on Schedule 8.18, the Borrower and each Subsidiary is in compliance in all material respects with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or would reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or would reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities, or
(c) seeks to cause, or would reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or



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transferability under any Environmental Law, any of which would reasonably be expected to have a Material Adverse Effect.

         SECTION 8.19 EMPLOYMENT MATTERS. Except as set forth on Schedule 8.19, the Borrower and all Subsidiaries are in compliance with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation, except where noncompliance could not reasonably be expected to have a Material Adverse Effect, and there is neither pending nor, to the knowledge of the Borrower, any threatened litigation, administrative proceeding or investigation in respect of such matters an adverse ruling or determination in which would reasonably be expected to have a Material Adverse Effect.

         SECTION 8.20 MERGER DOCUMENTS. On the Closing Date, each of the representations and warranties contained in Articles II and III of the Merger Agreement, including all Exhibits referenced therein and all definitions of defined terms referenced therein, are incorporated herein by reference and given by the Borrower as of the Closing Date.

                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

         Until the occurrence of the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will and will cause each Guarantor, as applicable, to:

         SECTION 9.1 FINANCIAL REPORTS, ETC.

                  (a) As soon as practical and in any event within 105 days after the end of each Fiscal Year after the Closing Date, deliver or cause to be delivered to the Agent and each Lender (i) the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries, with the notes thereto, and the related audited consolidated and unaudited consolidating statements of earnings, cash flow, and shareholders' equity and the notes thereto, for such Fiscal Year, setting forth in the case of the consolidated statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the audited consolidated financial reports, opinions of Price Waterhouse, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which approval shall not be unreasonably withheld, which are unqualified and without an exception not acceptable to the Agent; and (ii) a certificate of an Authorized Representative as to the absence of any Default or Event of Default and demonstrating compliance with Article XI of this Agreement, which certificate shall be in the form attached hereto as Exhibit O and incorporated herein by reference;

                  (b) as soon as practical and in any event within 60 days after the end of each fiscal quarter beginning with the fiscal quarter ended March 31, 1998, deliver to the Agent and each


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         Lender (i) the consolidated and consolidating balance sheets of the
         Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statements of earnings, cash flow, and shareholders' equity for such fiscal quarter and for the period from the beginning of the Fiscal Year through the end of such fiscal quarter, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the results of their operations and the changes in shareholders equity for such fiscal quarter, in conformity with the standards set forth in Section 8.6(a) with respect to interim financials, and (ii) a certificate of an Authorized Representative as to the absence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

                  (c) upon the request of the Required Lenders and at the expense of the Lenders unless an Event of Default has occurred and is continuing, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) hereof stating that, in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                  (d) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender consolidated financial projections for the Borrower and its Subsidiaries for the period from the beginning of the next Fiscal Year to the Scheduled Maturity Date, prepared on an annual basis and in accordance with GAAP applied on a Consistent Basis; provided, however, that projections for the Fiscal Year immediately following delivery of such projections shall be prepared on a quarterly basis; provided further, however, that in no event shall delivery of such projections constitute a representation or warranty of the Borrower that its consolidated financial results for, and consolidated financial condition at the end of, the period for which such projections were prepared shall meet or exceed such projections;

                  (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file from and after the date hereof with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries; and

                  (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and each Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.


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         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, or, subject to Article XIV hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement.

         SECTION 9.2 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         SECTION 9.3 EXISTENCE, QUALIFICATION, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed in connection with a transaction permitted under
Section 10.4 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which failure to maintain such license, qualification and good standing would reasonably be expected to result in a Material Adverse Effect.

         SECTION 9.4 REGULATIONS AND TAXES. Comply with all statutes and governmental regulations if noncompliance therewith would reasonably be expected to have a Material Adverse Effect and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties that constitute Collateral or a Lien on any other property, except Permitted Liens and any of the foregoing being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established.

         SECTION 9.5 INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than that specified in Schedule 9.5 attached hereto, such insurance policies to be in form reasonably satisfactory to the Agent, (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against business interruption and (d) maintain all insurance required under the Security Instruments. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall lapse or be terminated, canceled or materially amended.


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         SECTION 9.6 TRUE BOOKS. Keep true books of record and account in which full, true and correct entries shall be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         SECTION 9.7 RIGHT OF INSPECTION. Permit any Person designated by any Lender or the Agent, at the Borrower's expense with respect to any Person designated by the Agent if there has occurred and continues to exist a Default or an Event of Default, and at the requesting Lender's expense in all other circumstances, to visit and inspect any of the properties, corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         SECTION 9.8 OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority the non-observance of which or non-compliance with which would reasonably be expected to have a Material Adverse Effect and obtain and maintain all material licenses, permits, certifications and approvals, as are required for the conduct of the business of the Borrower or any Material Subsidiary.

         SECTION 9.9 COVENANTS EXTENDING TO SUBSIDIARIES. Without duplication, cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.8, inclusive.

         SECTION 9.10 OFFICER'S KNOWLEDGE OF DEFAULT. Upon any Authorized Representative or executive officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary, promptly deliver to the Agent written notice thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

         SECTION 9.11 SUITS OR OTHER PROCEEDINGS. Upon any Authorized Representative or executive officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount in respect of all such proceedings and processes greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         SECTION 9.12 NOTICE OF DISCHARGE OF HAZARDOUS MATERIAL OR ENVIRONMENTAL COMPLAINT. Promptly provide to the Agent true, accurate and complete copies of any and all letters, notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release into the environment by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the


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Borrower or a Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         SECTION 9.13 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless, and only during the period that, the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

         SECTION 9.14 INDEMNIFICATION. The Borrower hereby agrees to defend, indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Material by or on behalf of the Borrower or any Subsidiary on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this
Section 9.14 shall survive repayment of the Obligations, the occurrence of the Facility Termination Date and expiration or termination of this Agreement.

         SECTION 9.15 FURTHER ASSURANCES. At the Borrower's cost and expense upon request of the Agent, or at the Lenders' cost and expense upon request of the Required Lenders, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, agreements, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         SECTION 9.16 EMPLOYEE BENEFIT PLANS. With reasonable promptness, and in any event within thirty (30) days, the Borrower will give notice of and/or deliver to Agent copies of (a) the establishment of any new Employee Benefit Plan, the commencement of contributions to any plan to which the Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, (B) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (C) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date.



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         SECTION 9.17 TERMINATION EVENTS. Promptly and in any event within ten
(10) days of becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, the Borrower will deliver to Agent a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         SECTION 9.18 ERISA NOTICES. With reasonable promptness but in any event within ten (10) days for purposes of clauses (a), (b) and (c), the Borrower will deliver to the Agent copies of (a) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within two (2) Business Days of the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         SECTION 9.19 CONTINUED OPERATIONS. Continue at all times (a) to conduct its business and engage principally in the Core Business or a line or lines of business complimentary to the Core Business and (b) to preserve, protect and maintain free from Liens (other than Permitted Liens) its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

         SECTION 9.20 USE OF PROCEEDS. Use the proceeds of the Loans solely for the purposes specified in Section 2.12 or 3.15 hereof.

         SECTION 9.21 NEW SUBSIDIARIES.

                  (a) In the event of the acquisition or creation of any Subsidiary or Control Subsidiary (a "New Subsidiary"), cause to be delivered to the Agent for the benefit of the Lenders a Stock Pledge Agreement with respect to the capital stock of such New Subsidiary owned by the Borrower or any Subsidiary substantially in the form of Exhibit G hereto within twenty (20) Business Days of the acquisition or creation of a Subsidiary; provided, however, that if such New Subsidiary is a Foreign Subsidiary, such pledge of capital stock shall only be required if it is a Direct Foreign Subsidiary or a Direct Foreign Control Subsidiary or if there would not result therefrom a material adverse tax impact on the Borrower;



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                  (b) In the event of the acquisition or creation of any
         Material Subsidiary or any Subsidiary which would be a Material Subsidiary except for the fact that it is a Foreign Subsidiary or upon any previously existing Person becoming a Material Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following indicated to be delivered by such Subsidiary within twenty (20) Business Days of the acquisition or creation of such Subsidiary or, with respect to an existing Person becoming a Material Subsidiary, within twenty (20) Business Days of delivery of financial statements pursuant to Section 9.1(a) or (b) hereof with respect to the fiscal quarter of the Borrower during which such Person acquired such assets or achieved such net income as to become a Material
         Subsidiary:

                            (i) a Guaranty executed by such Subsidiary,
                  substantially in the form of Exhibit E attached hereto; provided, however, that such Guaranty shall only be required if such Subsidiary is a Material Subsidiary or such action would not have a material adverse tax impact on the Borrower and is not otherwise prohibited by applicable laws of any foreign jurisdiction;

                           (ii) a Security Agreement executed by such
                  Subsidiary, substantially in the form of Exhibit L attached hereto; provided, however, that such Security Agreement shall only be required if such Subsidiary is a Domestic Subsidiary or if there would not result therefrom a material adverse tax impact on the Borrower and is not otherwise prohibited by applicable laws of any foreign jurisdiction;

                           (iii) if such Subsidiary has any material leased
                  locations or Intellectual Property, a Landlord Waiver or an Intellectual Property Security Agreement, as applicable, executed by such Subsidiary, substantially in the forms of such documents attached hereto as exhibits; provided, however, that each of the foregoing shall be required only if such Subsidiary is a Domestic Subsidiary or such action would not have a material adverse tax impact on the Borrower and is not otherwise prohibited by applicable laws of any foreign jurisdiction;

                  (c) In the event of the acquisition or creation of any Subsidiary subject to the provisions of clauses (a) or (b) above, cause to be delivered to the Agent for the benefit of the Lenders each of the following within the time periods indicated therein:

                            (i) an opinion of counsel to such Subsidiary dated
                  as of the date of delivery of the other documents required to be delivered pursuant to this Section 9.21 and addressed to the Agent and the Lenders, in form and substance identical to the opinion of counsel delivered pursuant to Section 7.1 hereof on the Closing Date with respect to any Guarantor and the Pledged Stock; and

                           (ii) current copies of the Organizational Documents
                  and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, or appropriate committees thereof (and, if required by such Organizational Documents or Operating Documents or by applicable laws, of the shareholders), of such Subsidiary authorizing the actions


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                  and the execution and delivery and performance of such
                  Guaranty, Security Agreement, Stock Pledge Agreement, Intellectual Property Security Agreement or other agreement required under this Section 9.21 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date after giving effect to such Guaranty, Security Agreement, Stock Pledge Agreement, and, if applicable, Intellectual Property Security Agreement.

         SECTION 9.22 HEDGING OBLIGATIONS. Enter into Swap Agreements in an aggregate notional amount reasonably agreed to by the Borrower and the Agent provided that such Swap Agreements are available on terms and conditions reasonably acceptable to the Borrower.

         SECTION 9.23 RECIPROCAL EASEMENT AGREEMENT. Enter into a reciprocal easement agreement with respect to certain real property owned by ORC and leased to The Monsanto Company, as contemplated by and in accordance with that certain Post-Closing Agreement dated as of July 10, 1997 between the Borrower and the Agent, as amended or extended from time to time with the consent of the Agent.

                                   ARTICLE X

                               NEGATIVE COVENANTS

         Until the occurrence of the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         SECTION 10.1 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis, howsoever evidenced, except the following (collectively, the "Permitted Indebtedness"):

                  (a) Indebtedness set forth in Schedule 10.1 attached hereto and incorporated herein by reference and any extension, renewal or refinancing thereof that does not increase the principal amount thereof or (except as restricted below) interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date; provided however, that, notwithstanding the foregoing, the rate of interest payable thereon may change but in no event shall be greater than the interest rate generally available at the date of such amendment, modification or supplement from money center or regional commercial banks to companies of creditworthiness similar to that of the Borrower;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;



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                  (c) Indebtedness consisting of Hedging Obligations permitted under Section 10.9 hereof;

                  (d) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (e) (i) purchase money Indebtedness and (ii) Indebtedness incurred with respect to financing of Capital Expenditures, collectively under both clause (i) and (ii) not to exceed an aggregate outstanding amount at any time of $3,000,000;

                  (f) Indebtedness of any Guarantor owing to the Borrower or another Guarantor and Indebtedness of the Borrower owing to any Guarantor;

                  (g) Indebtedness of Subsidiaries acquired after the Closing Date, provided that (i) such Indebtedness (A) is recorded in the financial books and records of such Subsidiary prior to such Acquisition, (B) was not incurred by such Subsidiary in anticipation of such Acquisition, (C) is non-recourse to the Borrower and each Guarantor and not subsequently assumed by the Borrower or any Guarantor, and (D) is incurred upon terms determined by the Borrower in its good faith business judgment to be more economically advantageous to the Borrower than the terms of an Advance hereunder or, if not so determined by the Borrower to be more economically advantageous, replaced by an Advance hereunder within

         30 days of such Acquisition, and (ii) immediately after such acquisition, no Default or Event of Default has occurred or is continuing; and

                  (h) additional unsecured Indebtedness incurred during any Fiscal Year in an aggregate outstanding principal amount not to exceed $2,000,000; provided, however, any such permitted additional Indebtedness not incurred during any Fiscal Year may not be incurred during any subsequent Fiscal Year.

         SECTION 10.2 LIENS. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, including without limitation any capital stock of the Borrower or any of its Subsidiaries, other than any of the following (collectively, the "Permitted Liens"):

                  (a) Liens existing as of the date hereof and as set forth in
         Schedule 8.7 attached hereto, provided, however, that any such Lien that is released after the date hereof may not thereafter re-attach or otherwise become permitted by this Section 10.2(a);

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;


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                  (c) Liens in respect of purchase money Indebtedness permitted to be incurred pursuant to Section 10.1(e)(i) hereof in connection with the acquisition of certain tangible property; provided that (a) the original principal balance of the Indebtedness secured by such Lien constitutes not less than 80% nor more than 100% of the purchase price of the property acquired and (B) such Lien extends only to the property acquired with the proceeds of the Indebtedness so secured;

                  (d) statutory Liens of landlords who are not subject to a Landlord Waiver and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (e) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not impair the use of the property to which they attach to the extent that such interference or impairment would reasonably be expected to have a Material Adverse Effect; and

                  (g) Liens on real property securing Indebtedness permitted under Section 10.1(a), (b), (e) or (g) hereof (subject to compliance with subsection (c) above in connection with purchase money Indebtedness).

Notwithstanding the foregoing, none of the Liens described in clauses (c) or
(g) shall be permitted to attach or relate to the Mortgaged Property and such Liens, to the extent they arise, shall not constitute "Permitted Liens" hereunder.

         SECTION 10.3 INVESTMENTS; ACQUISITIONS. Make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may:

                  (a) invest in Eligible Securities;



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                  (b) maintain investments existing as of the date hereof and as set forth in Schedules 8.4 and 8.5 attached hereto;

                  (c) accept and maintain accounts receivable arising and trade credit granted in the ordinary course of business and retain any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (d) make and maintain loans and advances to and investments in Subsidiaries which are Guarantors;

                  (e) consummate Permitted Acquisitions and Mergers permitted under Section 10.4(a) hereof;

                  (f) make and maintain other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

         SECTION 10.4 MERGER OR TRANSFER OF ASSETS. (a) Consolidate with or merge into any other Person, or permit any other Person to merge into it; provided, however, (i) any Subsidiary may merge or transfer all or any part of its assets into or consolidate with the Borrower or any Domestic Subsidiary, in each case, provided the requirements of Article VI and Section 9.21 hereof are complied with as of the effective date of the consummation of such merger, (ii) any Subsidiary may merge into another Person that is not a Subsidiary prior to such merger whereby such other Person is the surviving corporation provided the requirements of Article VI and Section 9.21 hereof are complied with and such other Person becomes a Subsidiary as of the effective date of the consummation of such merger and that such merger would be a Permitted Acquisition but for the Subsidiary not being the surviving corporation, (iii) any Direct Foreign Subsidiary may merge with or into any other Direct Foreign Subsidiary provided the requirements of Article VI and Section 9.21 hereof are complied with as of the effective date of the consummation of such merger, (iv) any Foreign Subsidiary which is not a Direct Foreign Subsidiary may merge with or into any other Foreign Subsidiary provided the requirements of Article VI and Section
9.21 hereof are complied with as of the effective date of the consummation of such merger and (v) the Borrower or any Subsidiary may make a Permitted Acquisition.

         (b) Sell, lease, transfer or otherwise dispose of any assets other than (i) dispositions of inventory in the ordinary course of business, (ii) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of $250,000 or less which is not replaced by equipment having at least equivalent value, (iii) dispositions of equipment which is replaced with equipment of like kind, function and value, provided the replacement equipment shall be acquired prior to or substantially contemporaneously with any disposition of the Equipment that is to be replaced, and the replacement equipment shall be free and clear of Liens other than Permitted Liens, (iv) dispositions of other assets which, in the aggregate during any fiscal year, have a fair market value or book value, whichever is less, of $250,000 or less, and (v) any Equity Offering of authorized but unissued equity securities the Net Proceeds of which are subject to the terms of Section 2.6(b) hereof except as otherwise provided therein.



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         SECTION 10.5 TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under Sections 10.3 and 10.4 hereof or set forth on Schedule 10.5 hereto, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 10.6 COMPLIANCE WITH ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $500,000;

                  (b) permit the present value of all benefit liabilities under all Pension Plans (except as provided below) to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities (the "Excess Liabilities Value") by more than $500,000;

                  (c) permit any accumulated funding deficiency in excess of $500,000 (as defined in Section 302 of ERISA and Section 412 of the
         Code) with respect to any Pension Plan, whether or not waived;

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $500,000; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
         Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $500,000 may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $500,000; or



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                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Law and all other applicable laws and the regulations and interpretations thereof.

         SECTION 10.7 FISCAL YEAR. Change the Borrower's Fiscal Year.

         SECTION 10.8 DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 10.4 hereof.

         SECTION 10.9 HEDGING OBLIGATIONS. Incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except for Hedging Obligations (a) related to protection against fluctuations in currency exchange rates in an aggregate notional amount to be agreed upon by the Agent and the Borrower and (b) arising under Swap Agreements agreed to in accordance with Section 9.22 hereof; provided, however, in no event shall Hedging Obligations be incurred for speculative or investment purposes.

         SECTION 10.10 DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS. (a) Declare or pay any cash dividends or make any other payment or distribution on account of its capital stock (other than dividends payable in the ordinary course of business solely in Common Stock) on any shares of stock of any class of the Borrower, now or hereafter outstanding, or (b) purchase, redeem (whether mandatory or optional redemption) or otherwise retire any such shares or interests in consideration of cash or any debt instrument (whether or not subordinated) ("Restricted Debt") or shares of capital stock issued by any Subsidiary of the Borrower ("Restricted Stock"), or apply or set apart any of their assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares in consideration of cash or Restricted Debt or Restricted Stock, or agree to do any of the foregoing, other than (i) conversion of any of the Borrower's securities into Common Stock which are so convertible in accordance with their terms and (ii) dividends payable by any Subsidiary to another Subsidiary or to the Borrower.

         SECTION 10.11 DEFAULTS UNDER OTHER AGREEMENTS. Permit any landlord, mortgagee, trustee under deed of trust or lienholder to lawfully declare a default under any lease, mortgage, deed of trust or lien instrument on real estate owned or leased by the Borrower or any Guarantor or permit any landlord to lawfully terminate, prior to the expiration of its term, any leasehold interest of the Borrower or any Guarantor, and any such default or termination, individually or collectively, would reasonably be expected to result in a Material Adverse Effect.

         SECTION 10.12 COMPENSATION; REIMBURSEMENT OF EXPENSES.

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition.



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                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Guarantor for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Guarantor in the ordinary course of business.

         SECTION 10.13 CHANGE IN ACCOUNTANTS. Change its independent public accountants to any Person other than Price Waterhouse, L.L.P., Deloitte & Touche, L.L.P., KPMG Peat Marwick, L.L.P., Arthur Andersen & Co., L.L.P., Coopers & Lybrand, L.L.P. or Ernst & Young, L.L.P., or any successor to any thereof as a result of their combination.

         SECTION 10.14 LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Guarantor of real or personal property which has been or is to be sold or transferred by the Borrower or any Guarantor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Guarantor, unless such arrangement is with respect to real property on which a Lien is attached as permitted under Section 10.2(a), (c) or (g) prior to such arrangement and such Lien was not attached in a related transaction or series of related transactions or in anticipation of such arrangement.

         SECTION 10.15 NEGATIVE PLEDGE CLAUSES. Enter into any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Guarantor to create, incur, assume or suffer to exist any Lien, security interest or encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         SECTION 10.16 Change of Control. Permit, or become a party to or the subject of any agreement, transaction or related series of transactions pursuant to or as a result of which, any Person or group of Persons, other than Martin E. Franklin, acting in concert, acquires voting control, directly or indirectly, whether by tender offer or in one or more negotiated block or market transactions, of more than twenty-five percent (25%) of the shares of the issued and outstanding Voting Stock of any class of the Borrower having voting rights in the election of directors.

         SECTION 10.17 INTELLECTUAL PROPERTY. Except as set forth in Section
10.18 hereof, cause or permit any of the licenses, trademarks, patents, copyrights, the License Agreement and other intellectual property of the Borrower or its Subsidiaries to be sub-licensed, assigned or transferred or subject to distributorship arrangements, other than to the Agent for the benefit of the Lenders hereunder or, with respect to sub-licenses only, to manufacturers and distributors of Inventory in the ordinary course of business as currently conducted.

         SECTION 10.18 LICENSES. Other than as set forth on Schedule 10.18 hereof, grant, establish, create or permit to exist any license of, or distributorship arrangement of, any of the intellectual property now existing or hereafter arising which is subject to the License Agreement or otherwise material to the business of the Borrower or any subsidiary except for (i) such licenses granted for the limited purpose of conducting sales or marketing promotions in the ordinary course

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of business of existing or new products for a reasonable, limited time period,
(ii) such licenses approved by the Required Lenders in writing prior to the granting thereof within 30 days after request therefor, such approval not to be unreasonably withheld, and (iii) such licenses granted to any Material Subsidiary party to the Intellectual Property Security Agreement who has delivered an appropriate Intellectual Property Assignment executed in blank with respect to such license.

                                   ARTICLE XI

                              FINANCIAL COVENANTS

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower and its Subsidiaries on a consolidated basis will not:

         SECTION 11.1 MINIMUM CONSOLIDATED FIXED CHARGE RATIO. Permit at any time during any Four-Quarter Period of the Borrower the Consolidated Fixed Charge Ratio to be less than:

Closing Date through December 31, 1998                         1.25 to 1.00
January 1, 1999 and thereafter                                 1.50 to 1.00

         SECTION 11.2 CONSOLIDATED LEVERAGE RATIO. Permit at any time during any Four-Quarter Period of the Borrower ending during the periods set forth below, the Consolidated Leverage Ratio at the end of each Four-Quarter Period during such period to be equal to or less than the ratio set forth opposite such period set forth below:


Closing Date through December 31, 1998                         3.25 to 1.00
January 1, 1999 and thereafter                                 3.00 to 1.00

         SECTION 11.3 CONSOLIDATED NET WORTH. Permit at any time Consolidated Net Worth to be less than 85% of Consolidated Net Worth as of the Closing Date, such amount to be increased as at the first day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 1999, by an amount equal to (a) fifty percent (50%) of Consolidated Net Income during the immediately preceding Fiscal Year, plus (b) one hundred percent (100%) of the Net Proceeds of any Equity Offering consummated during the immediately preceding Fiscal Year; provided, however, in no event shall the Consolidated Net Worth requirement be decreased as a result of a net loss of the Borrower and its Subsidiaries (i.e., negative Consolidated Net Income) for any Fiscal Year. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 9.1(a) hereof; provided, however such increase shall be deemed effective as of the first day of the Fiscal Year in which such financial statements are delivered.



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                                  ARTICLE XII

                               EVENTS OF DEFAULT

         SECTION 12.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) a default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Articles II or III hereof, at maturity, by acceleration or otherwise; or

                  (b) a default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lenders, the Agent or Issuing Bank under the Loan Documents on the date on which the same shall be due and payable; or

                  (c) a default shall be made in the performance or observance of any covenant set forth in Sections 9.10, 9.11, 9.12, 9.18 or Articles X or XI hereof; or

                  (d) if (i) a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or the Borrower becomes aware of such default, or (ii) a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond the applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or the Lenders or delivered to the Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or (iii) without the written consent of the Agent, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void, invalid or unenforceable or otherwise cease to be in full force and effect for any reason whatsoever other than the occurrence of the Facility Termination Date; or (iv) the Borrower or any Subsidiary shall assert the invalidity or unenforceability of any of the Loan Documents or (v) any event or condition shall exist which would reasonably be likely to have a material adverse effect on
         (A) the ability of the Borrower or any Guarantor to pay or perform its obligations, liabilities or indebtedness under any Loan Document or
         (B) the material rights, powers or remedies of any Lender under any Loan Document or the validity, legality or enforceability thereof; or


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                  (e) a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Obligations) of the Borrower or of any Subsidiary, in an amount not less than $1,000,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

                  (f) if any material representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made; or

                  (g) if the Borrower or any Guarantor shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute, Federal, state or foreign; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Guarantor or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approving a petition filed against the Borrower or any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Guarantor or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Guarantor takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $1,500,000 is rendered against the Borrower or any Guarantor, or (ii) there is any attachment, injunction or execution against

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         any of the Borrower's or any Guarantor's properties for any amount in excess of $1,500,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

                  (j) if the Borrower or any Guarantor shall suspend all or any part of its operations and such suspension would reasonably be expected to have a Material Adverse Effect; or

                  (k) if the Borrower or any Subsidiary shall default in the payment of principal, interest, premium or other amounts under any Swap Agreement and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms, or the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any Swap Agreement or any of its Hedging Obligations thereunder; or

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                                    (A) either or both of the following actions
                           may be taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of Issuing Bank to issue Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other Obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Advances and issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                                    (B) The Borrower shall, upon demand of the
                           Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of an LC Account Agreement in the form of Exhibit K-1 hereto; and

                                    (C) the Agent and the Lenders shall have
                           all of the rights and remedies available under the Loan Documents or under any applicable law.


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         SECTION 12.2 AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         SECTION 12.3 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         SECTION 12.4 NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         SECTION 12.5 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this Article 12, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                  (a) amounts due to Issuing Bank and the Lenders pursuant to Sections 3.13, 4.3, 9.14, 15.4 and 15.8 hereof;

                  (b) amounts due to (A) Issuing Bank pursuant to Section 4.4 hereof, and (B) to Issuing Bank and/or the Agent pursuant to Section
         3.14 hereof;

                  (c) payments of interest on Loans and Reimbursement
         Obligations;

                  (d) payments of principal on Loans and Reimbursement Obligations;

                  (e) payment of cash amounts to the Agent in respect of Letters of Credit Outstandings pursuant to Section 4.2(a) and 12.1(B) hereof;

                  (f) payment of Obligations owed a Lender or Lenders pursuant to Swap Agreements;

                  (g) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and



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                  (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                  ARTICLE XIII

                                   THE AGENT

         SECTION 13.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or any Guarantor or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.


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         SECTION 13.2 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or any Guarantor), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 13.3 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice thereof (i) from the Borrower or (ii) from a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 13.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 13.4 RIGHTS AS LENDER. With respect to its Term Loan Commitment and Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 13.5 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 15.8 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature


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whatsoever that may be imposed on, incurred by or asserted against the Agent
(including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 15.8, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 13.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         SECTION 13.7 RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         SECTION 13.8 SHARING OF PAYMENTS, ETC. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for


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




purposes of this Section 13.8 the term "pro rata" shall be determined with respect to the Term Loan Commitment and Revolving Credit Commitment of each Lender and with respect to the Total Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 13.8 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 13.9 FEES. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and the Agent in writing.


                                  ARTICLE XIV

                         ASSIGNMENTS AND PARTICIPATIONS

         SECTION 14.1 ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Term Loan Commitment and Revolving Credit Commitment); provided, however, that

                  (i)      each such assignment shall be to an Eligible
Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note;

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500; and

                  (v) an assignment (other than an assignment of 100% of its interest) by NationsBank shall not include any portion of the obligation to issue Letters of Credit.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the


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consummation of any assignment pursuant to this Section, the assignor, the
Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with
Section 5.6.

         (b) The Agent shall maintain at its address referred to in Section
15.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Term Loan Commitment and Revolving Credit Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such participations shall be in a minimum amount of $2,500,000 and shall include an allocable portion of such Lender's Participations, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 15.2, and
(v) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers requiring approval of all the Lenders as set forth in Section 15.5 hereof.)

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).



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                                   ARTICLE XV

                               GENERAL PROVISIONS

         SECTION 15.1 NOTICES. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor or, in the case of telex, verification by return) at the address set forth below or such other address as such party shall specify to the other parties in writing, or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Borrower:

                           Lumen Technologies, Inc.
                           555 Theodore Fremd Avenue
                           Rye, New York 10580
                           Attention:  Mr. Ian G. H. Ashken
                           Telephone:  (914) 967-9400
                           Telefacsimile:  (914) 967-9405

                           with copies to:
                           Kane Kessler, P.C.
                           1350 Avenue of the Americas
                           New York, New York 10019
                           Attention:  Robert L. Lawrence, Esq.
                           Telephone:  (212) 541-6222
                           Telefacsimile:  (212) 245-3009

                  (b)      if to the Agent:

                           NationsBank, National Association
                           Independence Center, NC1 001-15-04
                           15th Floor
                           Charlotte, North Carolina 28255
                           Attention:  Dana Weir, Agency Services
                           Telephone:  (704) 388-3917
                           Telefacsimile:  (704) 386-9923

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

                           with a copy to:
                           NationsBank, National Association
                           Corporate Banking
                           767 Fifth Avenue, 5th Floor
                           New York, New York 10153-0083
                           Attention: Ms. Susan Timmerman, Senior Vice President
                           Telephone:  (212) 407-5373
                           Telefacsimile:  (212) 751-6909

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         SECTION 15.2 SETOFF. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 15.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         SECTION 15.3 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect until the Facility Termination Date, unless continuing thereafter in accordance with their terms. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         SECTION 15.4 EXPENSES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and each of the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and


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

disbursements of counsel of the Agent and of each Lender and any payments in indemnification (other than, with respect to any Lender, payments of indemnification arising directly as a result of the gross negligence or willful misconduct of such Lender) or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents.

         SECTION 15.5 AMENDMENTS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments or Term Loan Commitments of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Term Loan Commitment or Revolving Credit Commitment, (iv) change the percentage of the Term Loan Commitments or the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 15.5 or any other provision of this Agreement, (v) release any Guarantor or any Liens in favor of the Agent or the Lenders covering any material portion of the Collateral or (vi) change the provisions of Section 2.7 hereof and this Section 15.5; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank;

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         SECTION 15.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one copy of this Agreement containing all original, fully-executed counterpart signature pages.

         SECTION 15.7 TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Facility Termination Date shall have occurred unless such rights continue thereafter in accordance with their terms. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until the Facility Termination Date shall have occurred unless such rights continue thereafter in accordance with their terms or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive execution hereof until the Facility Termination Date unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         SECTION 15.8 INDEMNIFICATION.

         (a) In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Term Loan Commitments, the Revolving Credit Commitments and the Letter of Credit Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees, settlement costs and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, any of the Loan Documents or the matters contemplated therein, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the gross negligence or willful misconduct of such Indemnified Party, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 15.8 supersedes any prior agreements of the parties as to indemnification or limits on liability and the provisions hereof shall survive repayment of the Obligations, the occurrence of the Facility Termination Date and the expiration or termination of this Agreement. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for punitive, consequential, indirect or special damages, as opposed to direct damages.

         (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 15.8 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 15.9 HEADINGS AND REFERENCES. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         SECTION 15.10 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         SECTION 15.11 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         SECTION 15.12 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         SECTION 15.13 USURY SAVINGS CLAUSE. Anything in this Agreement or the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the extent that a Lender's receipt thereof would not be permissible under the law or laws applicable to it limiting rates of interest which may be charged or collected by it. Any such amount of interest which is not paid as a result of the limitation referred to in the preceding sentence shall be carried forward and paid by the Borrower to such Lender on the earliest date or dates on which any interest is payable under this Agreement and on which the receipt thereof is permissible under the laws applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Such payment shall be made as additional interest for the month preceding such interest payment date. Such deferred payments shall not bear interest.

         SECTION 15.14 GOVERNING LAW; WAIVERS.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE ON SUCH PARTY BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF EACH PARTY PROVIDED BY SECTION 15.1 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY PARTY OR ANY PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT

         DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                        [Signatures on following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                         BORROWER:

                                         LUMEN TECHNOLOGIES, INC.


                                         By: /s/ Desiree DeStefano
                                            -----------------------------------
                                         Name: Desiree DeStefano
                                              ---------------------------------
                                         Title: Vice President of Finance
                                               --------------------------------



                                         AGENT:

                                         NATIONSBANK, NATIONAL ASSOCIATION,
                                         as Agent for the Lenders


                                         By: /s/ Susan Timmerman
                                            -----------------------------------
                                         Name: Susan Timmerman
                                              ---------------------------------
                                         Title: Senior Vice President
                                               --------------------------------


                             LUMEN CREDIT AGREEMENT
                             Signature Page 1 of 7

                                         LENDERS:

                                         NATIONSBANK, NATIONAL ASSOCIATION


                                         By: /s/ Susan Timmerman
                                            -----------------------------------
                                         Name: Susan Timmerman
                                              ---------------------------------
                                         Title: Senior Vice President
                                               --------------------------------


                                         Lending Office:

                                         NationsBank, National Association
                                         Independence Center
                                         NC1 001-15-04, 15th Floor
                                         Charlotte, North Carolina 28255
                                         Attention:  Agency Services
                                         Telephone:        (704) 388-3917
                                         Telefacsimile: (704) 386-9923

                                         Wire Transfer Instructions:

                                         NationsBank, National Association
                                         Charlotte, North Carolina 28255
                                         ABA No.:  053000196
                                         Reference: Lumen Technologies, Inc.
                                         Account No.:  136621-22506
                                         Attention:  Corporate Credit Support



                             LUMEN CREDIT AGREEMENT
                             Signature Page 2 of 7

                                         EUROPEAN AMERICAN BANK


                                         By: /s/ Mark J. Saeger
                                            -----------------------------------
                                         Name:  Mark J. Saeger
                                         Title: Vice President


                                         Lending Office:

                                         European American Bank
                                         335 Madison Avenue, 17th Floor
                                         New York, New York 10017
                                         Attention:  Angie M. Marrano,
                                                     Administrative Assistant
                                         Telephone:     (212) 503-2553
                                         Telefacsimile: (212) 503-2667


                                         Wire Transfer Instructions:

                                         European American Bank
                                         One EAB Plaza
                                         Uniondale, New York 11555
                                         ABA No.:  021 001 486
                                         Reference: Lumen Technologies, Inc.
                                         Account No.:  K890222220
                                         Attention:  Commercial Loans Dept.



                             LUMEN CREDIT AGREEMENT
                             Signature Page 3 of 7

                                         NATIONAL CITY BANK OF KENTUCKY


                                         By: /s/ Don Pullen
                                            -----------------------------------
                                         Name: Don Pullen
                                              ---------------------------------
                                         Title: Vice President
                                               --------------------------------


                                         Lending Office:

                                         101 South 5th Street
                                         Louisville, Kentucky  40202
                                         Attention:  Etta Moore
                                                     Commercial Loan Operations
                                         Telephone:  (502) 581-6788
                                         Telefacsimile: (502) 581-4079


                                         Wire Transfer Instructions:

                                         National City Bank of Kentucky
                                         101 South 5th Street
                                         Louisville, Kentucky  40202
                                         ABA No.:    083-000-056
                                         Reference:  Lumen Technologies, Inc.
                                         Attention:  Etta Moore
                                                     Commercial Loan Operations




                             LUMEN CREDIT AGREEMENT
                             Signature Page 4 of 7

                                         BANKBOSTON, N.A.


                                         By: /s/ Richard J. Klouda
                                            -----------------------------------
                                         Name:   Richard J. Klouda
                                         Title:  Director


                                         Lending Office:

                                         One Landmark Square
                                         Stanford, Connecticut  06901
                                         Attention:     Jennifer Edwards
                                         Telephone:     (203) 973-1940
                                         Telefacsimile: (203) 967-8169


                                         Wire Transfer Instructions:

                                         BankBoston, N.A.
                                         ABA No.:     011100805
                                         Reference:   Lumen Technologies, Inc.
                                         Account No.: 551-74538, Connecticut
                                                      Zero Balance Account
                                         Attention:   Joan LaFleur




                             LUMEN CREDIT AGREEMENT
                             Signature Page 5 of 7

                                         CREDIT AGRICOLE INDOSUEZ


By: /s/ Craig Welch                      By: /s/ Cheryl A.Solomet
   --------------------------------         -----------------------------------
Name: Craig Welch                        Name: Cheryl A. Solomet
                                              ---------------------------------
Title:   First Vice President            Title: Vice President
                                               --------------------------------

                                         Lending Office:

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Attention:      Rene LeBlanc
                                         Telephone:      (212) 418-7042
                                         Telefacsimile:  (212) 418-2228

                                         Wire Transfer Instructions:

                                         Citibank N.A.
                                         New York, New York
                                         ABA No.:      021000089
                                         Swift:        Citius33
                                         Reference:    Lumen Technologies, Inc.
                                         Account No.:  Credit Agricole Indosuez
                                                       Account # 36023853




                             LUMEN CREDIT AGREEMENT
                             Signature Page 6 of 7

                                         IMPERIAL BANK


                                         By: /s/ Ray Vadalina
                                            -----------------------------------
                                         Name: Ray Vadalina
                                              ---------------------------------
                                         Title: Senior Vice President
                                               --------------------------------


                                         Lending Office:

                                         9920 South La Cienega Boulevard,
                                         14th Floor
                                         Inglewood, California  90301
                                         Attention:     Ms. Jamie Harney
                                         Telephone:     (310) 417-5721
                                         Telefacsimile: (310) 417-5997


                                         Wire Transfer Instructions:

                                         Imperial Bank
                                         ABA No.:       122201444
                                         Reference:     Lumen Technologies, Inc.
                                         Account No.:   2405-100-540
                                         Attention:     LPIG #2405




                             LUMEN CREDIT AGREEMENT
                             Signature Page 7 of 7

                 SECOND AMENDED AND RESTATED GUARANTY AGREEMENT

         THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (this
"Guaranty Agreement" or this "Guaranty"), dated as of March 12, 1998 is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders now or hereafter party to the Credit Agreement (as defined below) (each a "Lender" and collectively the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, Lumen Technologies, Inc., a Delaware corporation formerly known as BEC Group, Inc. (the "Borrower"), the Agent and certain of the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, certain of the Guarantors are parties to that certain Amended and Restated Subsidiary Guaranty Agreement dated as of July 10, 1997 with the Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Subsidiary Guaranty"); and

         WHEREAS, the Guarantors, the Agent, and the Lenders desire to amend and restate the Existing Subsidiary Guaranty in its entirety to reflect changes in the parties required to be parties thereto and certain changes in the Credit Agreement; and

         WHEREAS, the Guarantors are Material Subsidiaries and will materially benefit from the loans and advances made and to be made, and the letters of credit issued and to be issued, under the Credit Agreement;

         NOW, THEREFORE, in order to induce the Lenders and the Agent to enter into the Credit Agreement and to make and continue the loans and advances thereunder, and to issue letters of credit for the account of the Borrower, and in consideration of the mutual covenants and agreements contained herein, each Guarantor amends and restates the Existing Subsidiary Guaranty in its entirety as follows:


I. DEFINITIONS. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         1. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent and the Lenders the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement and all Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith and all Swap Agreements. The Guarantors' obligations to the Agent and the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor individually, with respect to the Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

         2. PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any Default or Event of Default under the Credit Agreement that has not been cured or waived, then any or all of the Guarantors will, upon demand thereof by the Agent or its successors or assigns as of the date of the Agent's demand, fully pay to the Agent, for the benefit of the Lenders, subject to any restriction set forth in Section 2 hereof, an amount equal to all Guarantors' Obligations then due and owing.

         3. UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Agent or any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         5. EVENTS OF DEFAULT. In the event that (a) a Guarantor shall file a petition to take advantage of any insolvency statute; (b) a Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) a Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of a Guarantor or of the whole or substantially all of its properties, or approve a petition filed against a Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of a Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) consecutive days; (e) there is commenced against a Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur an Event of Default under the Credit Agreement; or (g) any default shall occur in the payment of amounts due hereunder (each of the foregoing an "Event of Default" hereunder); then notwithstanding any collateral that the Lenders may possess from Borrower, such Guarantor, any other Guarantor or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

         6. SUITS. Each Guarantor from time to time shall pay to the Agent for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against such Guarantor. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any Guarantor, whether or not suit has been commenced against the Borrower, any other Guarantor or any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

         7. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Agent and the Lenders as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which each Guarantor may now or at any time hereafter have against the Borrower, the Agent or the Lenders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by such Guarantor to the Agent, for the benefit of the Lenders, on demand.

         8. WAIVER; SUBROGATION.

         (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Agent, the Lenders or the Borrower heretofore, now or at any time hereafter, obtaining, amending, sub stituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time hereafter accepting from the Borrower, any other Guarantor, any other guarantor of the Borrower's Liabilities or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, such Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD,

ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent's or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 9.

         (c) Each Guarantor further agrees with respect to this Guaranty that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until the Facility Termination Date.

         9. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until the Facility Termination Date. The Agent shall give each Guarantor written notice of such termination in accordance with Section 17 hereof. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Agent or any Lender by written notice directed to such Guarantor.

         10. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws, in each case, which violation or breach would reasonably be expected to have a Material Adverse Effect.

         11. EXPENSES. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

         12. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

         13. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

         14. RELIANCE. Each Guarantor represents and warrants to the Agent, for the benefit of the Agent and the Lenders, that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) such Guarantor is not relying on the Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counselling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

         15. TERMINATION. This Guaranty Agreement and all obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date.

         16. NOTICE. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telefacsimile (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telefacsimile number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first Business Day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

(a) if to the Borrower    c/o Lumen Technologies, Inc.
    or any Guarantor:     555 Theodore Fremd Avenue
                          Rye, New York 10580
                          Attention: Mr. Ian G.H. Ashken
                          Telephone: (914) 967-9400
                          Telefacsimile: (914) 967-9405


         with a copy to:  Kane Kessler, P.C.
                          1350 Avenue of the Americas
                          New York, New York 10019
                          Attention:  Robert L. Lawrence, Esq.
                          Telephone:  (212) 541-6222
                          Telefacsimile:   (212) 245-3009

(b)      if to the Agent: NationsBank, N.A.
                          Independence Center, 15th Floor
                          NC1-001-15-04
                          Charlotte, North Carolina 28255
                          Attention: Dana Weir, Agency Services
                          Telephone:  (704) 388-3917
                          Telefacsimile:   (704) 386-9923

         with a copy to:  NationsBank, National Association
                          Corporate Banking
                          767 Fifth Avenue, 5th Floor
                          New York, New York 10153-0083
                          Attention: Ms. Susan Timmerman,Senior Vice President
                          Telephone:  (212) 407-5387
                          Telefacsimile:   (212) 593-1083

or to such other address as each party may designate for itself by like notice given in accordance with this Section 17.

         17.  GOVERNING LAW.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY
         PERFORMED, IN SUCH STATE.

                  (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE

         EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) AND IN ACCORDANCE WITH SECTION 17 HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.



                           [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have duly executed this Second Amended and Restated Guaranty Agreement on the day and year first written above.

                                  GUARANTORS:


                                  BILC ACQUISITION CORP., which is
                                  the surviving corporation in a
                                  merger with ILC TECHNOLOGY, INC.
                                  effective on the date hereof and
                                  simultaneously therewith changed
                                  its name to ILC Technology, Inc.

                                  By: /s/ Desiree DeStefano
                                     ------------------------------
                                  Name: Desiree DeStefano
                                       ----------------------------
                                  Title: Vice President
                                        ---------------------------


                                  ORC TECHNOLOGIES, INC.

                                  By: /s/ Desiree DeStefano
                                     ------------------------------
                                  Name: Desiree DeStefano
                                       ----------------------------
                                  Title: Vice President
                                        ---------------------------





                               GUARANTY AGREEMENT
                                 Signature Page

                                  AGENT:

                                  NATIONSBANK, NATIONAL ASSOCIATION,
                                  as Agent for the Lenders


                                  By: /s/ Susan Timmerman
                                     ------------------------------
                                  Name: Susan Timmerman
                                       ----------------------------
                                  Title: Senior Vice President
                                        ---------------------------



                               GUARANTY AGREEMENT
                                 Signature Page

                          SECOND AMENDED AND RESTATED
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") is made as of March 12, 1998 by and among LUMEN TECHNOLOGIES, INC., a Delaware corporation (formerly known as BEC Group, Inc.) (the "Borrower"), and CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO (each a "Guarantor" and collectively with the Borrower, the "Grantors"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement (as defined below);

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and certain of the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, certain of the Grantors are parties to that certain Amended and Restated Intellectual Property Security Agreement dated as of July 10, 1997 with the Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Existing IP Security Agreement"); and

         WHEREAS, certain of the Guarantors are parties to that certain Second Amended and Restated Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which each Guarantor has continued its guaranty of the obligations of the Borrower under the Credit Agreement; and

         WHEREAS, the Grantors, the Agent, and the Lenders desire to amend and restate the Existing IP Security Agreement in its entirety to reflect changes in the parties thereto and certain changes in the Credit Agreement; and

          WHEREAS, as collateral security for payment and performance of its obligations under the Credit Agreement, the Borrower is willing to continue its grant to the Agent for the benefit of the Secured Parties of a security interest in certain of its intangible personal property and assets; and

         WHEREAS, as collateral security for payment and performance of its obligations under the Guaranty, each Guarantor is willing to continue its grant to the Agent for the benefit of the Secured Parties of a security interest in certain of its intangible personal property and assets;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby amend and restate the Existing IP Security Agreement in its entirety as follows:

         SECTION 1. GRANT OF SECURITY. Each Grantor hereby reaffirms, regrants and continues its grant and collateral assignment, and does hereby grant and collaterally assign, to the Agent for the benefit of the Secured Parties of a security interest in all of the following (collectively, the "Collateral"):

                  (a) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign patents and patent applications (including without limitation the patents and patent applications identified on Schedule I attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

                  (b) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application identified in Schedule II attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark (collectively, the "Trademarks");

                  (c) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign copyrights and copyright applications (including without limitation the copyrights and copyright applications identified on
         Schedule III attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Copyrights");

                  (d) All license agreements regarding Patents, Trademarks or Copyrights with any other party (including any patent, trademark, copyright and other items described in the definitions of Patents, Trademarks or Copyrights that do not qualify as such only because no Grantor has any right, title or interest therein other than rights pursuant to such license agreements), whether such Grantor is a licensor or licensee under any such license agreement and each of the licenses listed on Schedule IV attached hereto and incorporated herein by reference), and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter owned by such Grantor and now or hereafter covered by such licenses (collectively, the "Licenses")); and

                  (e) all proceeds of any of the foregoing.

         In addition, each Grantor has executed in blank and delivered to the Agent an assignment of licenses and federally registered patents, trademarks and copyrights (the "IP Assignment") owned by it, if any, in substantially the form of Exhibit A hereto. Each Grantor hereby authorizes the Agent to complete as Assignee and record with the United States Patent and Trademark Office (the "PTO") and United States Copyright Office (the "Copyright Office") each IP Assignment upon the occurrence of an Acceleration Event. For the purposes of this Agreement, "Acceleration Event" means that (a) an Event of Default has occurred and is continuing and (b) the Secured Obligations have become due and payable (whether by acceleration, at final maturity or otherwise).

         SECTION 2. SECURITY FOR OBLIGATIONS. The security interests and collateral assignments granted under this Agreement (the "Security Interests") by each Grantor secure the payment of all obligations of such Grantor under, in respect of or in connection with this Agreement, the Credit Agreement, the Guaranty and each other Loan Document to which such Grantor is or becomes a party (all such obligations being the "Secured Obligations").

         The Security Interests granted by this Agreement are granted in conjunction with, and not in limitation of, the security interests granted to the Agent, for the benefit of the Lenders, in other assets of each Grantor pursuant to the other Loan Documents.

         SECTION 3. COLLATERAL ASSIGNMENT. In addition to, and not in limitation of, the grant of a security interest in the Patents, Trademarks, Copyrights and Licenses in Section 1 above, each Grantor hereby regrants, reassigns, retransfers and reconveys, and grants, assigns, transfers and conveys, to the Agent, for the benefit of the Lenders, the Assignor's entire right, title and interest in and to the Patents, Trademarks, Copyrights and Licenses; provided, that such grant, assignment, transfer and conveyance shall become effective only at the election of the Agent after the occurrence of an Acceleration Event. The Grantor hereby agrees that after the occurrence of an Acceleration Event the use by the Agent of any of the Patents, Trademarks, Copyrights and Licenses shall be without any liability for royalties or other related charges from the Agent to any Grantor.

         SECTION 4. FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to (i) continue, perfect and protect any Security Interest granted or purported to be granted hereby, (ii) perfect the Agent's (for the benefit of the Lenders) Security Interest in and assign to the Agent, for the benefit of the Lenders, as security for the repayment and satisfaction of the Secured Obligations, all Collateral located in any foreign jurisdiction, and
         (iii) enable the Agent, for the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to any part of the Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file (with the appropriate governmental offices, authorities, agencies and regulatory bodies in the United States and any applicable foreign jurisdiction) such supplements to this Agreement and such financing or continuation statements, or amendments thereto, and such other instruments or notices, including an executed IP Assignment, with the PTO and the Copyright Office, as may be necessary or desirable, or as the Agent, on behalf of the Lenders, may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

                  (b) Each Grantor hereby authorizes the Agent, on behalf of the Lenders, upon the occurrence and during the continuation of an Event of Default, to file, where permitted by law, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Each Grantor will furnish to the Agent, on behalf of the Lenders, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent, on behalf of the Lenders, may reasonably request, all in reasonable detail.

                  (d) Each Grantor agrees that, should it have or obtain an ownership interest in any United States or foreign patent or patent application that is not now identified on Schedule I, any trademark or trademark application that is not now identified on Schedule II or any copyright or copyright application that is not now identified on
         Schedule III or any license agreement in respect of any patent, trademark or copyright that is not now identified on Schedule IV: (i) the provisions of this Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; and (ii) such Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the Agent and, (B) with respect to material Trademarks, present such Trademarks for proper registration with the PTO, (C) with respect to material Copyrights, present such Copyrights for proper registration with the

         Copyright Office and (D) with respect to patents and patent applications and trademarks and trademark applications, prepare, execute and file in the PTO or if appropriate in the equivalent agencies in any foreign jurisdiction, within the requisite time period, all documents that are known by such Grantor to be necessary or that the Agent, on behalf of the Lenders, reasonably requests in order to perfect the Security Interest of the Agent, on behalf of the Lenders, therein. Each Grantor authorizes the Agent, on behalf of the Lenders, to execute and file such a document in the name of such Grantor if such Grantor fails to do so.

                  (e) Each Grantor agrees that should any of its domestic Subsidiaries (other than a corporation which is a party hereto and whether now or hereafter existing) obtain any ownership interest in any United States or foreign patent or patent application, trademarks or trademark application, trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof, such Grantor shall either cause such corporation (i) to become a party to the Guaranty and a party hereto, or (ii) to transfer and assign all such corporation's ownership interests therein to such Grantor, whereupon the provisions of subsection (d) of this
         Section 4 shall be applicable thereto.

                  (f) To the extent necessary or economically desirable in the conduct of its business, each Grantor agrees: (i) to take all necessary steps in any proceeding before the PTO or any similar office or agency in any other country or any political subdivision thereof or in any court, to maintain and pursue each patent application now or hereafter included in the Collateral and to maintain each patent, trademark or copyright now or hereafter included in the Collateral, including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition and infringement proceedings; (ii) to take corresponding steps with respect to material unpatented inventions on which such Grantor is now or hereafter becomes entitled to seek protection; (iii) to bear any expenses incurred in connection with such activities; and (iv) not to abandon any right to file a material patent application, or abandon any material pending application with respect to any of the Collateral, without the written consent of the Agent, which consent shall not be unreasonably withheld.

                  (g) No Grantor shall do any act or omit to do any act whereby any of the Collateral may become dedicated or abandoned, except where such dedication or abandonment (i) will not adversely affect the aggregate economic value of the Collateral after giving effect to such dedication or abandonment or materially adversely affect the business, condition (financial or otherwise), operations, performance, or properties of such Grantor individually or of such Grantor and its Subsidiaries taken as a whole, and (ii) is in the ordinary course of such Grantor's business. Each Grantor agrees to notify the Agent promptly and in writing if it learns that any of the Collateral may become abandoned or dedicated or of any adverse determination or any development (including without limitation the institution of any proceeding in the PTO, or in the equivalent agencies in any foreign jurisdiction, or any court) regarding any material part of the Collateral.

                  (h) In the event that any of the Collateral as to which it has granted the Security Interests is infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall, unless such Grantor shall reasonably determine that such Collateral would not reasonably be likely to, in the aggregate, be of material economic value to such Grantor, take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Collateral. Any expense incurred in connection with such activities shall be borne by such Grantor.

                  (i) Each Grantor agrees (i) to maintain the quality of any and all products in connection with which the Collateral is used, consistent with the quality standards established by such Grantor for said products as of the date of determination, and (ii) to provide the Agent, on behalf of the Lenders, at least quarterly, with a certificate of an officer of such Grantor certifying such Grantor's compliance with the foregoing subsections (a) through (i).

                  (j) Each Grantor agrees that it will promptly correct any defect or error that may be discovered in (i) this Agreement, (ii) any document executed pursuant hereto or (iii) the execution, acknowledgment or recordation thereof.

                  (k) Each Grantor shall continue to mark its products according to applicable law with the numbers of all appropriate Patents.

         SECTION 5. GENERAL REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It has the unqualified right to enter into this Agreement and to perform its terms.

                  (b) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by such Grantor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for the filing of this Agreement with the PTO and with the equivalent offices in any foreign jurisdiction with respect to each Patent and Trademark, and the filings required by the Uniform Commercial Code of the State in which such Grantor maintains its chief executive office, and except to the extent that the exercise of rights and remedies may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally or by general principles of equity.

                  (c) Set forth on Schedule IV is a list, which is complete and accurate in all material respects as of the date hereof, of the Licenses of such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products, including the expiration date of such Licenses.

                  (d) Each License of such Grantor identified on Schedule IV is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid and enforceable.

                  (e) It has notified the Agent in writing of all uses of any Patent, Trademark or Copyright, prior to such Grantor's use, of which such Grantor is aware, which would in the reasonable judgment of such Grantor lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses that were not supported by the goodwill of the business connected with such item.

                  (f) It has not granted any release, covenant not to sue, or non-assertion assurance to any third person, nor allowed any shop right to arise with respect to any third person, with respect to any part of the Collateral that would be reasonably likely, in the aggregate, to be of material economic value.

                  (g) Its products have been marked as required by applicable law with respect to the Collateral.

                  (h) The actions contemplated under or in connection with the Loan Documents will not impair the legal right of such Grantor to use any of the Collateral.

                  (i) Except as disclosed to the Lenders in writing prior to the date of this Agreement, such Grantor has no knowledge of the existence of any right under any patent, trademark, license agreement, trade name, trade secret, know-how, confidential research, development and commercial information, or other proprietary information held by any other Person that would preclude such Grantor from publishing, distributing, marketing, selling, or using any product currently made by it, being made for it or sold or used by it, imported by it or exported by it, as the case may be, or to use any processes currently used by it (except, in each case, to the extent that such Grantor has granted an exclusive license to another Person), or materially interfere with the ability of such Grantor to carry on its business as currently carried on, and such Grantor has no knowledge of any claim to the contrary that is likely to be made.

                  (j) Such Grantor has used consistent standards of quality in manufacturing, distribution and marketing of each product sold and provision of each service provided under any Collateral, and has taken all steps necessary to ensure that all licensed users of any Collateral use such consistent standards of quality.

                  (k) No Subsidiaries and none of such Grantor's Subsidiaries (except to the extent that such Subsidiaries are also Grantors hereunder) has an ownership interest in any patents, patent applications, copyrights, copyright applications, trademark, trade name, trade dress, service marks, trademark or service mark registrations or any applications for trademark or service mark registration.

                  (l) No claim has been made (and, as to Collateral with respect to which such Grantor is a licensor, to the knowledge of such Grantor, no claim has been made against the third party licensee), and such Grantor has no knowledge of any claim that is likely to be made, that the use by such Grantor of any Collateral does or may violate the rights of any Person.

         SECTION 6. PATENT REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It is the sole legal and beneficial owner of the Patents set forth opposite its name on Schedule I hereto, free and clear of any Lien, security interest, option, charge, pledge, assignment (whether conditional or not), or any other encumbrance except for the security interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule IV and the Permitted Liens or Liens granted to the Agent pursuant to the Existing IP Security Agreement (the "Existing Bank Liens"), which Liens are continued and regranted pursuant to this Agreement, and no effective financing statement or other instrument similar in effect covering all or any part of such Collateral, except in connection with Existing Bank Liens, is on file in any recording office, except such as may have been filed in favor of the Agent, for the benefit of the Lenders.

                  (b) Set forth on Schedule I is a list, which is complete and accurate in all material respects as of the date hereof, of all of the Patents owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products.

                  (c) Each Patent of such Grantor identified on Schedule I hereto is subsisting and has not been adjudged unpatentable, invalid or unenforceable, in whole or in part and is, to the knowledge of such Grantor, patentable, valid and enforceable and each of such Patent applications has been filed in conformity with applicable rules and procedures of the PTO and of the equivalent agencies in each applicable foreign jurisdiction and will be diligently prosecuted in conformity therewith so as to not improperly become abandoned.

         SECTION 7. TRADEMARK REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It is the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule IV or Permitted Liens or Existing Bank Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Trademarks purported to be granted by such Grantor hereunder, except in connection with Existing Bank Liens, is on file in any recording office, including, without limitation, the PTO and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the Agent, for the benefit of the Lenders.

                  (b) Set forth on Schedule II is a list, which is complete and accurate in all material respects as of the date hereof, of all of the Trademarks owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products.

                  (c) Each Trademark of such Grantor identified on Schedule II is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

         SECTION 8. COPYRIGHT REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It is the sole, legal and beneficial owner of the entire right, title and interest in and to the Copyrights purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule IV or Permitted Liens or Existing Bank Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Copyrights purported to be granted by such Grantor hereunder, except in connection with Existing Bank Liens, is on file in any recording office, including, without limitation, the PTO and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the Agent, for the benefit of the Lenders.

                  (b) Set forth on Schedule III is a list, which is complete and accurate in all material respects as of the date hereof, of all of the Copyrights owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products.

                  (c) Each Copyright of such Grantor identified on Schedule III is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

         SECTION 9. TRANSFERS AND OTHER LIENS. No Grantor shall:

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted by the Credit Agreement, except that any Grantor may license the Collateral (i) in the ordinary course of such Grantor's business, provided that such license is necessary or desirable in the conduct of such Grantor's business, or (ii) in connection with a sale of assets in compliance with the Credit Agreement, provided that such license shall be on terms reasonably expected to maximize the gain to such Grantor resulting from the granting of such license. The Agent, for the benefit of the Lenders, shall execute any documents that such Grantor may reasonably request in order to permit the Grantor to exercise its right hereunder to license the Trademarks, provided that the Agent shall not be required to do anything that may, in the sole judgment of the Agent, adversely affect the validity of the Security Interests or the assignment of the Collateral located in any foreign jurisdiction;

                  (b) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the Security Interests created by this Agreement or other Permitted Liens; or

                  (c) take any other action in connection with any of the Collateral that would impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would impair the interest or rights of the Agent for the benefit of the Lenders.

         SECTION 10. AGENT APPOINTED ATTORNEY-IN-FACT. Without limiting any other provision of this Agreement, upon the occurrence and during the continuance of an Acceleration Event (as hereinafter defined), each Grantor hereby irrevocably appoints the Agent, for the benefit of the Lenders, as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Lenders, with respect to any of the Collateral; and

                  (d) to execute, in connection with the sale provided for in
         Section 14, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

         For purposes of this Agreement, "Acceleration Event" means that (a) an Event of Default has occurred and is continuing and (b) the Secured Obligations have become due and payable (whether by acceleration, at final maturity or otherwise).

         SECTION 11. AGENT MAY PERFORM.

                  (a) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 15(b) to the fullest extent permitted by applicable law.

                  (b) The Agent or its designated representatives shall have the right to the extent reasonably requested and upon reasonable prior notice, at any reasonable time during normal business hours of such Grantors and from time to time, to inspect the Grantors' premises and to examine the Grantors' books, records and operations relating to the Collateral.

         SECTION 12. THE AGENT'S DUTIES. The powers conferred on the Agent, for the benefit of the Lenders, hereunder are solely to protect the interest of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such party accords its own similar property.

         SECTION 13. EVENTS OF DEFAULT. It is understood and agreed that, with respect to any Grantor, the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder with respect to such Grantor and shall entitle the Agent, for the benefit of the Lenders, to take such actions as are elsewhere provided in this Agreement in respect of Events of
Default:

                  (a) an "Event of Default" or "Default" as defined in the Credit Agreement shall have occurred and be continuing with respect to the Borrower; or

                  (b) an "Event of Default" or "Default" as defined in the Guaranty shall have occurred and be continuing with respect to such Grantor; or

                  (c) such Grantor shall have failed to pay the Agent all of the Guarantors' Obligations in accordance with, and as defined in, the Guaranty on the Business Day on which the Agent has demanded such payment in accordance with the terms of the Guaranty; or

                  (d) any material representation or warranty made by such Grantor herein, in the Credit Agreement or Guaranty or in any other Loan Document shall prove to have been false in any material respect when made; or

                  (e) any covenant made by such Grantor herein, in the Credit Agreement, in the Guaranty or in any other Loan Document is breached, violated, or not complied with and not cured, in the case of this Agreement (other than with respect to any breach or violation of or non-compliance with Sections 4(g), 4(l) and 9 hereof) within 30 days after notice thereof from the Agent and, in the case of the other Loan Documents, within any grace period applicable thereto, or if no grace period is applicable and default thereunder does not result immediately from such noncompliance; then not cured within 30 days after notice thereof from the Agent or the Lenders; provided, however, any breach or violation of or non-compliance with Section 4(g), 4(l) and 9 hereof shall immediately result in an Event of Default.

         SECTION 14. REMEDIES UPON ACCELERATION EVENT. If an Acceleration Event shall have occurred and be continuing:

                  (a) The Agent, for the benefit of the Lenders, may exercise in respect of the Collateral of any defaulting Grantor, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (the "UCC") and also may (i) exercise any and all rights and remedies of such Grantor under, in connection with, or otherwise in respect of, such Collateral, including the completion and filing of the IP Assignment, (ii) require such Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the documents embodying such Collateral as directed by the Agent and make it available to the Agent, for the benefit of the Lenders, at a place to be designated by the Agent that is reasonably convenient to both the Agent and such Grantor, (iii) occupy any premises owned or leased by such Grantor where documents embodying such Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under applicable law, without obligation to such Grantor in respect of such occupation, (iv) license such Collateral or any part thereof, and (v) without notice except as specified below, sell such Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All payments received by any defaulting Grantor under or in connection with any of such Collateral shall be received in trust for the benefit of the Lenders, shall be segregated from other funds of such Grantor and shall be immediately paid over to the Agent, for the benefit of the Lenders, in the same form as so received (with any necessary endorsement).

                  (c) All payments made under or in connection with or otherwise in respect of the Collateral of any defaulting Grantor, and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of such Collateral may, in the discretion of the Agent, be held by the Agent, for the benefit of the Lenders, as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 15) for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations, in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent, for the benefit of the Lenders, and remaining after payment in full of all the Secured Obligations shall be paid over to the respective Grantors or to whosoever may be lawfully entitled to receive such surplus. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the UCC).

         SECTION 15. INDEMNITY AND EXPENSES.

                  (a) Each Grantor agrees to indemnify the Agent, for the benefit of the Lenders, from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement that are incurred by the Agent (including without limitation enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

                  (b) Each Grantor will upon demand pay to the Agent, for the benefit of the Lenders, the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent, for the benefit of the Lenders, may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

         SECTION 16. SECURITY INTEREST ABSOLUTE. All rights of the Secured Parties in the Security Interests granted hereunder, and each of the Secured Obligations, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the amount of the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Borrower in any form which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

                  (c) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the Security Instruments), or any non-perfection of any collateral, or any consent to departure from any such guaranty (including without limitation any collateral pledged as security for the Secured Obligations under the Security Instruments);

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or the manner of sale of any collateral;

                  (e) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of the Borrower or any Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

                  (f) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of the Borrower, any Grantor or any guarantor of the Secured Obligations (including without limitation any guarantor under the Guaranty, other than the Grantor against which this Agreement is to be enforced), or of any collateral for the Secured Obligation (including without limitation any collateral pledged as security for the

         Secured Obligations under the Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or guarantor (including without limitation any guarantor under the Guaranty, other than the Grantor against which this Agreement is sought to be enforced) in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Grantor; or

                  (g) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, any guarantor of the Borrower's liabilities (including without limitation any Guarantor) or a Grantor.

         The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower or any Grantor or otherwise, all as though such payment had not been made.

         SECTION 17. WAIVER. Each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Secured Parties protect, secure, perfect or insure any Security Interest or any Collateral subject thereto or exhaust any right or take any action against any Grantor or any other Person (including without limitation any guarantor under the Guaranty) or any collateral securing payment of the Secured Obligations (including without limitation any collateral pledged as security for the Secured Obligations under the Security Instruments).

         SECTION 18. SUBROGATION. Prior to termination of this Agreement in accordance with the provisions of Section 21(c), no Grantor will exercise any rights that it may acquire by way of subrogation under this Agreement. If an amount shall be paid to such Grantor on account of such subrogation rights at any time prior to termination of this Agreement in accordance with the provisions of Section 21(c), such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent, for the benefit of the Lenders, to be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the Guaranty.

         SECTION 19. AMENDMENTS, ETC.

                  (a) Except as provided in subsection (b) of this Section 18, no amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Upon the execution and delivery by any Person of a supplement to this Agreement pursuant to which such Person agrees to become a party hereto (each an "Intellectual Property Security Agreement Supplement"), (i) such Person or entity shall be referred to as an "Additional Grantor" and shall be and become a Grantor and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the schedules attached to each Intellectual Property Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III and IV hereto, and the Agent may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant hereto.

                  (c) Any person that executes an Intellectual Property Security Agreement Supplement shall also execute and deliver such financing statements and all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may reasonably request in order to perfect and protect any Security Interest purported to be granted thereby.

         SECTION 20. ADDRESSES FOR NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing, (or, in the case of notice by telefacsimile (where receipt of such notice is verified by return), when received at such telefacsimile number as may from time to time be specified in written notice to the other parties hereto or otherwise received) or, if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or, if sent prepaid by a national overnight courier service, on the first Business Day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

(a) if to any Grantor:   c/o Lumen Technologies, Inc.
                         555 Theodore Fremd Avenue
                         Rye, New York 10580
                         Attention:  Mr. Ian G.H. Ashken
                         Telephone:  (914) 967-9400
                         Telefacsimile:   (914) 967-9405


        with a copy to:  Kane Kessler, P.C.
                         1350 Avenue of the Americas
                         New York, New York 10019
                         Attention:  Robert L. Lawrence, Esq.
                         Telephone:  (212) 541-6222
                         Telefacsimile:   (212) 245-3009

(b)     if to the Agent: NationsBank, N.A.
                         Independence Center, 15th Floor
                         NC1-001-15-04
                         Charlotte, North Carolina 28255
                         Attention: Dana Weir, Agency Services
                         Telephone:  (704) 388-3917
                         Telefacsimile:   (704) 386-9923

        with a copy to:  NationsBank, N.A.
                         Corporate Banking
                         767 Fifth Avenue, 5th Floor
                         New York, New York 10153-0083
                         Attention:  Ms. Susan Timmerman, Senior Vice President
                         Telephone: (212) 407-5387
                         Telefacsimile: (212) 593-1083


         SECTION 21. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT; RELEASE OF COLLATERAL.

                  (a) This Agreement shall reaffirm a continuing Security Interest in the Collateral and shall (i) remain in full force and effect until terminated in accordance with the provisions of Section 21(c), (ii) be binding upon each Grantor, its successors and assigns, provided, however, no Grantor shall make any assignment hereof without the prior consent of the Agent, and (iii) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
         (iii), any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XIII thereof concerning the Agent and Article IV thereof concerning assignments and participations.

                  (b) Except as permitted by the Credit Agreement, no Grantor shall sell, lease, transfer or otherwise dispose of any item of Collateral during the term of this Agreement without the prior written consent of the Agent to such sale, lease, transfer or other disposition.

                  (c) On the Facility Termination Date, the Collateral shall be automatically released from the Liens created hereby, all rights to the Collateral shall automatically revert to the Grantors, and this Agreement and all obligations of the Grantors hereunder shall terminate without delivery of any instrument or performance of any act by any party. Upon such termination of this Agreement, the Agent shall reassign and redeliver such Collateral then held by or for the Agent and the Lenders and execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

         SECTION 22. SWAP AGREEMENTS. All Hedging Obligations of any Grantor shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any Swap Agreement shall be deemed to be a Secured Party hereunder.

         SECTION 23. SEVERABILITY. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

         SECTION 24. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 25. GOVERNING LAW.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE ON SUCH PARTY BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED

         BY SECTION 20, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY PARTY OR ANY PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                           [SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties have duly executed this Second Amended and Restated Intellectual Property Security Agreement on the day and year first written above.

                                         GRANTORS:

                                         LUMEN TECHNOLOGIES, INC.

                                         By: /s/ Desiree DeStefano
                                            -----------------------------------
                                         Name: Desiree DeStefano
                                              ---------------------------------
                                         Title: Vice President of Finance
                                               --------------------------------


                                         ORC TECHNOLOGIES, INC. (FORMERLY KNOWN
                                         AS OPTICAL RADIATION CORPORATION)

                                         By: /s/ Desiree DeStefano
                                            -----------------------------------
                                         Name: Desiree DeStefano
                                              ---------------------------------
                                         Title: Vice President
                                               --------------------------------

                                         BILC ACQUISITION CORP., which is
                                         the surviving corporation in a
                                         merger with ILC TECHNOLOGY, INC.
                                         effective on the date hereof and
                                         simultaneously therewith changed
                                         its name to ILC Technology, Inc.

                                         By: /s/ Desiree DeStefano
                                            -----------------------------------
                                         Name: Desiree DeStefano
                                              ---------------------------------
                                         Title: Vice President
                                               --------------------------------



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                             Signature Page 1 of 2

                                         AGENT:

                                         NATIONSBANK, NATIONAL ASSOCIATION, as
                                         Agent for the Lenders


                                         By: /s/ Susan Timmerman
                                            -----------------------------------
                                         Name: Susan Timmerman
                                              ---------------------------------
                                         Title: Senior Vice President
                                               --------------------------------



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                             Signature Page 2 of 2

                                   EXHIBIT A

                          SECOND AMENDED AND RESTATED
           ASSIGNMENT OF PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

         THIS SECOND AMENDED AND RESTATED ASSIGNMENT OF PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES (this "Agreement") is made as of March 12, 1998 by and among LUMEN TECHNOLOGIES, INC., a Delaware corporation (formerly known as BEC Group, Inc.) (the "Borrower"), and EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively with the Borrower, the "Grantors"), to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement (as defined below);

                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Agent and certain of the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Agent, and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, each Grantor has entered into that certain Second Amended and Restated Intellectual Property Security Agreement (the "IP Security Agreement") dated as of even date herewith pursuant to which each Grantor continues to grant to the Agent for the benefit of the Lenders a security interest in the Marks, Copyrights, Licenses and Patents defined below in order to secure its obligations under the Guaranty Agreement; and

         WHEREAS, the Grantors, together with certain other grantors which then were subsidiaries of the Borrower, are parties to that certain Amended and Restated Assignment of Patents, Trademarks, Copyrights and Licenses dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing IP Assignment"); and

         WHEREAS, the Grantors, the Agent, and the Lenders desire to amend and restate the Existing IP Assignment in its entirety to reflect changes in those Persons party thereto and the changes in the Credit Agreement; and

          WHEREAS, as collateral security for payment and performance of its obligations under the Credit Agreement, the Borrower is willing to grant to the Agent for the benefit of the Secured Parties a security interest in certain of its intangible personal property and assets; and

         WHEREAS, each Guarantor is a party to that certain Second Amended and Restated Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which each Guarantor has guaranteed the obligations of the Borrower under the Credit Agreement; and

         WHEREAS, each Guarantor is a Material Subsidiary of the Borrower and will materially benefit from the loans and advances made and to be made, and the letters of credit issued and to be issued, under the Credit Agreement; and

         WHEREAS, as collateral security for payment and performance of its obligations under the Guaranty Agreement, each Guarantor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in certain of its intangible personal property and assets; and

         WHEREAS, each Grantor (a) has adopted and used and is using or has a bona fide intention to use the trademarks and service marks (the "Marks") identified on Annex I hereto, and is the owner of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office identified on Annex I hereto, (b) is the owner of and uses the copyrights, copyright registrations and pending registration applications set forth on Annex II hereto (the "Copyrights"), (c) is a party to and has rights under the licenses and license agreements listed on Annex III hereto (the "Licenses") and (d) is the owner of and uses the patents, patent registrations and pending registration applications set forth on Annex IV hereto (the "Patents" and together with the Marks, the Copyrights and the Licenses, the "Collateral"); and

         WHEREAS, the Agent for the benefit of the Lenders desires to acquire the Marks, the Copyrights, the Licenses and the Patents and the registrations thereof and registration applications therefor, as applicable, in connection with the exercise of its remedies after the occurrence of an Event of Default and acceleration of the Obligations under the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, each Grantor does hereby assign, sell and transfer unto the Agent all right, title and interest in and to the Marks, Copyrights, Licenses and Patents, together with (i) the registrations of and registration applications therefor, as applicable, (ii) the goodwill of the business symbolized by and associated with the Collateral and the registrations thereof,
(iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Collateral or the registrations thereof or such associated goodwill, and (iv) all rights of each Grantor to enforce all Licenses. Each Grantor hereby grants to the Agent, for the benefit of the Lenders, and notice is hereby given that each Grantor has regranted to the Agent, for the benefit of the Lenders, a first priority security interest in the Collateral to secure the payment and performance in full of all of the obligations of each Grantor under the Credit Agreement, the Guaranty and each other Loan Document to which such Grantor is or becomes a party.

         This Assignment is intended to and shall take effect as a sealed instrument only after the occurrence of an Acceleration Event as defined in the IP Security Agreement whereafter the Agent shall complete this instrument by signing its acceptance of this Assignment below.

                           [Signature pages follows.]

         IN WITNESS WHEREOF, each Grantor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on the day and year first written above.


                                            LUMEN TECHNOLOGIES, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            ORC TECHNOLOGIES, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            BILC ACQUISITION CORP., which is
                                            the surviving corporation in a
                                            merger with ILC TECHNOLOGY, INC.
                                            effective on the date hereof and
                                            simultaneously therewith changed
                                            its name to ILC Technology, Inc.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------






               ASSIGNMENT OF TRADEMARKS, COPYRIGHTS AND LICENSES
                             Signature Page 1 of 2

         The foregoing assignment of the Trademarks, Copyrights and Licenses and the registrations thereof and registration applications therefor by the Assignee and the Agent is hereby accepted as of the day and year first written above.


                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



               ASSIGNMENT OF TRADEMARKS, COPYRIGHTS AND LICENSES
                             Signature Page 2 of 2

                          SECOND AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT

         THIS SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of March 12, 1998 by and between LUMEN TECHNOLOGIES, INC., a Delaware corporation formerly known as BEC Group, Inc. (the "Borrower"), AND EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Guarantor", and collectively with the Borrower, the "Pledgors") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, certain of the Pledgors are parties to that certain Amended and Restated Stock Pledge Agreement dated as of July 10, 1997 with the Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Pledge Agreement"); and

         WHEREAS, the Pledgors, the Agent, and the Lenders desire to amend and restate the Existing Pledge Agreement in its entirety to reflect changes in the parties and the shares of capital stock subject thereto and certain changes in the Credit Agreement; and

         WHEREAS, each Pledgor desires to pledge or continue its pledge, as applicable, to the Secured Parties to secure the payment and performance of the Borrower's Obligations under the Credit Agreement and the Guarantors' obligations under the Guaranty Agreement, as applicable, of all of its interest in all of the issued and outstanding shares of common stock owned by such Pledgor of each of its domestic subsidiaries as identified on Schedule I hereto (collectively the "Pledged Stock"); and

         WHEREAS, each Pledgor will materially benefit from the loans and advances made and to be made, and the letters of credit issued and to be issued, under the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       PLEDGE OF STOCK; OTHER COLLATERAL.

         (a) As collateral security for the payment and performance of all debts, obligations or liabilities now or hereafter existing, absolute or contingent, of the Guarantors under the Guaranty Agreement and of all of the Borrower's Obligations under the Credit Agreement (collectively, the "Secured Obligations"), and subject to Section 10 hereof, (i) each Pledgor party to the Existing Pledge Agreement hereby reaffirms, regrants and continues the pledge, collateral assignment and grant of security interest pursuant to the Existing Pledge Agreement in the Pledged Stock heretofore pledged under the Existing Pledge Agreement, and (ii) each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders pursuant to the New York Uniform Commercial Code (the "UCC") a first priority security interest in the Pledged Stock which was not heretofore pledged under the Existing Pledge Agreement and all of the following:

                           (A) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock, other than dividends permitted to be retained by such Pledgor under the Credit Agreement; and

                           (B) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock.

All such Pledged Stock, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than dividends issued in respect of such Pledged Stock that are permitted to be retained by such Pledgor under the Credit Agreement, are herein collectively referred to as the "Collateral." All of the Pledged Stock is currently owned by the respective Pledgors and represented by the stock certificates listed on
Schedule I hereto, which stock certificates, with stock powers duly executed in blank by Pledgor, are being or have been delivered to the Agent.

         (b) The Pledgor agrees to deliver all the Collateral to the Agent at such location as the Agent shall from time to time designate by written notice pursuant to Section 19 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

         (c) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Agent for the benefit of the Lenders by each Pledgor immediately upon demand therefor, with interest thereon until paid in full at the Base Rate.

         2. STATUS OF PLEDGED STOCK. Each Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (a) all of the shares of the Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the issued and outstanding shares of Voting Stock of each of the Domestic Subsidiaries and Domestic Control Subsidiaries (except with respect to Wolfram Electric, Inc.("Wolfram") and Voltarc Technologies, Inc. ("Voltarc")), 65% are of all of the issued and outstanding Voting Stock of the Direct Foreign Subsidiaries and all of the shares of Capital Stock of each of Wolfram and Voltarc owned by the Borrowers as set forth on Schedule I hereto (b) each Pledgor is the registered and record and beneficial owner of its Pledged Stock, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and under the Loan Documents and applicable restrictions pursuant to federal and state securities laws, and in the case of the capital stock of Voltarc, the restrictions set forth in the Preferred Stock Rights Schedule attached to the Certificate of Incorporation of Voltarc, as amended (the "Preferred Stock Restrictions"), and in the Stock Purchase and Option Agreement (the "Option Agreement"), dated October 1, 1997, among the Borrower, ORC, Voltarc and the stockholders party thereto and the Proxy and Voting Rights Agreement dated October 1, 1997 from ORC in favor of FINOVA Capital Corporation (the "Proxy Agreement" and together with the Preferred Stock Restrictions and the Option Agreement, collectively referred to as the "Voltarc Restrictive Documents")), (c) it has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer its Pledged Stock in the manner and form hereof, and (d) the pledge, assignment and delivery of its Pledged Stock to the Agent for the benefit of the Lenders pursuant to this Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Stock, securing the payment of the Secured Obligations, assuming continuous and uninterrupted possession thereof by the Agent. Except as otherwise expressly provided herein or in the Credit Agreement, none of the Pledged Stock (nor any interest therein or thereto) shall be sold, transferred or assigned without the Agent's prior written consent, which may be withheld for any reason, subject to the provisions of the Voltarc Restrictive Documents. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause its Pledged Stock to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall cause each of its Subsidiaries not to issue any capital stock, or securities convertible into capital stock, at any time during the term of this Agreement other than to the Borrower or another Guarantor who shall immediately pledge such additional capital stock to the Agent on substantially identical terms as are contained herein. Each Pledgor hereby agrees not to enter into any agreement requiring that the voting rights associated with the Pledged Stock be exercised in any particular manner nor grant any interest in or permit to exist any Lien, charge, encumbrance or restriction with respect to the Pledged Stock (other than applicable restrictions pursuant to federal and state securities laws, and in the case of the capital stock of Voltarc, the Voltarc Restrictive Documents.

         3.       PRESERVATION AND PROTECTION OF COLLATERAL.

         (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

         (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a

Consistent Basis. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

         4. DEFAULT. Should a Pledgor fail to pay the Agent all Secured Obligations as of the end of the Business Day on which such Secured Obligations become due and payable and after the expiration of all grace or cure periods, if any, and all extensions or waivers, if any, and should such failure continue, or should any other Event of Default set forth in the Credit Agreement occur and be continuing, or should such Pledgor fail otherwise to comply with the terms hereof (any of the foregoing an "Event of Default"), subject to the terms of the Voltarc Restrictive Documents, the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of a Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law; provided, however, that the Agent shall give to Borrower and each other Pledgor five days' notice prior to any sale permitted under this Agreement, and Borrower and each other Pledgor agrees that such notice shall constitute commercially reasonable notice. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify them, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

         5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as the Agent may determine and as permitted by applicable law and regulation. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to Pledgors.

         6. PRESENTMENTS, ETC. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonper formance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

         7. ATTORNEY-IN-FACT. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

         8. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Guaranty, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Guaranty, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty, any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Agreement.

         9. WAIVER BY A PLEDGOR. Each Pledgor waives (to the extent permitted by applicable law) any right to require any Secured Party or any other obligee of the Secured Obligations to (a) proceed against the Borrower, any Guarantor or any other Person or entity, (b) proceed against or exhaust any Collateral as defined in the Credit Agreement, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of the Borrower, any Guarantor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of the Borrower, any Guarantor or any other Person or entity. Until the Facility Termination Date, no Pledgor shall have the right of subrogation, and each Pledgor waives any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and waives (to the extent permitted by applicable law) any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Agent for the benefit of the Lenders. Each Pledgor authorizes any Secured Party and any other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

         The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

         10.      DIVIDENDS AND VOTING RIGHTS.

         (a) All dividends and other distributions with respect to any of the Pledged Stock shall be subject to the pledge hereunder except for dividends permitted to be retained by such Pledgor under the Credit Agreement. So long as no Default or Event of Default shall have occurred and be continuing, any such dividends may be retained by such Pledgor free from any Liens hereunder. Following the occurrence and during the continuance of any Default or Event of Default, all dividends shall be promptly delivered to the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any capital stock or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations hereby secured as they become due.

         (b) So long as no Default or Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

         (c) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Agent, all rights of a Pledgor to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Agent, all rights of a Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Stock hereunder upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement, and each Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         11. POWER OF SALE. Until the Facility Termination Date, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of a Pledgor may have ceased.

         12. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

         13. FURTHER ASSURANCES. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Pledgor or any other Person to any of such issuers or obligors.

         14. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

         15. SWAP AGREEMENTS. All Hedging Obligations of any Pledgor shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any Swap Agreement shall be deemed to be a Secured Party hereunder.

         16. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         18. TERMINATION. This Agreement and all obligations of the Pledgors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgors, deliver to each Pledgor the certificates evidencing their respective shares of Pledged Stock (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Stock), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same.

         19. INDEMNIFICATION. Each Pledgor hereby covenants and agrees to pay, indemnify, and hold the Agent and each Lender harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which such Pledgor has incurred any Secured Obligation (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to Indemnified Liabilities arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

         20. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telefacsimile (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telefacsimile number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first Business Day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

(a)      if to any Pledgor:                c/o Lumen Technologies, Inc.
                                           555 Theodore Fremd Avenue
                                           Rye, New York 10580
                                           Attention:  Mr. Ian G.H. Ashken
                                           Telephone:  (914) 967-9400
                                           Telefacsimile:   (914) 967-9405

         with a copy to:                   Kane Kessler, P.C.
                                           1350 Avenue of the Americas
                                           New York, New York 10019
                                           Attention:  Robert L. Lawrence, Esq.
                                           Telephone:  (212) 541-6222
                                           Telefacsimile:   (212) 245-3009

(b)      if to the Agent:                  NationsBank, N.A.
                                           Independence Center, 15th Floor
                                           NC1-001-15-04
                                           Charlotte, North Carolina 28255
                                           Attention: Dana Weir, Agency Services
                                           Telephone:  (704) 388-3917
                                           Telefacsimile:  (704) 386-9923

         with a copy to:                   NationsBank, N.A.
                                           Corporate Banking
                                           767 Fifth Avenue, 5th Floor
                                           New York, New York 10153-0083
                                           Attention:  Ms. Susan Timmerman,
                                             Senior Vice President
                                           Telephone:  (212) 407-5387
                                           Telefacsimile:   (212) 593-1083


         21.  GOVERNING LAW; WAIVERS.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY
         PERFORMED, IN SUCH STATE.

                  (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 15.1 OF THE CREDIT AGREEMENT OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH

         ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                           [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties have duly executed this Second Amended and Restated Pledge Agreement on the day and year first written above.

                                            PLEDGORS:

                                            LUMEN TECHNOLOGIES, INC.


                                            By: /s/ Desiree DeStefano
                                               --------------------------
                                            Name: Desiree DeStefano
                                                 ------------------------
                                            Title: Vice President of
                                                   Finance
                                                  -----------------------


                                            ORC TECHNOLOGIES, INC.


                                            By: /s/ Desiree DeStefano
                                               --------------------------
                                            Name: Desiree DeStefano
                                                 ------------------------
                                            Title: Vice President
                                                  -----------------------



                                            BILC ACQUISITION CORP., which is
                                            the surviving corporation in a
                                            merger with ILC TECHNOLOGY, INC.
                                            effective on the date hereof and
                                            simultaneously therewith changed
                                            its name to ILC Technology, Inc.


                                            By: /s/ Desiree DeStefano
                                               --------------------------
                                            Name: Desiree DeStefano
                                                 ------------------------
                                            Title: Vice President
                                                  -----------------------



                                            AGENT:

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders


                                            By: /s/ Susan Timmerman
                                               --------------------------
                                            Name: Susan Timmerman
                                                 ------------------------
                                            Title: Senior Vice President
                                                  -----------------------

               SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
                             Signature Page 1 OF 1

                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is made and entered into as of March 12, 1998 by LUMEN TECHNOLOGIES, INC., a Delaware corporation formerly known as BEC Group, Inc. (the "Borrower), and EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Guarantor", and collectively with the Borrower, the "Grantors"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement (as defined below);

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent of the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of July 10, 1997 (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Lenders and the Agent have agreed to amend and restate the Existing Agreement in its entirety pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, the Grantors are parties to that certain Amended and Restated Security Agreement dated as of July 10, 1997 with the Agent (as amended, supplemented or otherwise modified as of the date hereof, the "Existing Security Agreement"); and

         WHEREAS, certain of the Guarantors are parties to that certain Second Amended and Restated Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which each Guarantor guaranteed, or continued its guaranty of, the obligations of the Borrower under the Credit Agreement;

         WHEREAS, the Grantors, the Agent, and the Lenders desire to amend and restate the Existing Security Agreement in its entirety to reflect changes in the parties thereto and certain changes in the Credit Agreement; and




          WHEREAS, as collateral security for payment and performance of its obligations under the Credit Agreement, the Borrower is willing to continue its grant to the Agent for the benefit of the Secured Parties of a security interest in certain of its personal property and assets; and

         WHEREAS, as collateral security for payment and performance of its obligations under the Guaranty, each Guarantor is willing to grant, or to continue its grant, to the Agent for the benefit of the Secured Parties of a security interest in certain of its personal property and assets;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby amend and restate the Existing Security Agreement in its entirety as follows:

         1. GRANT OF SECURITY INTEREST. As collateral security for the payment and satisfaction of all obligations and liabilities of the Guarantors under the Guaranty Agreement and all of the Borrower's Obligations under the Credit Agreement (collectively, the "Secured Obligations"), each Grantor hereby affirms, grants, pledges and assigns, or reaffirms, regrants and continues its pledge and collateral assignment, as the case may be, to the Agent for the benefit of the Lenders and continues and grants to the Agent for the benefit of the Lenders a continuing first priority security interest in and to all of the following property of such Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located:

                  (a) All accounts, accounts receivable, contracts, notes, bills, acceptances, choses in action, chattel paper, instruments, documents and other forms of obligations at any time owing to each Grantor arising out of goods sold or leased or for services rendered by such Grantor, the proceeds thereof and all of such Grantor's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as "Accounts");

                  (b) All inventory of each Grantor, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor's account (collectively referred to hereinafter as "Inventory");

                  (c) All goods of each Grantor, including without limitation, all machinery, equipment, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by a Grantor or in which such Grantor may have or may hereafter acquire any interest, at any location (collectively referred to hereinafter as "Equipment");

                  (d) All general intangibles of each Grantor in which a Grantor now has or hereafter acquires any rights, including but not limited to, causes of action, corporate or business records, inventions, designs, patents, patent applications, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

                  (e) All rights now or hereafter accruing to each Grantor under contracts, leases, agreements or other instruments to perform services, to hold and use land and facilities, and to enforce all rights thereunder (collectively referred to hereinafter as "Contract Rights");

                  (f) All books and records relating to any of the Collateral (as hereinafter defined) (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of each Grantor pertaining to any of the foregoing); and

                  (g) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including without limitation proceeds of insurance policies insuring the Collateral (as hereinafter defined).

         All of the property and interests in property described in subsections
(a) through (g) and all other property and interests in personal property which shall, from time to time, secure the Secured Obligations are herein collectively referred to as the "Collateral."

         2. FINANCING STATEMENTS. At the time of execution of this Agreement, each Grantor shall have furnished the Agent with properly executed financing statements, amendments and assignments (including amendments of financing statements filed pursuant to the Existing Security Agreement) as prescribed by the Uniform Commercial Code as presently in effect in the states where the Collateral is located, prepared and approved by the Agent in form and number sufficient for filing wherever required with respect to the Collateral, in order that the Agent, for the benefit of the Lenders, shall have a duly perfected security interest of record in the Collateral, to the extent a security interest in such Collateral can be perfected by filing a financing statement, following the filing of such financing statements with the appropriate local and state governmental authorities, subject only to Permitted Liens. Each Grantor shall execute as reasonably required by the Agent any additional financing statements or other documents to effect the same, together with any necessary continuation statements so long as this Agreement remains in effect.

         3. MAINTENANCE OF SECURITY INTEREST. Each Grantor will, from time to time, upon the request of the Agent, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the Agent's security interest in the Collateral.

         With respect to any and all Collateral to be secured and conveyed under this Agreement, each Grantor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Agent for the benefit of the Lenders.

         Each Grantor agrees to make appropriate entries upon its financial statements and books and records disclosing the Agent's (for the benefit of the Lenders) security interest granted hereunder.

         4. RECEIPT OF PAYMENT. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Agent, for the benefit of the Lenders, and as the property of the Agent, for the benefit of the Lenders, separate from the funds of such Grantor, and no later than the first Business Day following the receipt thereof, such Grantor shall cause the same to be forwarded to the Agent for its custody and possession on behalf of the Lenders as additional Collateral.

         5. COLLECTIONS; AGENT'S RIGHT TO NOTIFY ACCOUNT DEBTORS AND TO ENDORSE A GRANTOR'S NAME. Each Grantor hereby authorizes the Agent, on behalf of the Lenders, at all times after the occurrence and during the continuation of an Event of Default (a) to open such Grantor's mail and collect any and all amounts due to such Grantor from Persons obligated on any Accounts ("Account Debtors"); (b) to take over such Grantor's post office boxes or make other arrangements as the Agent, on behalf of the Lenders, deems necessary to receive such Grantor's mail, including notifying the post office authorities to change the address for delivery of such Grantor's mail to such address as the Agent, on behalf of the Lenders, may designate; and (c) to notify any or all Account Debtors that the Accounts have been assigned to the Agent for the benefit of the Lenders and that Agent has a security interest therein for the benefit of the Lenders (provided that the Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government). Each Grantor at all times after the occurrence and during the continuation of an Acceleration Event (as hereinafter defined) irrevocably makes, constitutes and appoints the Agent, for the benefit of the Lenders, (and all Persons designated by the Agent for that purpose) as such Grantor's true and lawful attorney (and agent-in-fact) to endorse such Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Agent's possession or Agent's control, and deposit the same to the account of the Agent, for the benefit of the Lenders, on account and for payment of the Secured Obligations. The Agent shall promptly furnish each Grantor with a copy of any such notice sent with respect to Accounts of such Grantor pursuant to clause (c) of this Section 5 and each Grantor hereby agrees that any such notice, in the Agent's sole discretion, may be sent on such Grantor's stationery, in which event such Grantor shall co-sign such notice with the Agent. For purposes of this Agreement, "Acceleration Event" means that (a) an Event of Default has occurred and is continuing and
(b) the Secured Obligations have become due and payable (whether by acceleration, at final maturity or otherwise).

         6. COVENANTS. Each Grantor covenants with the Agent that from and after the date of this Agreement until termination hereof in accordance with
Section 27 hereof:

                  (a) INSPECTION. The Agent (by any of its officers, employees and agents), on behalf of the Lenders, shall have the right upon its reasonable request and reasonable prior notice, and at any reasonable times during such Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor's affairs and finances with any Person (other than Account Debtors) and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor's affairs and finances with such Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Acceleration Event, the Agent may at any time and from time to time employ and maintain on such Grantor's premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's (for the benefit of the Lenders) interest. All expenses incurred by the Agent, on behalf of the Lenders, by reason of the employment of such custodian shall be paid by such Grantor, added to the Secured Obligations and secured by the Collateral.

                  (b) ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Each Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at intervals designated by the Agent such Grantor shall provide the Agent with a schedule of Accounts in form and substance acceptable to the Agent describing all Accounts created or acquired by such Grantor ("Schedule of Accounts"); provided, however, that such Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Agent's security interest or other rights in and to any Accounts for the benefit of the Lenders. If requested by the Agent, each Grantor shall furnish the Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Agent shall request. No Grantor shall remove any Account Records or Account Documents or change its chief executive offices from the locations set forth in Exhibit A hereto without 30 days prior written notice to the Agent as provided in Section 20 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

                  (c) NOTICE REGARDING DISPUTED ACCOUNTS. In the event any amounts due and owing in excess of $250,000 are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                  (d) VERIFICATION OF ACCOUNTS. If an Event of Default has occurred and is continuing, any of the Agent's officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any Accounts and, whether or not a Default or Event of Default has occurred, any of the Agent's officers, employees or agents shall have the right to verify the same with any Grantor.

                  (e) CHANGE OF TRADE STYLES. No Grantor shall change, amend, alter, terminate, or cease using its material trade names or styles under which it sells Inventory as of the date of this Agreement ("Trade Styles"), or use additional Trade Styles, without giving the Agent at least 30 days' prior written notice and delivery to the Agent by the applicable Grantor prior to such removal, change, amendment, alteration, or use, of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

                  (f) SAFEKEEPING OF INVENTORY. Each Grantor shall be responsible for the safekeeping of its Inventory, and, subject to
         Section 16 hereof, in no event shall the Agent have any responsibility for:

                              (i) Any loss or damage to Inventory or
                  destruction thereof occurring or arising in any manner or fashion from any cause;

                             (ii)   Any diminution in the value of Inventory; or

                            (iii) Any act or default of any carrier,
                  warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling Inventory.

                  (g) LOCATION, RECORDS AND SCHEDULES OF INVENTORY. Each Grantor shall keep correct and accurate records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Agent from time to time at reasonable intervals designated by the Agent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory, no less than annually, and shall furnish to the Agent such other documents and reports thereof as the Agent shall reasonably request with respect to the Inventory. Subject to compliance at all times with Sections 9(c), (d) and (e), no Grantor shall, other than in the ordinary course of business in connection with its sale, remove any material amount of Inventory from the locations set forth on Exhibit B hereto to a location not also set forth on Exhibit B hereto, each of such locations being owned by a Grantor unless otherwise indicated, without 30 days prior written notice to the Agent as provided in Section 20 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

                  (h) RETURNS OF INVENTORY. If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $250,000 in the aggregate on any Account or Accounts of such Account Debtor, such Grantor shall notify the Agent of the same as soon as practicable.

                  (i) EVIDENCE OF OWNERSHIP OF EQUIPMENT. The Grantors, as soon as practicable following a request therefor by the Agent, shall deliver to the Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

                  (j) LOCATION, RECORDS AND SCHEDULES OF EQUIPMENT. The Grantors shall maintain accurate, itemized records itemizing and describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter. No Grantor shall remove any material portion of the Equipment from the locations set forth in Exhibit C hereto to a location not also set forth on Exhibit C hereto without at least 30 days' prior written notice to the Agent as provided in Section 20 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

                  (k) SALE OR MORTGAGE OF EQUIPMENT. Other than in the ordinary course of business with respect to disposition of obsolescent Equipment or replacement of Equipment with other Equipment performing similar functions and having similar or better utility and value, and except as permitted by the Credit Agreement prior to the occurrence and continuance of an Event of Default, no Grantor shall sell, exchange, lease, mortgage, encumber, pledge or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of the Agent.

                  (l) MAINTENANCE OF EQUIPMENT. Each Grantor shall keep and maintain its Equipment in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Agent for the benefit of the Lenders a lien on such real property) or accessions to other personal property.

         7. WARRANTIES AND REPRESENTATIONS REGARDING COLLATERAL GENERALLY. Each Grantor warrants and represents that it is and, except as permitted by the Credit Agreement, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all Liens, claims, encumbrances and security interests other than the security interest in favor of the Agent for the benefit of the Lenders hereunder and Permitted Liens, and that it will defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Parties.

         8. ACCOUNT WARRANTIES AND REPRESENTATIONS. With respect to its Accounts, each Grantor warrants and represents to the Agent for the benefit of the Lenders that the Agent and each Lender may rely on all statements or representations made by such Grantor on or with respect to any Schedule of Accounts prepared and delivered by it and that:

                  (a) All Account Records and Account Documents are located only at such Grantor's locations as set forth on Exhibit A attached hereto and incorporated herein by reference;

                  (b) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

                  (c) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business or as permitted by the Credit Agreement;

                  (d) The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Agent with respect to any Account, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $250,000 in the aggregate, or greater than $50,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

                  (e) Except for conditions generally applicable to such Grantor's industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Agent, with respect thereto;

                  (f) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Agent for the benefit of the Lenders and those removed or terminated prior to the date hereof and Permitted Liens;

                  (g) The Accounts have not been pledged to any Person other than to the Agent for the benefit of the Lenders under this Agreement and will be owned by such Grantor free and clear of any Liens, claims, encumbrances or security interests except Permitted Liens;

                  (h) The Agent's and the Lenders' security interest therein will not be subject to any offset, deduction, counterclaim, Lien or other adverse condition, other than Permitted Liens; and

                  (i) The location of its chief executive office and any state in which it (i) has a place of business in only one county of such state or (ii) resides in such state (within the meaning of the applicable Uniform Commercial Code) but does not have any place of business in such state, is set forth on Exhibit A attached hereto and incorporated herein by reference and each Grantor shall deliver to the Agent not less than 30 days written notice prior to any change of such location or status of places of business or residency.

         9. INVENTORY WARRANTIES AND REPRESENTATIONS. With respect to its Inventory, each Grantor warrants and represents to the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to any Inventory and that:

                  (a) All Inventory, other than Inventory consisting of samples utilized by salespeople or otherwise having a reasonable value of less than $15,000 in the aggregate for any location, is located only at such Grantor's locations as set forth on Exhibit B attached hereto and incorporated herein by reference;

                  (b) None of its Inventory is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent for the benefit of the Lenders hereunder and Permitted Liens;

                  (c) No Inventory of such Grantor that would reasonably be likely, in the aggregate with the Inventory of all Grantors, to be of value in excess of $100,000 is, and shall not at any time or times hereafter be, stored with a bailee, warehouseman, or similar party without the Agent's prior written consent and, if the Agent gives such consent, such Grantor will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to the Agent upon its request therefor, in form and substance reasonably acceptable to the Agent, warehouse receipts therefor in the Agent's name and take such other action and be party to such document as deemed necessary or prudent by the Agent to maintain the security interest of the Lenders in such Inventory;

                  (d) No Inventory is, and shall not at any time or times hereafter be, under consignment to any Person, the value of which, when aggregated with all other Inventory under consignment of such Grantor and all other Material Subsidiaries, would exceed $100,000; provided however, that ORC Technology, Inc. may have Inventory under consignment; up to $5,000 with any one person, up to a maximum, when aggregated with all other Inventory under consignment of $60,000; and

                  (e) No Inventory is at or shall be kept at any location that is leased by such Grantor from any other Person, the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors, would exceed $100,000, unless such location and lessor is set forth on Exhibit B hereto and such lessor waives its rights with respect to such Inventory in form and substance acceptable to the Agent and delivered in writing to the Agent prior to such amount of Inventory being at such one or more locations.

         10. EQUIPMENT REPRESENTATIONS AND WARRANTIES. With respect to its Equipment, each Grantor warrants and represents to the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by such Grantor on or with respect to any Equipment and that:

                  (a) All Equipment is located only at such Grantor's locations set forth in Exhibit C hereto;

                  (b) None of its Equipment is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent, for the benefit of the Lenders, hereunder and Permitted Liens;

                  (c) No Equipment of such Grantor is at or shall be kept at any location that is leased by such Grantor from any other Person unless such location and lessee is set forth on Exhibit C hereto and such lessee waives its rights with respect to such Equipment in form and substance acceptable to the Agent.

         11.      CASUALTY AND LIABILITY INSURANCE REQUIRED.

                  (a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

                              (i) casualty insurance on the Inventory and the
                  Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

                             (ii) comprehensive general liability insurance
                  against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with Agent and Lenders as additional insured parties, in amounts as shall be reasonably satisfactory to Agent;

                            (iii) liability insurance with respect to the
                  operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

                             (iv) business interruption insurance.

                  (b) Each insurance policy obtained in satisfaction of the requirements of Section 11(a) hereof:

                              (i) may be provided by blanket policies now or
                  hereafter maintained by each Grantor or the Borrower;

                             (ii) shall be issued by such insurer (or insurers)
                  as shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

                            (iii) shall be in such form and have such
                  provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

                             (iv) shall prohibit cancellation or substantial
                  modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Agent, except for non-payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

                              (v) without limiting the generality of the
                  foregoing, all insurance policies where applicable under
                  Section 11(a)(i) carried on the Collateral shall name the Agent, for the benefit of the Lenders, as loss payee and the Agent and Lenders as parties insured thereunder in respect of any claim for payment in excess of $250,000.

                  (c) Prior to expiration of any such policy, such Grantor shall furnish the Agent with evidence satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

                  (d) Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Acceleration Event, as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

                  (e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral.

                  (f) Each Grantor agrees that to the extent that it shall not carry insurance required by Section 11(a) hereof, it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Lenders, for application in accordance with the provisions of Section 11(h) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Lenders, under the provisions of Section 11(h) hereof had such insurance been carried to the extent required.

                  (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 11(a)(ii) and 11(a)(iii) hereof shall be applied by such Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

                  (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 11(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Lenders, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of such Grantor, subject to the provisions of this Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, such Grantor shall immediately deliver such Net Proceeds to such Agent, for the benefit of the Lenders, as additional Collateral.

                  (i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

                  (j) In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. Each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

         12. EVENTS OF DEFAULT. It is understood and agreed that the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder and shall entitle the Agent, for the benefit of the Lenders, to take such actions as are elsewhere provided in this Agreement in respect of Events of Default: (a) an "Event of Default" as defined in the Credit Agreement shall have occurred and be continuing; or (b) a Grantor shall have failed to pay the Agent, for the benefit of the Lenders, all of the Secured Obligations owed to it in accordance with the Guaranty Agreement or the Credit Agreement, as applicable, on the Business Day on which the Agent has demanded such payment; or (c) any representation or warranty made by a Grantor herein, in the Credit Agreement in the Guaranty Agreement or in any other existing or future agreement with any of the Secured Parties shall prove to have been false in any material respect when made; or (d) any covenant made by a Grantor herein (other than those covenants contained in Sections 6(a) hereof) or in the Guaranty Agreement (other than any covenant contained in
Section 3 thereof) is breached, violated, or not complied with and not cured within 30 days after notice thereof from any of the Secured Parties; provided, however, that any breach, violation or non-compliance with any covenant contained in Section 6(a) hereof or Section 3 of the Guaranty Agreement shall immediately result in an Event of Default; or (e) any covenant made by a Grantor in any other Loan Document or any future agreement with any of the Secured Parties is breached, violated, or not complied with and not cured within any grace period applicable thereto, or if no grace period is applicable and default thereunder does not result immediately from such noncompliance, then not cured within 30 days after notice thereof from any of the Secured Parties, and results in a material adverse change to the Collateral taken as a whole or its value taken as a whole; or (f) any material uninsured damage to or loss, theft or destruction of any of the Collateral shall occur.

         13. RIGHTS AND REMEDIES UPON ACCELERATION EVENT. Upon and after an Acceleration Event, the Agent shall have the following rights and remedies on behalf of the Lenders in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

                  (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, the Guaranty Agreement or any other Loan Document;

                  (b) The right to foreclose the Liens and security instruments created under this Agreement by any available judicial procedure or without judicial process;

                  (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice and opportunity for a hearing on the validity of the Agent's claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, and/or (ii) require such Grantor to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

                  (d) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise;
         (iii) exercise all of a Grantor's rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable;
         (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4 above; (ix) prepare, file and sign a Grantor's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor;
         (x) prepare, file and sign a Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory;
         (xii) use a Grantor's stationery for verifications of the Accounts and notices thereof to Account Debtors; (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; and (xiv) do all acts and things and execute all documents necessary, in Agent's sole discretion, to collect the Accounts; and

                  (e) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Agent, in its sole discretion, may deem advisable. The Agent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may, if it deems it reasonable, postpone or adjourn any sale of the Col lateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the Agent's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Agent shall deem appropriate, but the Agent shall have the right to sell or dispose of the Collateral without such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein seven (7) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). Each Grantor shall be liable to the Agent, for the benefit of the Lenders, and shall pay to the Agent, for the benefit of the Lenders, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral. The Agent shall remit to such Grantor or other Person entitled thereto any surplus remaining after this Agreement has been terminated in accordance with Section 27 hereof.

         14. ANTI-MARSHALLING PROVISIONS. The right is hereby given by each Grantor to the Agent, for the benefit of the Lenders, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release such Grantor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Lenders, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Lenders, in the manner herein provided. Each Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         15. APPOINTMENT OF AGENT AS A GRANTOR'S LAWFUL ATTORNEY. Without limitation of any other provision of this Agreement, upon and after an Acceleration Event, each Grantor irrevocably designates, makes, constitutes and appoints the Agent(and all Persons designated by the Agent), for the benefit of the Lenders, as such Grantor's true and lawful attorney (and agent-in-fact) to take all actions and to do all things required to be taken or done by such Grantor under this Agreement. All acts of the Agent or its designee taken pursuant to this Section 15 are hereby ratified and confirmed and the Agent or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by such Grantor until this Agreement has been terminated in accordance with Section 27 hereof.

         16. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Agent, for the benefit of the Lenders, set forth in this Agreement is not intended to be exhaustive and the exercise by any Secured Party of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, or under any other agreement between a Grantor and the Secured Parties or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing. No course of dealing between a Grantor and the Agent or the Agent's agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. The Agent shall not have any liability for any error, omission or delay of any kind occurring in the handling or liquidation of the Collateral or for any damages resulting therefrom, other than as a result of its gross negligence or willful misconduct.

         17. SUPPLEMENTAL DOCUMENTATION. At the Agent's request, each Grantor shall execute and deliver to the Agent, at any time or times hereafter, all documents, instruments and other written matter that the Agent may request to perfect and maintain perfected the Agent's (for the benefit of the Lenders) security interest in the Collateral, in form and substance acceptable to the Agent, and pay all charges, expenses and fees the Agent may reasonably incur in filing any of such documents, and all taxes relating thereto. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Agent in any filing office.

         18. WAIVERS. In addition to the other waivers contained herein, each Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Agent unless expressly required by this Agreement.

         19. TRADE NAMES. Each Grantor represents that the only trade name(s) or style(s) used by such Grantor are as set forth on Exhibit D, next to the name of such Grantor.

         20. NOTICE. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telecopy (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone or telecopy number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, or if sent prepaid by a national overnight courier service, on the first Business Day after the day on which delivered to such service against receipt therefor, addressed to such party at said address:

(a)  if to any Grantor:           c/o Lumen Technologies, Inc.
                                          555 Theodore Fremd Avenue
                                          Rye, New York 10580
                                          Attention:  Mr. Ian G.H. Ashken
                                          Telephone:  (914) 967-9400
                                          Telefacsimile:   (914) 967-9405

         with a copy to:          Kane Kessler, P.C.
                                          1350 Avenue of the Americas
                                          New York, New York 10019
                                          Attention:  Robert L. Lawrence, Esq.
                                          Telephone:  (212) 541-6222
                                          Telefacsimile:   (212) 245-3009

(b)      if to the Agent:         NationsBank, N.A.
                                          Independence Center, 15th Floor
                                          NC1-001-15-04
                                          Charlotte, North Carolina 28255
                                          Attention: Dana Weir, Agency Services
                                          Telephone: (704) 388-3917
                                          Telefacsimile: (704) 386-9923

         with a copy to:                  NationsBank, N.A.
                                          Corporate Banking
                                          767 Fifth Avenue, 5th Floor
                                          New York, New York 10153-0083
                                          Attention:  Ms. Susan Timmerman,
                                            Senior Vice President
                                          Telephone: (212) 407-5387
                                          Telefacsimile: (212) 593-1083

or to such other address as each party may designate for itself by like notice given in accordance with this Section 20.

         21. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

         22. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         23. SWAP AGREEMENTS. All Hedging Obligations of any Grantor shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any Swap Agreement shall be deemed to be a Secured Party hereunder.

         24. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor, and the rights, remedies, powers, and privileges of the Agent hereunder shall inure to the benefit of the successors and assigns of the Agent; provided, however, that no Grantor shall make any assignment hereof without the prior written consent of the Agent.

         26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         27. TERMINATION; RELEASE. On the Facility Termination Date, this Agreement and all obligations of each Grantor hereunder shall terminate without delivery of any instrument or performance of any act by any party, and the Collateral shall automatically be released from the Liens created by this Agreement and all rights to such Collateral shall automatically revert to such Grantor. Notwithstanding the immediately preceding sentence, upon such termination of this Agreement, the Agent shall reassign and redeliver such Collateral then held by or for the Agent and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         28. LEASE ASSIGNMENT AND LANDLORD WAIVER. If at any time any Grantor moves a significant portion of its Inventory from any location identified in Exhibit B hereto to a leased or rented building, warehouse or other facility of whatever description not identified in Exhibit B (each a "New Leased Facility"), each Grantor hereby agrees that it will execute and deliver to the Agent, for the benefit of the Agent and the Lenders, an assignment of such Grantor's interest in the lease with respect to each such New Leased Facility, as applicable, in form and substance satisfactory to the Agent. Each Grantor further agrees that at such time, and as applicable, it will deliver or cause to be delivered to the Agent, for the benefit of the Agent and the Secured Parties, a landlord's waiver executed by the owner, or any other Person serving as landlord, of such New Leased Facility, in form and substance reasonably satisfactory to the Agent.

         29.      GOVERNING LAW.

                  (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY
         PERFORMED, IN SUCH STATE.

                  (B) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING

         ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED BY SECTION 20 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (B) OR (C) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have duly executed this Second Amended and Restated Security Agreement on the day and year first written above.

                                            GRANTORS:

                                            LUMEN TECHNOLOGIES, INC.

                                            By: /s/ Desiree DeStefano
                                               -----------------------------
                                            Name: Desiree DeStefano
                                                 ---------------------------
                                            Title: Vice President of Finance
                                                  --------------------------


                                            ORC TECHNOLOGIES, INC.

                                            By: /s/ Desiree DeStefano
                                               -----------------------------
                                            Name: Desiree DeStefano
                                                 ---------------------------
                                            Title: Vice President
                                                  --------------------------


                                            BILC ACQUISITION CORP., which is
                                            the surviving corporation in a
                                            merger with ILC TECHNOLOGY, INC.
                                            effective on the date hereof and
                                            simultaneously therewith changed
                                            its name to ILC Technology, Inc.


                                            By: /s/ Desiree DeStefano
                                               -----------------------------
                                            Name: Desiree DeStefano
                                                 ---------------------------
                                            Title: Vice President
                                                  --------------------------


                               SECURITY AGREEMENT

                             Signature Page 1 of 2

                                   AGENT:

                                   NATIONSBANK, NATIONAL ASSOCIATION, as Agent for the Lenders


                                   By: /s/ Susan Timmerman
                                      -----------------------------
                                   Name: Susan Timmerman
                                        ---------------------------
                                   Title: Senior Vice President
                                         --------------------------






                               SECURITY AGREEMENT

                             Signature Page 2 of 2